EXHIBIT 4.1

FBR SECURITIZATION, INC.,

as Depositor

[ - ]

as Master Servicer

[ - ]

as Seller

[ - ]

as Servicer

and

[ - ]

as Trustee

POOLING AND SERVICING AGREEMENT

Dated as of [ - ]

FBRSI Trust 200_-_

Asset-Backed Pass-Through Certificates,

Series 200_-_

- i -

- ii -

- iii -

SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule II	Collateral Securities Schedule
Schedule III	Form of Monthly Statements to Certificateholders
Schedule IV	LIBOR Calculation
Schedule V	Representations and Warranties of Seller
Schedule VI	Subsequent Mortgage Loan Criteria
Schedule VII	Mortgage Loan Schedule Reporting Criteria
Schedule VIII	Contents of Mortgage Loan File
Schedule IX	Class A-IO Notional Principal Amount Schedule
Schedule X	Form of Monthly Remittance Advice from Servicer
Schedule XI	Form of Monthly Defaulted Loan Report from Servicer

EXHIBITS

Exhibit A	Form of Senior Certificates
Exhibit B	Forms of Subordinate Certificates
Exhibit C	Form of Class X Certificates
Exhibit D	Form of Residual Certificate
Exhibit E	Form of Initial Certification and Interim Certification of Trustee
Exhibit F	Form of Final Certification of Trustee
Exhibit G	Form of Transferor Certificate
Exhibit H	Form of Investment Letter (Non-Rule 144A)
Exhibit I	Form of Investment Letter (Rule 144A)
Exhibit J	Form of Request for Release and Receipt
Exhibit K	Form of Benefit Plan Affidavit
Exhibit L	Form of Residual Transfer Affidavit
Exhibit M	Form of Residual Transferee Agreement
Exhibit N	Form of Subsequent Transfer Agreement

- iv -

THIS POOLING AND SERVICING AGREEMENT, dated as of [ - ], is made by and among FBR SECURITIZATION, INC., a Delaware corporation, as depositor (the “Depositor”), [ - ], a [ - ], as master servicer (the “Master Servicer”), [ - ], a [ - ], as seller (the “Seller”), [ - ], a [ - ], as servicer (the “Servicer”) and [ - ], a [ - ], as trustee (the “Trustee”).

PRELIMINARY STATEMENT

WHEREAS, the Depositor will acquire all of the rights, title and interest of the Seller in certain fixed rate and adjustable rate, residential mortgage loans identified in Schedule I hereto on a servicing-retained basis from the Seller pursuant to the Sale and Servicing Agreement, and at the Closing Date will be the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Fund;

WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund;

WHEREAS, on the Closing Date, the Depositor will acquire the Securities from the Issuer as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Fund;

WHEREAS, the Master Servicer shall be obligated under this Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of a Servicer Event of Default as provided herein;

WHEREAS, as provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as comprising one or more real estate mortgage investment conduits (each a “REMIC” or, in the alternative, the “Pooling REMIC,” the “Intermediate REMIC” and the “Issuing REMIC,” respectively). Each Certificate, other than the Class R-[ - ] Certificate, shall represent ownership of a “regular interest” in the Issuing REMIC for purposes of the REMIC Provisions;

WHEREAS, the Issuing REMIC shall hold as its assets the several classes of uncertificated Intermediate REMIC Interests in the Intermediate REMIC, and each such Intermediate REMIC Interest, other than the interest represented by the Class R-[ - ] Certificate, is hereby designated as a “regular interest” in the Intermediate REMIC for purposes of the REMIC Provisions. The Intermediate REMIC shall hold as its assets the several classes of uncertificated Pooling REMIC Interests in the Pooling REMIC, and each such Pooling REMIC Interest, other than the interest represented by the Class R-[ - ] Certificate, is hereby designated as a “regular interest” in the Pooling REMIC for purposes of the REMIC Provisions. The Pooling REMIC shall hold as its assets the property of the Trust Fund. The “Startup Day” for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the month following the month in which the Mortgage Loan having the latest maturity date matures;

The Pooling REMIC Interests

The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and corresponding class of certificates for each class of Pooling REMIC Interests.

Class Designation	Principal Amount			Interest Rate	Corresponding Class of Intermediate REMIC Interests	Final Scheduled Distribution Date
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
P-__	$	[ -	]	(1)	Class [ - ]
Class R-[ - ] Certificate		(2)		(2)	N/A

(1)	The interest rate for each Pooling REMIC Interest for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Net WAC.

(2)	The Class R-[ - ] Certificate is the sole class of residual interest in the Pooling REMIC. It does not have an interest rate or a principal balance.

The Intermediate REMIC Interests

The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and corresponding class of certificates for each class of Intermediate REMIC Interests.

Class Designation	Principal Amount			Interest Rate	Corresponding Class of Certificates	Final Scheduled Distribution Date
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
I-__	$	[ -	]	(1)	Class [ - ]
Class R-[ - ] Certificate		(2)		(2)	N/A

(1)	The interest rate for each Intermediate REMIC Interest for any Distribution Date (and the related Accrual Period) is a per annum rate equal to the Net WAC.

(2)	The Class R-[ - ] Certificate is the sole class of residual interest in the Intermediate REMIC. It does not have an interest rate or a principal balance.

The Certificates

The following table sets forth (or describes) the Class designation, Pass-Through Rate, initial Class Principal Amount (or initial Class Notional Principal Amount), and minimum denomination for each Class of Certificates comprising interests in the Issuing REMIC. All of the Certificates other than the Class X Certificates, the Class P Certificates and the Class R Certificates are hereafter referred to as the “Offered Certificates.”

Class Designation	Pass-Through Rate	Initial Class Principal Amount			Minimum Denominations or Percentage Interest			Final Scheduled Distribution Date
Class A-1	(1)	$	[ -	]	$	[ -	]
Class A-2	(2)	$	[ -	]	$	[ -	]
Class A-IO	(3)		(3)			[ -	]%
Class M-1	(4)	$	[ -	]	$	[ -	]
Class M-2	(5)	$	[ -	]	$	[ -	]
Class B-1	(6)	$	[ -	]	$	[ -	]
Class B-2	(7)	$	[ -	]	$	[ -	]
Class X	(8)		(8)			100%
Class P	(9)		(9)			100%
Class R	(10)		(10)			100%

(1)	The Pass-Through Rate on the Class A-1 Certificates for any Distribution Date shall be equal to the lesser of (i) [ - ]% per annum and (ii) the Net WAC.

(2)	The Pass-Through Rate on the Class A-2 Certificates for any Distribution Date shall be equal to the lesser of (i) [ - ]% per annum and (ii) the Net WAC.

(3)	The Class A-IO Certificates are interest-only certificates that have no Certificate Principal Amount but are entitled to distributions of interest at a Pass-Through Rate for any Distribution Date equal to [ - ]% per annum on the Class Notional Principal Amount, which initially will equal $[ - ].

(4)	The Pass-Through Rate on the Class M-1 Certificates for any Distribution Date shall be equal to the lesser of (i) [ - ]% per annum and (ii) the Net WAC.

(5)	The Pass-Through Rate on the Class M-2 Certificates for any Distribution Date shall be equal to the lesser of (i) [ - ]% per annum and (ii) the Net WAC.

(6)	The Pass-Through Rate on the Class B-1 Certificates for any Distribution Date shall be equal to the lesser of (i) [ - ]% per annum and (ii) the Net WAC.

(7)	The Pass-Through Rate on the Class B-2 Certificates for any Distribution Date shall be equal to the lesser of (i) [ - ]% per annum and (ii) the Net WAC.

(8)	The Class X Certificates shall have no Certificate Principal Amount and no Pass-Through Rate. The Class X Certificates will represent the right to receive, on each Distribution Date, the Class X Strip Amount.

(9)	The Class P Certificates shall have an initial certificate principal amount of $100 and no Pass-Through Rate. The Class P Certificates are entitled to receive all Prepayment Premiums with respect to the Mortgage Loans.

(10)	The Class R Certificates shall have no Certificate Principal Amount and no Pass-Through Rate, and shall represent the residual interest in each of the Pooling REMIC, the Intermediate REMIC and the Issuing REMIC. Following the division of the Class R Certificates into [3] separately transferable, certificated and fully registered certificates in accordance with Section 9.2 hereof, the [Class R-[ - ], Class R-[ - ] and Class R-[ - ] Certificates shall have no Certificate Principal Amounts and no Pass-Through Rates and shall represent the residual interest in the Issuing REMIC, the Intermediate REMIC and the Pooling REMIC, respectively.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.1. All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months:

Accepted Servicing Practices: The servicing and administration of the Mortgage Loans for which the Master Servicer or the Servicer is responsible hereunder:

(a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Servicer, as applicable, generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Master Servicer’s or the Servicer’s own portfolio, as applicable, whichever standard is higher;

(b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust or any Person to which the Mortgage Loans may be transferred by the Trust;

(c) without regard to (i) any relationship that the Master Servicer or the Servicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions; (ii) the right of the Master Servicer or the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the obligation of the Master Servicer or the Servicer to make Servicing Advances; (iv) the ownership, servicing or management by the Master Servicer or the Servicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Master Servicer or any affiliate of the Master Servicer or the Servicer has extended to any mortgagor; and

(d) in accordance with the applicable state, local and federal laws, rules and regulations.

Account: Each of the Custodial Account, the Escrow Account, the Collection Account, the Payment Account (including each sub-account thereof), the Collateral Account, the Pre-Funding Account and the Capitalized Interest Account.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Master Servicer or an Affiliate of the Master Servicer.

Accrual Period: With respect to any Distribution Date, (a) with respect to the Fixed Rate Certificates, the calendar month immediately preceding the month of such Distribution Date; and (b) with respect to the Floating Rate Certificates, the period commencing on the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending at the close of business on the calendar day immediately preceding such Distribution Date.

Additional Collateral: With respect to any Additional Collateral Mortgage Loan, the marketable securities and other acceptable collateral pledged as collateral pursuant to the related pledge agreements.

Additional Collateral Mortgage Loan: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Rate is adjusted periodically.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Advance: Any Monthly Advance or Servicing Advance.

Adverse REMIC Event: As defined in Section 13.1(f).

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement, including all exhibits and schedules hereto, and all amendments or supplements hereto.

Allocable Share: With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class

Principal Amount of such Class and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates.

Applicable Credit Support Percentage: As defined in Section 8.1(b).

Applied Loss Amount: With respect to any Distribution Date, after giving effect to all amounts distributed on the Certificates on such Distribution Date, the excess of the aggregate Certificate Principal Amounts of the Certificates over the Pool Scheduled Principal Balance for such Distribution Date.

Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the amount paid by the Mortgagor for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the Appraisal made in connection with the origination of such Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the Trustee for the benefit of the Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

Available Distribution Amount: With respect to any Distribution Date, the sum of:

(a) the total amount of all cash received by the Master Servicer on the Mortgage Loans from the Servicer or otherwise through the related Servicer Remittance Date or amounts advanced by the Master Servicer on the Business Day prior to the Distribution Date, each for deposit into the Collection Account and then withdrawn from the Collection Account for deposit into the Payment Account in respect of such Distribution Date, including without limitation:

(i) all Scheduled Monthly Payments of interest and principal collected on the Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof;

(ii) all Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and the proceeds of any Additional Collateral from the Mortgage Loans, in each case for such Distribution Date;

(iii) all other amounts received from the Servicer with respect to the sale of any defaulted Mortgage Loans during the related Prepayment Period;

(iv) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received in respect of the Mortgage Loans during the related Prepayment Period;

(v) any Compensating Interest Payments paid by the Master Servicer and/or received from the Servicer in respect of Prepayment Interest Shortfalls with respect to the Mortgage Loans;

(vi) the aggregate Repurchase Price of all Mortgage Loans purchased by the Seller from the Trust Fund during the related Prepayment Period;

(vii) any amounts withdrawn from the Capitalized Interest Account;

(viii) any amounts remaining in the Pre-Funding Account and transferred to the Payment Account immediately following the termination of the Pre-Funding Period; minus

(ix) all related fees, charges and other amounts payable or reimbursable to the Master Servicer, the Trustee to the Servicer under this Agreement;

(x) in the case of (ii), (iii) and (iv) above, any related unreimbursed expenses incurred by the Servicer in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Master Servicer or the Servicer;

(xi) any related unreimbursed Non-recoverable Advances due to the Master Servicer or the Servicer; and

(xii) in the case of (i) through (iv) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period; and

(b) the amounts received by the Trustee in respect of the Collateral Securities during the preceding Prepayment Period.

Average Sixty-Day Delinquency Ratio: The ratio of the average of the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more for the preceding three Due Periods to the average aggregate Scheduled Principal Balance for the Mortgage Loans for such periods.

Average Thirty-Day Delinquency Ratio: The ratio of the average of the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 30 days or more for the preceding three Due Periods to the average aggregate Scheduled Principal Balance for the Mortgage Loans for such periods.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended, as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Coverage Termination Date: The date at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss: With respect to any Mortgage Loan, losses that are incurred as a result of a Deficient Valuation or Debt Service Reduction, as reported by the Servicer to the

Master Servicer; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Servicer has notified the Master Servicer and Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (a) the related Mortgage Loan is not in default with regard to payments due thereunder or (b) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount: As of any Determination Date, an amount equal to the Initial Bankruptcy Coverage Amount as reduced by (a) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (b) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading, withdrawal or qualification of the then-current ratings assigned to the Classes of Certificates rated by it.

Benefit Plan Affidavit: An affidavit in substantially the form attached hereto as Exhibit K.

Book-Entry Certificates: Each Class of Certificates other than the Private Certificates and the Residual Certificates.

Business Day: Any day other than (a) a Saturday or a Sunday, or (b) a day on which banking institutions in the State of New York or any city in which the Corporate Trust Office of the Trustee or the principal office of the Master Servicer is located, are authorized or obligated by law or executive order to be closed.

Calculation Agent: [ - ] and its permitted successors and assigns.

Capitalized Interest Account: The account created and maintained by the Trustee pursuant to Section 7.10. Such account will not be an asset of any REMIC.

Capitalized Interest Requirement: As to any Distribution Date to and including the Distribution Date following the end of the Pre-Funding Period, an amount equal to the product of (a) the weighted average Net Mortgage Rate of the Mortgage Loans divided by 12, multiplied by (b) the excess of (i) the balance in the Pre-Funding Account as of the Closing Date over (ii) the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans that will have a scheduled interest payment included in the related Interest Distribution Amount for such Distribution Date.

Certificate: Any one of the asset-backed pass-through certificates executed by the Trustee in substantially the forms attached hereto as Exhibit A, Exhibit B and Exhibit C.

Certificate Principal Amount: With respect to any Certificate (other than a Class A-IO Certificate) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial Certificate Principal Amount thereof minus the sum of (a) all distributions of principal previously made with respect thereto and (b) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Principal Amount previously allocated thereto pursuant to Section 8.2. For purposes of Article VIII hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such Distribution Date.

Certificateholder or Holder: With respect to a Book-Entry Certificate, the beneficial owner of such Book-Entry Certificate, and with respect to a Definitive Certificate, the Holder of such Definitive Certificate and in whose name a Certificate is registered in the Certificate Register.

Certificate Register: The register maintained pursuant to Section 9.2.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement. In the case of the Pooling REMIC Interests and the Intermediate REMIC Interests, the term “Class” refers to such Pooling REMIC Interests and Intermediate REMIC Interests having the same alphanumeric designation as set forth in the Preliminary Statement.

Class A Certificates: The Class A-1, A-2 and A-IO Certificates.

Class A-1 Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class A-1 Certificates having an initial Class Principal Amount and Pass-Through Rate as set forth in the Preliminary Statement.

Class A-2 Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class A-2 Certificates having an initial Class Principal Amount and Pass-Through Rate as set forth in the Preliminary Statement.

Class A-IO Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class A-IO Certificates having an initial Class Notional Principal Amount and Pass-Through Rate as set forth in the Preliminary Statement.

Class B Certificates: The Class B-1 and B-2 Certificates.

Class B-1 Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class B-1 Certificates having an initial Class Principal Amount and Pass-Through Rate as set forth in the Preliminary Statement.

Class B-1 Principal Distribution Amount: (a) On any Distribution Date as to which any of the Class A-1 Class Principal Amount, the Class A-2 Class Principal Amount, the Class M-1 Class Principal Amount and the Class M-2 Class Principal Amount have not been reduced to zero, zero and (b) on any Distribution Date as to which the Class A-1 Class Principal Amount, the Class A-2 Class Principal Amount, the Class M-1 Class Principal Amount and the Class M-2 Class Principal Amount each have been reduced to zero, the Subordinate Principal Distribution Amount until the Class B-1 Class Principal Amount has been reduced to zero.

Class B-2 Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class B-2 Certificates having an initial Class Principal Amount and Pass-Through Rate as set forth in the Preliminary Statement.

Class B-2 Principal Distribution Amount: (a) On any Distribution Date as to which the Class A-1 Class Principal Amount, the Class A-2 Class Principal Amount, the Class M-1 Class Principal Amount, the Class M-2 Class Principal Amount and the Class B-1 Class Principal Amount have not been reduced to zero, zero and (b) on any Distribution Date as to which the Class A-1 Class Principal Amount, the Class A-2 Class Principal Amount, the Class M-1 Class Principal Amount, the Class M-2 Class Principal Amount and the Class B-1 Class Principal Amount have been reduced to zero, the Subordinate Principal Distribution Amount until the Class B-2 Class Principal Amount has been reduced to zero.

Class Interest Shortfall: As to any Distribution Date and Class, the amount by which the Interest Distribution Amount for such Class on such Distribution Date exceeds the amount of interest actually distributed on such Class on such Distribution Date.

Class M Certificates: The Class M-1 and M-2 Certificates.

Class M-1 Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class M-1 Certificates having an initial Class Principal Amount and Pass-Through Rate as set forth in the Preliminary Statement.

Class M-1 Principal Distribution Amount: (a) On any Distribution Date as to which the Class A-1 Class Principal Amount and the Class A-2 Class Principal Amount have not been reduced to zero, zero and (b) on any Distribution Date as to which the Class A-1 Class Principal Amount and the Class A-2 Class Principal Amount have been reduced to zero, the Subordinate Principal Distribution Amount until the Class M-1 Class Principal Amount has been reduced to zero.

Class M-2 Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class M-2 Certificates having an initial Class Principal Amount and Pass-Through Rate as set forth in the Preliminary Statement.

Class M-2 Principal Distribution Amount: (a) On any Distribution Date as to which the Class A-1 Class Principal Amount, the Class A-2 Class Principal Amount and the Class M-1 Class Principal Amount have not been reduced to zero, zero and (b) on any Distribution Date as to which the Class A-1 Class Principal Amount, the Class A-2 Class Principal Amount and the Class M-1 Class Principal Amount have been reduced to zero, the Subordinate Principal Distribution Amount until the Class M-2 Class Principal Amount has been reduced to zero.

Class Notional Principal Amount: With respect to the Class A-IO Certificates, the initial notional principal amount set forth in the Preliminary Statement as reduced in accordance with Schedule IX.

Class P Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class P Certificates entitled to distributions in respect of Prepayment Premiums.

Class P Distribution Amount: For each Distribution Date, all Prepayment Premiums received with respect to the Mortgage Loans in the related Due Period.

Class Principal Amount: With respect to any Class (other than the Class A-IO Certificates) and as to any date of determination, the aggregate of the Certificate Principal Amounts of all Certificates of such Class as of such date.

Class R Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class [R-[ - ], R-[ - ] and R-[ - ]] Certificates which represent beneficial ownership of the residual interests in each of the Pooling REMIC, the Intermediate REMIC and the Issuing REMIC.

Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, the quotient (expressed as a percentage) of (a) the Class Principal Amount of such Class of Certificates immediately prior to such Distribution Date divided by (b) the aggregate of the Class Principal Amounts immediately prior to such Distribution Date of all Classes of Certificates.

Class X Certificates: The FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_, Class X Certificates entitled to the Class X Strip Amount.

Class X Strip Amount: With respect to any Distribution Date, 30 days’ interest on the subaccount principal balance of the subaccounts related to the Class A, Class M and Class B Certificates, at a rate equal to the positive difference, if any, between the Net WAC and the weighted average of the Pass-Through Rates on the subaccounts for the Class A, Class M and Class B Certificates. Solely for the purposes of those calculations, the Pass-Through Rates of the subaccounts for the Class A, Class M and Class B Certificates shall be the Pass-Through Rates on the respective corresponding Certificates.

Closing Date: [ - ].

Code: The Internal Revenue Code of 1986, as may be amended from time to time, or any successor statutes thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Collateral Account: The account established pursuant to Section 7.11(a).

Collateral Securities: Those mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae or one or more private issuers identified on Schedule II.

Collection Account: The account established pursuant to Section 4.1.

Commission: The United States Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the lessor of (a) the aggregate Prepayment Interest Shortfall with respect to such Distribution Date and (b) the Servicing Fee payable to the Servicer in respect of such Distribution Date.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Control: The meaning specified in Section 8-106 of the UCC.

Corporate Trust Office: The designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the Closing Date is located at [Address], [City, State, Zip], Attention: [ - ], facsimile no. [ - ], and which is the address to which notices to and correspondence with the Trustee should be directed.

Cross-over Date: The Cross-over Date will be the later to occur of (a) the Distribution Date occurring in [ - ] and (b) the first Distribution Date on which the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the aggregate Class Principal Amount (as adjusted for Applied Loss Amounts) of the Subordinate Certificates for the related Distribution Date and the denominator of which is the Pool Scheduled Principal Balance on the related Distribution Date, equals or exceeds [ - ] times the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the initial aggregate Class Principal Amount (as adjusted for Applied Loss Amounts) of the Subordinate Certificates and the denominator of which is the Pool Scheduled Principal Balance as of the Cut-off Date.

Cumulative Realized Losses: The aggregate Realized Losses incurred in respect of Liquidated Mortgage Loans since the Cut-off Date.

Current Interest: With respect to any Distribution Date and each Class (other than the Class X, Class P and Class R Certificates), the amount of interest accrued during the related Accrual Period at the Pass-Through Rate for such Class on the related Class Principal Amount (or, in the case of the Class A-IO Certificates, the Class Notional Principal Amount) immediately prior to such Distribution Date.

Current Realized Loss Ratio: With respect to any Distribution Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the aggregate Realized Losses in respect of Liquidated Mortgage Loans for the three preceding Prepayment Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

Current Overcollateralization Amount: As of any Distribution Date, the positive difference, if any, between the Pool Scheduled Principal Balance and the aggregate Certificate Principal Amount of all then-outstanding Classes of Certificates (other than the Class A-IO Certificates).

Custodial Account: The separate custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to Section 4.4.

Cut-off Date: With respect to the Initial Mortgage Loans, [ - ], and with respect to the Subsequent Mortgage Loans, the date on which such Subsequent Mortgage Loans are transferred to the Trust Fund.

Cut-off Date Balance: As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Monthly Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under bankruptcy law or any similar proceeding.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a physical certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 9.2(d).

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund or as to which one or more Qualified Substitute Mortgage Loans are substituted therefor.

Depositor: FBR Securitization, Inc., a Delaware corporation, or its successors in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the [ - ] day of the month in which such Distribution Date occurs, or if the [-] day is not a Business Day, the next immediately preceding Business Day.

Disqualified Organization: (a) The United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (b) any organization (other than a farmer’s cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (c) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code; (d) any foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person; or (e) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Distribution Date: The [ - ] day of each calendar month or if the [ - ] day is not a Business Day, the next succeeding Business Day, commencing in [ - ].

Due Date: The day of the month on which the Scheduled Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.

Due Period: With respect to any Distribution Date and a Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

EDGAR: As defined in Section 7.14.

Eligible Account: Any of (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, (b) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC), provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, (c) a trust account or accounts maintained with (i) the trust department of a federal or state chartered depository institution or (ii) a trust company, acting in its fiduciary capacity or (d) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Master Servicer.

Eligible Investments: Any dollar-denominated investment that is one or more of the following (and may include investments for which the Trustee and/or its Affiliates, or the Master Servicer and/or its Affiliates, provides services or receives compensation):

(a) cash;

(b) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

(c) demand and time deposits in, interest bearing trust accounts at, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or Federal funds sold by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “AA+” by S&P, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s), and “AA+” by Fitch (if rated by Fitch) in the case of long-term debt obligations, or “A-1+” by S&P, “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and “F1+” by Fitch (if rated by Fitch) in the case of commercial paper and short-term debt obligations; provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P and “AA+” by Fitch (if rated by Fitch);

(d) unleveraged repurchase obligations (if treated as debt for U.S. Federal income tax purposes by the issuer) with respect to (i) any security described in clause (b) above or (ii) any other registered security issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the final maturity of such security), in either case entered into with a U.S. Federal or state depository institution or trust company (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) whose long-term rating at the time of such investment or contractual commitment providing for such investment is not less than “AA+” by S&P, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch) or whose short-term credit rating at the time of such investment or contractual commitment providing for such investment is “A-1+” by S&P, “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and “F1+” by Fitch (if rated by Fitch) at the time of such investment; provided that (A) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) “AA+” by Fitch (if rated by Fitch) and (B) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by S&P, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch);

(e) registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that have a credit rating at the time of such investment or contractual commitment providing for such investment of not less than “AA” by S&P, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch);

(f) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment or contractual commitment providing for such investment a credit rating of “A-1+” by S&P and “F1+” by Fitch (if rated by Fitch); provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P and “AA+” by Fitch (if rated by Fitch);

(g) Reinvestment Agreements issued by any bank (if treated as a deposit by such bank), or a registered Reinvestment Agreement issued by any insurance company or other corporation or entity organized under the laws of the United States or any state thereof (if treated as debt for tax purposes by the issuer), in each case, that has a credit rating of not less than “A-1+” by S&P, “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and “F1+” by Fitch (if rated by Fitch); provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and not less than “AA+” by Fitch (if rated by Fitch) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by S&P and “AA+” by Fitch (if rated by Fitch); and

(h) interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the Rating Agencies (excluding, if not rated by Fitch, Fitch); provided that such fund or vehicle is formed and has its principal office outside the United States and is not engaged in a United States trade or business;

and, in each case (other than clause (a)), with a final maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Distribution Date next following the Due Period in which the date of investment occurs; provided that Eligible Investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from S&P which includes the subscript “p,” “pi,” “q,” “r” or “t”; or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

Entitlement Order: The meaning specified in Section 8-102(a)(8) of the UCC (e.g., orders directing the transfer or redemption of any Financial Asset).

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: The Class [ - ] Certificates.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 4.13.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.7.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Excess Loss: The amount of any (a) Fraud Loss realized after the Fraud Loss Coverage Termination Date, or (b) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 4.13.

Final Certification: A certification as to the completeness of the Mortgage File substantially in the form of Exhibit F attached hereto provided by the Trustee within 180 days of the Closing Date (or, in the case of the Subsequent Mortgage Loans, the applicable Subsequent Sale Date) pursuant to Section 2.2(c) hereof.

Final Scheduled Distribution Date: The Distribution Date following the month of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Financial Asset: The meaning specified in Section 8-102(a) of the UCC.

Fitch: Fitch, Inc., or any successor in interest.

Fixed Rate Certificates: The Class [ - ] Certificates.

Floating Rate Certificates: The Class [ - ] Certificates.

Formula Principal Amount: As to any Distribution Date, the sum of:

(a) the principal portion of each Scheduled Monthly Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any

Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan on the related Due Date;

(b) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Servicer pursuant to this Agreement as of such Distribution Date;

(c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date;

(d) any Insurance Proceeds or other proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date;

(e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the other proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date; and

(f) all Principal Prepayments received during the related Prepayment Period.

Fraud Losses: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related PMI Policy because of such fraud, dishonesty or misrepresentation, as reported by the Servicer to the Master Servicer.

Fraud Loss Coverage Amount: As of the Closing Date, $[ - ] subject to reduction from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) [1]%, in the case of the first anniversary and [0.5]% in the case of the second, third and fourth anniversaries of the then-current Pool Scheduled Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary; and (b) on the fifth anniversary of the Cut-off Date, to zero.

Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

Ginnie Mae: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate, as set forth in the Mortgage Loan Schedule.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

Initial Bankruptcy Coverage Amount: $[ - ].

Initial Certification: A certification as to the completeness of the Mortgage File substantially in the form of Exhibit E hereto provided by the Trustee on the Closing Date (or, in the case of the Subsequent Mortgage Loans, the applicable Subsequent Sale Date) pursuant to Section 2.2 hereof.

Initial Mortgage Loan: A Mortgage Loan that is conveyed to the Trust Fund pursuant to this Agreement on the Closing Date.

Insurance Policy: Any primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy.

Interest Distribution Amount: For each Class of Certificates, on any Distribution Date, the Current Interest for such Class, as reduced by such Class’s Allocable Share of Net Prepayment Interest Shortfalls, Relief Act Reductions and the interest portion of Excess Losses. Any such shortfalls and losses allocated to the Senior Certificates shall be allocated among all Classes of Senior Certificates proportionately on the basis of the Current Interest otherwise payable thereon on such Distribution Date.

Interest Distribution Shortfall Amount: As to any Distribution Date, the amount by which the aggregate Class Interest Shortfall for such Class on prior Distribution Dates exceeds the aggregate Interest Distribution Amount distributed to such Class on prior Distribution Dates.

Interim Certification: A certification as to the completeness of the Mortgage File substantially in the form of Exhibit E-2 attached hereto provided by the Trustee within 45 days of the Closing Date pursuant to Section 2.2 hereof.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

Intermediate REMIC: The REMIC identified as such in the Preliminary Statement.

Intermediate REMIC Interests: The interests described as such in the Preliminary Statement.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Investment Letter: As defined in Section 9.2.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Issuer: The trust created hereunder known as the “FBRSI Trust 200  -    .”

Issuing REMIC: The REMIC identified as such in the Preliminary Statement.

LIBOR: The London interbank offered rate for one-month United States dollar deposits established on each LIBOR Determination Date pursuant to Schedule IV.

LIBOR Certificates: The Class [ - ] Certificates.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of any REO Property.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer and not recovered by the Servicer under any PMI Policy for reasons other than the Servicer’s failure to ensure the maintenance of or compliance with a PMI Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

Losses: As defined in Section 13.3.

Majority in Interest: As to any Class of Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master Servicer: [ - ] and its successors and assigns in its capacity as Master Servicer.

Master Servicer Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Master Servicer pursuant to Section 6.2.

Master Servicer Event of Default: As defined in Section 6.23.

Master Servicer Fidelity Bond: A fidelity bond to be maintained by the Master Servicer pursuant to Section 6.2(a).

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to (i) one-twelfth of the Master Servicing Fee Rate multiplied by (ii) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the prior calendar month.

Master Servicing Fee Rate: [ - ]% per annum.

Material Defect: As defined in Section 2.2(c).

MERS: MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedures Manual and (b) the Seller has designated or will designate the Trustee as the Investor on the MERS System.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

MOM Loan: Any Mortgage Loan as to which MERS acts as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: The portion of each Scheduled Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple or leasehold estate in real property securing the Mortgage Note.

Mortgage File: The mortgage documents listed on Schedule VIII to this Agreement pertaining to a particular Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Scheduled Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan. The Subsequent Mortgage Loans subject to this Agreement will be identified on each Subsequent Mortgage Loan Schedule to be annexed hereto as Schedule I on each Subsequent Sale Date.

Mortgage Loan Documents: The documents referred to in Schedule VIII as items 1 through 10.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the related Mortgage Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Depositor to reflect the addition of Qualified Substitute Mortgage Loans and Subsequent Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, including any riders or addenda thereto.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, net of any interest premium charged by the mortgagee to obtain or maintain any PMI Policy.

Mortgaged Property: The real property securing repayment of the debt evidenced by the Mortgage Note.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the related Servicing Fee Rate, the Master Servicing Fee Rate and the Trustee Fee Rate for such Mortgage Loan.

Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payments made with respect to such Distribution Date.

Net WAC: As to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Mortgage Loans.

Non-recoverable Advance: Any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer or Master Servicer which, in the reasonable discretion of the Servicer or Master Servicer, will not or, in the case of a proposed Servicing Advance or Monthly Advance, would not, ultimately be recoverable by the Servicer or Master Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise. The determination by the Servicer that all or a portion of a Servicing Advance or Monthly Advance would be a Non-recoverable Advance shall be evidenced by an Officer’s Certificate delivered to the Master Servicer setting forth such determination and a reasonable explanation thereof.

Non-permitted Foreign Holder: As defined in Section 9.2(e).

Non-U.S. Person: A Person that is not a U.S. Person.

Offered Certificates: As defined in the Preliminary Statement.

Officer’s Certificate: A certificate (a) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President, an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, as the case may be, or (b), if provided for in this Agreement, signed by a Servicing Officer and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, the Servicer, the Depositor or the Master Servicer, including in-house counsel, reasonably acceptable to the Trustee and/or the Master Servicer, as applicable; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must be Independent of the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer.

Optional Purchase: The purchase of any Mortgage Loan by the Holders of the Class [ -] Certificates or the Master Servicer pursuant to Section 2.5(a).

Optional Purchase Date: As defined in Section 2.6(a).

Optional Purchase Price: As defined in Section 2.6(c).

Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 12.1.

Original Applicable Credit Support Percentage: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

Class M-1	[ - ]%
Class M-2	[ - ]%
Class B-1	[ - ]%
Class B-2	[ - ]%

Original Capitalized Interest Amount: $[ - ].

Original Subordinate Principal Amount: The aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

OTS: The Office of Thrift Supervision.

Outstanding: As of the date of determination, all Certificates theretofore executed authenticated and delivered under this Agreement except:

(a) Certificates theretofore cancelled by the Certificate Register or delivered to the Certificate Register for cancellation;

(b) Certificates the payment for which money in the necessary amount has been theretofor deposited with the Master Servicer in trust for the Holders of such Certificates (provided, however, that if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision for such notice has been made, satisfactory to the Master Servicer); and

(c) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

provided, that in determining whether the Certificateholders of the requisite Outstanding Balance of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Operative Agreement, Certificates owned by the Issuer, the Depositor, the Trustee, the Master Servicer, any Servicer, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Trustee knows to be so owned shall be so disregarded (unless such action requires the consent, waiver, request or demand of 100% of the Outstanding Balance represented by a particular Class and 100% of the Outstanding Balance represented by such Class is registered in the name of one or more of the foregoing entities). Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuer, the Trustee, the Depositor, the Master Servicer, any Servicer, or any Affiliate of any of the foregoing Persons.

Overcollateralization Build Amount: With respect to any Distribution Date, the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount.

Pass-Through Rate: With respect to each Class of Certificates, the per annum rate, if any, set forth or calculated in the manner described in the Preliminary Statement.

Payment Account: The separate account established and maintained pursuant to Section 7.5.

Penalty Period: As to any Mortgage Loan, the period of time during which the borrower will be assessed a Prepayment Premium for any Principal Prepayment during such time.

Percentage Interest: As to any Certificate, the percentage interest set forth on the face thereof or equal to the percentage obtained by dividing the amount set forth on the face of such Certificate by the aggregate amounts set forth on the face of all Certificates of the same Class.

Permitted Transferee: Any person other than:

(a) a Disqualified Organization;

(b) a Non-U.S. Person unless such Non-U.S. Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form; and

(c) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an ownership interest in a Residual Certificate to such Person may cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Pool Scheduled Principal Balance: With respect to any Distribution Date, the sum of (a) the aggregate Scheduled Principal Balance of the Mortgage Loans immediately prior to the beginning of the related Due Period, plus (b) the amount, if any, on deposit in the Pre-Funding Account.

Pooling REMIC: The REMIC identified as such in the Preliminary Statement.

Pooling REMIC Interests: The interests described as such in the Preliminary Statement.

PPMI Policy: A policy of mortgage guaranty insurance issued by a mortgage insurer in which a party other than the Mortgagor is responsible for the premiums associated with such mortgage insurance policy.

Pre-Funding Account: The separate account established and maintained pursuant to Section 7.9.

Pre-Funded Amount: $[ - ].

Pre-Funding Period: The period beginning on the Closing Date and ending on the earlier of (a) the close of business on [ - ], and (b) the date on which there is $100,000 or less (exclusive of investment earnings) remaining in the Pre-Funding Account.

Prepayment Interest Shortfall: As to any Servicer Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Servicer Remittance Date, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Period: With respect to any Distribution Date, the calendar month preceding the month of such Distribution Date.

Prepayment Premium: With respect to a Mortgage Loan, the prepayment charge or penalty interest required, if any, to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.

Principal Distribution Amount: As to any Distribution Date, an amount equal to the sum of all amounts described in clauses (a) through (b) of the definition of Formula Principal Amount for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Principal Distribution Amount will be reduced on the related Distribution Date by the principal portion of such Bankruptcy Loss.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Private Certificates: The Class [ - ] Certificates.

Pro Rata Share: As to any Distribution Date, the Subordinate Principal Distribution Amount and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class equal to the product of the Subordinate Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Amount thereof and the denominator of which is the aggregate of the Class Principal Amounts of the Subordinate Certificates.

Prospectus: The prospectus supplement dated [ - ], together with the accompanying prospectus, dated [ - ], relating to the Certificates.

PUD: Planned Unit Development.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution be approved by the Trustee and;

(a) have an outstanding principal balance, after deduction of all Scheduled Monthly Payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan;

(b) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan;

(c) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan;

(d) comply with each representation and warranty set forth in Section 3.5;

(e) be of the same type as the Deleted Mortgage Loan;

(f) have a Gross Margin not less than that of the Deleted Mortgage Loan;

(g) have the same Index as the Deleted Mortgage Loan;

(h) will have a FICO score not less than that of the Deleted Mortgage Loan;

(i) have an LTV not greater than that of the Deleted Mortgage Loan;

(j) have a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Mortgage Loan; and

(k) have a credit grade not lower in quality than that of the Deleted Mortgage Loan.

Rating Agency: Each of Fitch, Moody’s and S&P, or any successor thereto.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (a) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (b) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the

Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds and the proceeds of any Additional Collateral, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Monthly Payment has been reduced.

Record Date: As to any Distribution Date (a) with respect to the Floating Rate Certificates, the last Business Day preceding such Distribution Date and (b) in the case of all other Certificates, the last Business Day of the month preceding the month of each Distribution Date.

Regular Certificates: As defined in the Preliminary Statement.

Reinvestment Agreement: A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity organized under the laws of the United States or any state thereof under which no payments are subject to any withholding tax or, if subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make “gross up” payments that cover the full amount of any such withholding tax on an after-tax basis; provided that such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of this Indenture to be assigned to such agreement in order to permit the purchase thereof.

Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state laws.

Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (a) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (b) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REMIC Residual Interests: The residual interest in the corresponding REMIC as represented in a Residual Certificate.

REO Disposition Proceeds: All amounts received with respect to any REO Property pursuant to Section 4.17.

REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan required to be purchased pursuant to Section 3.5 of this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (b) accrued interest thereon at the applicable Mortgage Rate (less the applicable Servicing Fee Rate if the purchaser is the Seller and the Servicer of such Mortgage Loan) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders.

Request for Release: The Request for Release submitted by the Servicer to the Trustee in the form of Exhibit J.

Residual Certificate: Each of the Class R-    , Class R-     and Class R-     Certificates.

Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Classes: As defined in Section 8.1(b).

Rule 144A Letter: As defined in Section 9.2(b).

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of [ - ], for the sale of the Mortgage Loans by the Seller to the Depositor.

Scheduled Monthly Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Monthly Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance: With respect to (a) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Due Period, whether or not received from the Mortgagor or advanced by any Servicer or the Master Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and (b) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan).

Securities Act: The Securities Act of 1933, as amended.

Seller: [ - ] and its successors and assigns.

Senior Certificates: The Class A Certificates.

Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Amount of the Senior Certificates (other than the Class A-IO Certificates) as of such date and the denominator of which is the aggregate Class Principal Amount of all Classes of Certificates (other than the Class A-IO Certificates) as of such date.

Senior Prepayment Percentage: (a) For any Distribution Date during the five years beginning on the first Distribution Date, 100%; (b) for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, except as provided herein:

(i) for any Distribution Date in the first year thereafter, the Senior Percentage plus [—]% of the Subordinate Percentage for such Distribution Date;

(ii) for any Distribution Date in the second year thereafter, the Senior Percentage plus [—]% of the Subordinate Percentage for such Distribution Date;

(iii) for any Distribution Date in the third year thereafter, the Senior Percentage plus [—]% of the Subordinate Percentage for such Distribution Date;

(iv) for any Distribution Date in the fourth year thereafter, the Senior Percentage plus [—]% of the Subordinate Percentage for such Distribution Date; and

(v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

Senior Principal Distribution Amount: As to any Distribution Date, the sum of:

(a) the sum, not less than zero, of the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Formula Principal Amount” for such Distribution Date;

(b) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the Scheduled Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage, or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such prior calendar month, the Senior Percentage, of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan; and

(c) the Senior Prepayment Percentage of the amounts described in clause (d) of the definition of “Formula Principal Amount” for such Distribution Date.

Senior Step Down Conditions: As of the first Distribution Date as to which any decrease in the Senior Prepayment Percentage applies:

(a) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate principal balance of the Subordinate Certificates on such Distribution Date, does not equal or exceed [ - ]%; and

(b) cumulative Realized Losses with respect to the Mortgage Loans do not exceed

(i) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount,

(ii) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount,

(iii) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount,

(iv) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount and

(v) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount.

Servicer: [ - ] or its successor in interest or assigns or any successor to the Servicer under this Agreement.

Servicer Event of Default: As defined in Section 5.9.

Servicer Remittance Amount: As defined in Section 7.1.

Servicer Remittance Date: The day in each calendar month on which the Servicer is required to remit payments to the Collection Account, which is the [ - ] day of each calendar month (or, if such [ - ] day is not a Business Day, the next succeeding Business Day), commencing in [ - ].

Servicing Advance: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) other than Monthly Advances incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.9.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Master Servicer shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Master Servicer to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.6) of such Scheduled Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.6.

Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Trustee and copies of the Mortgage Loan Documents the originals of which are delivered to the Trustee.

Servicing Officer: Any officer of a Servicer involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer on the Closing Date to the Master Servicer upon request, as such list may from time to time be amended.

Startup Day: As defined in the Preliminary Statement.

Subordinate Certificates: The Class M-1, Class M-2, Class B-1 and Class B-2 Certificates.

Subordinate Percentage: As to any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum, not less than zero, of the sum of (a) the Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Formula Principal Amount” for such Distribution Date, (b) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (b) of the definition of Senior Principal Distribution Amount, up to the Subordinate Percentage of the Scheduled Principal Balance of such Mortgage Loan and (c) the Subordinate Prepayment Percentage of all amounts described in clause (d) of the definition of “Formula Principal Amount” for such Distribution Date.

Subsequent Mortgage Loans: Each of the Mortgage Loans acquired with amounts in the Pre-Funding Account conveyed to the Trust Fund that is listed on a schedule attached to a Subsequent Transfer Agreement.

Subsequent Mortgage Loan Schedule: The schedule to be annexed hereto as Schedule I on each Subsequent Sale Date identifying the relevant Subsequent Mortgage Loans subject to this Agreement.

Subsequent Sale Date: The date of each Subsequent Transfer Agreement.

Subsequent Transfer Agreement: A Subsequent Transfer Agreement entered into between the Seller, the Issuer and the Depositor substantially in the form attached as Exhibit N.

Substituting Party: The meaning ascribed to such term pursuant to Section 3.5(c).

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 3.5(c).

Target Overcollateralization Amount: With respect to (a) any Distribution Date prior to the Cross-over Date, shall equal [ - ]% of the Cut-off Date balance, and (b) for any other Distribution Date, shall equal the lesser of (i) [ - ]% of the Cut-off Date balance, and (ii) [ - ]% of the Pool Scheduled Principal Balance as of the end of the related Due Period; provided, however, that in no event shall the Target Overcollateralization Amount be less than [ - ]% of the Cut-off Date balance.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)1T. Initially, the Tax Matters Person shall be the Holder of the Class R Certificates.

Termination Price: As defined in Section 12.1.

Transfer: Any direct or indirect transfer or sale of any ownership interest in a Residual Certificate.

Transfer and Servicing Agreement: The Transfer and Servicing Agreement, dated [ - ], among the Issuer, the Depositor, the Seller, the Master Servicer and [ - ], as Trustee.

Transferor Certificate: As defined in Section 9.2(b).

Trust Fund: As defined in Section 2.1.

Trustee: [ - ] and its permitted successors and assigns and, if a successor trustee is appointed hereunder, such successor.

Trustee Fee: As to any Distribution Date, an amount equal to (a) one-twelfth of the Trustee Fee Rate multiplied by (b) the Pool Scheduled Principal Balance.

Trustee Fee Rate: [ - ]% per annum.

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Underwriters: Friedman, Billings, Ramsey & Co., Inc. and [    ].

Underwriting Agreement: The Underwriting Agreement, dated [ - ], between the Depositor and the Underwriters.

Underwriter’s Exemption: Prohibited Transaction Exemption (“PTE”) 90-24 (may 11, 1990), as most recently amended by PTE 97-34 at 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58 at 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41 at 67 Fed. Reg. 54487 (August 22, 2002), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

U.S. Person: (a) A citizen or resident of the United States, (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes (c) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a person that is not a U.S. Person within the meaning this paragraph, (d) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, (e) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons).

Voting Interests: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) [0.5]% of all Voting Interests shall be allocated to the Residual Certificates, (b) [0.75]% to each of the Class X, Class P and Class A-IO Certificates, and (c) the remaining Voting Interests shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Principal Amounts of their respective Certificates on such date.

SECTION 1.2 Calculations With Respect to the Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans provided by the Servicer to the Master Servicer. Payments to be made by the Trust Administrator shall be based on information provided by the Master Servicer. The Trust Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer, the Servicer.

SECTION 1.3 Calculations With Respect to Accrued Interest.

Accrued interest, if any, on any LIBOR Security shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.

SECTION 1.4 Rules of Construction.

Unless the context otherwise clearly requires:

(a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”

(d) the word “will” shall be construed to have the same meaning and effect as the word “shall;”

(e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(f) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s permitted successors and assigns or such Person’s permitted successors in such capacity, as the case may be; and

(g) all references in this instrument to designated “Sections,” “clauses” and other subdivisions are to the designated Sections, clauses and other subdivisions of this instrument as originally executed, and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, clause or other subdivision.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; DECLARATION OF TRUST

SECTION 2.1 Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, except as otherwise provided herein, in trust for the benefit and use of the Certificateholders, all the right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes (collectively, the “Trust Fund”), without limitation:

(i) the Mortgage Loans and all interest and principal and any applicable Prepayment Premiums received thereon or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Balance thereof;

(ii) the Accounts, and all amounts deposited therein pursuant to the applicable provisions of this Agreement;

(iii) the property that secured a Mortgage Loan including the Mortgaged Properties and any Additional Collateral and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise;

(iv) the Collateral Securities and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-Off Date Balance thereof;

(v) any other assets and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Balance thereof; and

(vi) any proceeds of the conversion, voluntary or involuntary, of any of the foregoing, to have and to hold, in trust for the benefit and use of the Certificateholders;

and the Trustee declares that, subject to the review provided for in Section 2.2, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Certificateholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

(b) In connection with such transfer and assignment of the Mortgage Loans, the Depositor does hereby (and upon the transfer and assignment of any Subsequent Mortgage Loans, shall) deliver to, and deposit with, or cause to be delivered to and deposited with the Trustee, the Mortgage File with respect to each Mortgage Loan.

(c) With respect to each Mortgage Loan (other than with respect to a Mortgage Loan registered on the MERS System), the Mortgage File shall include Assignment of Mortgage in form and substance acceptable for recording in the relevant jurisdiction, such assignment being either (A) in blank, without recourse, or (B) or endorsed to “                    , as Trustee of the FBRSI Trust 200  -  , Asset-Backed Pass-Through Certificates Series 200  -  , without recourse.”

(d) The Depositor shall cause Assignments of Mortgage with respect to each Mortgage Loan (other than a MOM Loan) to be completed in the form specified in Section 2.1(c) above within 30 days following the Closing Date (or, in the case of the Subsequent Mortgage Loans, following the applicable Subsequent Sale Date); provided, however, that such Assignments of Mortgage need not be recorded unless and until the Depositor determines, in its good faith business judgment, that such Assignment of Mortgage is required to be recorded to protect the Trustee’s interest in the related Mortgage Loans. Any such recordation of an Assignment of Mortgage shall be effected at the expense of the Depositor.

(e) In connection with the assignment of any Mortgage Loan registered on the MERS System, the Depositor further agrees that it will cause, within 30 Business Days after the Closing Date (or, in the case of the Subsequent Mortgage Loans, following the applicable Subsequent Sale Date), the MERS System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field that identifies the specific Trustee and the code in the field “Pool Field” that identifies the series of the Certificates for which such Mortgage Loans serve as collateral. The Depositor further agrees that it will not, and will not permit any Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any MOM Loan during the term of this Agreement unless and until such MOM Loan is repurchased in accordance with the terms of this Agreement.

(f) In the case of Mortgage Loans that have been prepaid in full after the applicable Cut-off Date and prior to the Closing Date (or, in the case of the Subsequent Mortgage Loans, prior to the related Subsequent Sale Date), the Depositor, in lieu of delivering the above documents to the Trustee, shall deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 7.4 hereof.

(g) All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by the Master Servicer or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee.

SECTION 2.2 Acceptance of Trust Fund; Review of Documentation.

(a) The Trustee, by execution and delivery hereof, acknowledges receipt by it of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee under this Section 2.2. The Trustee will execute and deliver to the Depositor, the Master Servicer and the Servicer on the Closing Date an Initial Certification.

(b) Within 45 days after the Closing Date, the Trustee will, for the benefit of Securityholders, review each Mortgage File to ascertain that all required documents have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor, the Master Servicer and the Servicer an Interim Certification in the form annexed hereto as Exhibit E-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents required to be in the Mortgage File are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. The Trustee shall not have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c) If in the course of the review described in paragraph (b) above the Trustee discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a “Material Defect”), the Trustee, discovering such Material Defect shall identify the Mortgage Loan to which such Material Defect relates in the Initial Certification delivered to the Depositor and the Master Servicer. Within 90 days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, the Seller shall repurchase the related Mortgage Loan from the Trust Fund at the Repurchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.2, substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan subject to the provisions of Section 3.5. The failure of the Trustee to deliver the Initial Certification on the Closing Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.2 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d) Within 180 days following the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer and the Servicer a Final Certification evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f) Notwithstanding anything to the contrary contained herein, each of the parties hereto acknowledges that the Trustee shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided herein.

SECTION 2.3 Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

SECTION 2.4 Granting Clause.

(a) It is intended that the conveyance by the Depositor of the Mortgage Loans, as provided for in Section 2.1 be construed as a sale by the Depositor of the Mortgage Loans and other assets in the Trust Fund for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Fund, then it is intended that

(i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC;

(ii) the conveyances provided for in Section 2.1 shall be deemed to be (1) a grant by the Depositor of a security interest in all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor of any security interest in any and all of the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C);

(iii) the possession by the Trustee of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party,” or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and

(iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

(b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Trustee’s security interest in or lien on the Mortgage Loans, as evidenced by an Officer’s Certificate of the Depositor. The Trustee shall prepare and file, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of the Seller, the Depositor or the Trustee, (B) any change of jurisdiction of organization of the Seller or the Depositor, (C) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (D) any change under the relevant UCC or other applicable laws. The Depositor shall not organize under the law of any jurisdiction other than the State under which it is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Trustee. Before effecting such change, the Depositor shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of the Trustee in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, the Depositor authorizes the Trustee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.4(b).

(c) The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Fund. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Fund is held by the Trustee on behalf of the Certificateholders.

SECTION 2.5 Delivery of Subsequent Mortgage Loans.

(a) Subject to the satisfaction of the conditions set forth in paragraph (b) below and pursuant to the terms of each Subsequent Transfer Agreement, in consideration of the Trustee’s delivery on the related Subsequent Sale Date to or upon the order of the Seller of the purchase price therefor, the Seller shall on any Subsequent Sale Date sell, transfer, assign, set over and otherwise convey without recourse to the Trust, all right, title and interest of the Seller, in and to each Subsequent Mortgage Loan transferred pursuant to such Subsequent Transfer Agreement, including (i) the related Scheduled Principal Balance as of the Subsequent Cut-Off Date after giving effect to payments of principal due on or before the Subsequent Cut-Off Date; (ii) all collections in respect of interest and principal received after the Subsequent Cut-Off Date (other than principal and interest due on or before such Subsequent Cut-off Date); (iii) property which secured such Subsequent Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of such Subsequent Mortgage Loan; (v) all cash instruments and other property held or required to be deposited in the Capitalized Interest Account [and the Pre-Funding Account]; and (vi) all proceeds of any of the foregoing. The transfer by the Seller to the Trustee of the Subsequent Mortgage Loans set forth on the Subsequent Mortgage Loan Schedule shall be absolute and shall be intended by the Seller and all parties hereto, other than for federal income tax purposes, to be treated as a sale by the Seller to the Trustee.

If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.5(a) from the Seller to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted and does hereby grant to the Trust as of such Subsequent Sale Date a first priority security interest in the entire right, title and interest of the Seller in and to the Subsequent Mortgage Loans and all other property conveyed to the Trustee pursuant to this Section 2.5(a) and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. The purchase price shall be 100% of the Scheduled Principal Balances of the Subsequent Mortgage Loans as of the Subsequent Cut-Off Date. On or before each Subsequent Sale Date, the Seller shall deliver to, and deposit with the Trustee the related documents with respect to each Subsequent Mortgage Loan transferred on such Subsequent Sale Date, and the related Subsequent Mortgage Loan Schedule in computer readable format with respect to such Subsequent Mortgage Loans.

(b) The Seller shall transfer and deliver to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) of this Section 2.5 only upon the satisfaction of each of the following conditions on or prior to the applicable Subsequent Sale Date:

(i) The Seller shall have provided the Servicer, the Trustee, the Depositor, the Master Servicer and the Rating Agencies with an Addition Notice, which notice shall be given not less than two Business Days prior to the applicable Subsequent Sale Date and shall designate the Subsequent Mortgage Loans to be sold to the Trustee and the aggregate Scheduled Principal Balance of such Mortgage Loans and the Rating Agencies shall have informed the Seller, the Depositor, the Trustee, the Master Servicer or the Servicer prior to the applicable Subsequent Sale Date that the inclusion of such Subsequent Mortgage Loans will not result in the downgrade, withdrawal or qualification of the ratings assigned to the Certificates;

(ii) The Seller shall have delivered to the Trustee, the Depositor, the Master Servicer and the Servicer a duly executed Subsequent Transfer Agreement in substantially the form of Exhibit N;

(iii) The Seller shall have delivered to the Master Servicer for deposit in the Collection Account all principal collected and interest collected to the extent accrued and due after the Subsequent Cut-off Date;

(iv) As of each Subsequent Sale Date, the Seller was not insolvent, the Seller will not be made insolvent by such transfer and the Seller is not aware of any pending insolvency;

(v) Such addition will not result in a material adverse tax consequence to any Noteholder;

(vi) The Pre-Funding Period shall not have terminated;

(vii) The Seller shall have provided the Trustee, the Trust Administrator, the Depositor and the Rating Agencies with an Opinion of Counsel relating to the sale of the Subsequent Mortgage Loans from the Seller to the Trust, the enforceability of the Subsequent Transfer Agreement with respect to the Seller, which matters may be covered in the opinions delivered on the Closing Date;

(viii) The Depositor shall have provided the Trustee, the Trust Administrator, the Depositor and the Rating Agencies with an Opinion of Counsel to the effect that the transfer of such Subsequent Mortgage Loans will not adversely affect the tax status of the Notes;

(ix) The aggregate Scheduled Principal Balance of Subsequent Mortgage Loans does not exceed the amount on deposit in the Pre-Funding Account as of the Closing Date;

(x) The conditions specified in Schedule VI hereto shall be met; and

(xi) On the last Subsequent Sale Date, the Trustee and the Trust Administrator shall have received an accountant’s letter confirming that the characteristics of the Mortgage Loans (including the Subsequent Mortgage Loans), satisfy the parameters set forth in Schedule VI hereto.

(c) Each party hereto shall comply with its respective obligations set forth in Sections 2.1, 2.2 and 3.4 respect to the Subsequent Mortgage Loans delivered on each Subsequent Sale Date. References in such Sections to the Initial Mortgage Loans or Mortgage Loans shall be deemed to refer to the Subsequent Mortgage Loans and references to the Cut-Off Date or the Closing Date, as applicable, shall be deemed to refer to the applicable related Subsequent Cut-Off Date or Subsequent Sale Date, respectively, except that references to 360 days after the Closing Date shall remain unchanged as shall representations made with specific reference to the Mortgage Loans delivered on the Closing Date.

SECTION 2.6 Optional Purchase of Delinquent Mortgage Loans.

(a) On any Distribution Date (the “Optional Purchase Date”) occurring on or after the date on which any Mortgage Loan becomes 90 or more days delinquent, the Holders of the Class [ - ] Certificates shall have the option to purchase such Mortgage Loan from the Trust Fund.

(b) In the event that the Holders of the Class [ - ] Certificates do not exercise their option to purchase any such delinquent Mortgage Loan pursuant to Section 2.5(a) above, the Master Servicer shall have the option to purchase such Mortgage Loan from the Trust Fund on the Optional Purchase Date.

(c) With respect to any Mortgage Loan purchased by the Holders of the Class [ - ] Certificates or the Master Servicer pursuant to Section 2.5(a) or (b) above, the purchase of such Mortgage Loan shall be made at a price (the “Optional Purchase Price”) equal to the sum of (i) 100% of the Scheduled Principal Balance of the Mortgage Loan on the date of such purchase, plus (ii) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the purchase price is to be distributed to Certificateholders, plus (iii) the amount of any unreimbursed Advances made by the Servicer or the Master Servicer in respect of such Mortgage Loan.

(d) The Optional Purchase Price for any Mortgage Loan repurchased pursuant to Section 2.5(a) or (b) above shall be deposited into the Collection Account and the Trustee, upon receipt of a Request for Release and written certification from the Master Servicer of such deposit, shall release to the Holders of the Class [ - ] Certificates or the Master Servicer, as the case may be, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Holders of the Class [ - ] Certificates or the Master Servicer, as the case may be, may furnish to the Trustee and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto. The Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose, and upon such release the Trustee shall have no further responsibility with regard to such Mortgage File.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Master Servicer as of the Closing Date (or such other date as is specified) that:

(i) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted.

(ii) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(iii) Immediately prior to the transfer by the Depositor to the Trust Fund of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iv) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trust Fund;

(v) The Depositor has not transferred the Mortgage Loans to the Trust Fund with any intent to hinder, delay or defraud any of its creditors; and

(b) It is understood and agreed that the representations and warranties set forth in Section 3.2(a) shall survive the execution and delivery of this Agreement.

SECTION 3.2 Representations and Warranties of the Master Servicer.

(a) The Master Servicer hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Depositor as of the Closing Date (or such other date as is specified) that:

(i) it is validly existing and in good standing as [ - ] and as Master Servicer has full power and authority and qualification to transact any and all business contemplated by this Agreement in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement or the business, operations, financial condition, properties or assets of the Master Servicer;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or materially and adversely affect its performing its obligations under this Agreement;

(vii) the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer and is a HUD approved mortgage;

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x) the Master Servicer has obtained a Master Servicer Errors and Omissions Insurance Policy and a Master Servicer Fidelity Bond in accordance with Section 4.13 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi) the information about the Master Servicer under the heading “The Master Servicer” in the Prospectus relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

It is understood and agreed that the representations and warranties set forth in Section 3.2(a) shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Trust Fund and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties in this Section 3.2. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Trust Fund and the Trustee as provided in this Section constitutes the sole remedy of the Depositor and the Trustee in respect of any breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

SECTION 3.3 Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Depositor, the Trustee for the benefit of Certificateholders and, the Master Servicer as of the Closing Date or such other date as is specified, that:

(a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of [ - ] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and/or the Transfer and Servicing Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement and/or the Transfer and Servicing Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) Neither the execution and delivery of this Agreement and the Transfer and Servicing Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Issuer or the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the Transfer and Servicing Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Issuer to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement and by the Transfer and Servicing Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(e) The Seller is an approved seller of conventional residential mortgage loans for Fannie Mae or Freddie Mac. The Seller is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(f) The consideration received by the Seller upon the sale of the Mortgage Loans under the Transfer and Servicing Agreement shall constitute fair consideration and reasonably equivalent value for the Mortgage Loans;

(g) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans under the Transfer and Servicing Agreement will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Seller’s creditors;

(h) The Mortgage Loans will be selected on such Closing Date from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Seller’s portfolio at such Closing Date as to which the representations and warranties set forth in Section 3.2 of the Transfer and Servicing Agreement could be made and such selection will not be made in a manner so as to affect adversely the interests of the Issuer;

(i) None of this Agreement, the information set forth in the Mortgage Loan Schedule attached to the Transfer and Servicing Agreement and the information contained in the related electronic data file delivered to the Master Servicer by the Seller, nor any statement, report or other document furnished or to be furnished by or on behalf of the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(j) The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement and the Transfer and Servicing Agreement will be afforded sale treatment for accounting and tax purposes;

(k) There has been no material adverse change in the business, operations, financial condition or assets of the Seller since the date of the Seller’s most recent financial statements;

(l) The Seller has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

(m) Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(n) The Seller is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans. On or within two (2) Business Days following the related Closing Date, the Seller has provided the Trustee and the Master Servicer with a MERS Report reflecting the Master Servicer as the investor on the MERS System with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan;

(o) The Seller has delivered to the Master Servicer financial statements as requested by the Master Servicer. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

(p) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

SECTION 3.4 Representations and Warranties of the Servicer.

The Servicer hereby represents and warrants to the Depositor, the Trustee for the benefit of Certificateholders and, the Master Servicer as of the Closing Date or such other date as is specified, that:

(a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of [ - ] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and/or the Transfer and Servicing Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Servicer pursuant to this Agreement and/or the Transfer and Servicing Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) Neither the execution and delivery of this Agreement and the Transfer and Servicing Agreement, the acquisition of the Mortgage Loans by the Servicer, the sale of the Mortgage Loans to the Issuer or the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the Transfer and Servicing Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Issuer to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement and by the Transfer and

Servicing Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(e) The Servicer is an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(f) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(g) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(h) There has been no material adverse change in the business, operations, financial condition or assets of the Servicer since the date of the Servicer’s most recent financial statements;

(i) Neither the Servicer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(j) The Servicer has delivered to the Master Servicer financial statements as requested by the Master Servicer. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Servicer and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

(p) There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

SECTION 3.5 Representations and Warranties in respect of the Mortgage Loans.

(a) The Seller hereby makes those certain representations and warranties as to the characteristics of the Mortgage Loans that are set forth in Schedule V attached hereto.

Upon discovery or receipt of written notice by the Depositor or the Trustee that the Seller has breached any representation or warranty set forth in Schedule V in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or any interest therein of the Certificateholders, the Depositor or the Trustee, as the case may be, promptly shall notify the other party and the Seller in writing of such breach, and the Seller shall repurchase the related Mortgage Loan from the Trust Fund at the Repurchase Price on or prior to the Determination Date following the expiration of the 90-day period following the date on which the breach was discovered or notice of the breach was received by the Trustee; provided, however, that, subject to Section 3.5(c) below, in connection with any such breach that cannot reasonably be cured within such 90-day period, if the Seller shall have commenced to cure such breach within such 90-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the breach within an additional 90-day period.

(b) The Repurchase Price for any Mortgage Loan repurchased pursuant to Section 3.5(a) above shall be deposited into the Collection Account and the Trustee, upon receipt of a Request for Release and written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller may furnish to the Trustee and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto. The Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose, and upon such release the Trustee shall have no further responsibility with regard to such Mortgage File. It is understood and agreed that the obligations of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy available to the Trustee on behalf of the Certificateholders against such party respecting such omission, defect or breach. If the Seller is not a member of MERS at the time it repurchases a Mortgage Loan and the Mortgage is registered on the MERS System, the Trustee shall cause such party, at its own expense and without any right of reimbursement, to cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and to cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’s rules and regulations.

(c) In lieu of repurchasing any such Mortgage Loan as provided above, the Seller (as such, the “Substituting Party”) may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a “Deleted Mortgage Loan”) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations of this Section 3.5(c). Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to this Section 3.5(c) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Substituting Party substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the assignment in to the Substituting Party, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Files and deliver to the Substituting Party, the Master Servicer and the Depositor, with respect to such Qualified Substitute Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Substituting Party, the Master Servicer and the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Qualified Substitute Mortgage Loans, with any exceptions noted thereon. Scheduled Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Substituting Party. For the month of substitution, distributions to Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the related Due Period and the Substituting Party shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement as of the date of substitution.

For any month in which any Substituting Party substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer shall determine the excess (each, a “Substitution Adjustment Amount”), if any, by which the aggregate Scheduled Principal Balances of all such Deleted Mortgage Loans exceeds the aggregate Scheduled Principal Balances of the Qualified Substitute Mortgage Loans replacing such Deleted Mortgage Loans, together with one month’s interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Trustee shall cause the Substituting Party to deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the related Substitution Adjustment Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, a Request for Release and written certification by the Master Servicer of such deposit, shall release to the Substituting Party the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Substituting Party or the Master Servicer shall deliver to the Trustee and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Trustee shall cause the Substituting Party to obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the Startup Date” under Section 860G(d)(l) of the Code, or (b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

Upon discovery by the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) and the related REMIC provisions of the Code, the party discovering such fact shall promptly (and in any event within five Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, or shall cause the Seller to repurchase or, subject to the limitations set forth in Section 3.5(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 75 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth above. The Trustee shall re-convey to the repurchasing party the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE SERVICER

SECTION 4.1 General.

(a) The Servicer, as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Trustee consistent with Accepted Servicing Practices and shall have full power and authority, acting alone or through subservicers, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

(b) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trustee, provided, however, the Servicer shall not make any future advances with respect to a Mortgage Loan. Unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or change the final maturity date on such Mortgage Loan. The Servicer shall request written consent from the Master Servicer to permit such a modification and the Trustee shall provide written consent or notify the Servicer of its objection to such modification within five Business Days after its receipt of the Servicer’s request. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 7.3, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 7.3. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

(c) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. The Servicer shall be solely liable for all fees owed to the subservicer under the subservicing Agreement, regardless whether the Servicer’s compensation hereunder is adequate to pay such fees. Notwithstanding the provisions of any subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Trustee for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing Agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each subservicer performed pursuant to the related subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer. For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer. Any subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or by any successor servicer, at the Trustee’s or successor servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or its assigns. Any subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a subservicer, shall be deemed to be between the Servicer and such subservicer alone, and the Trustee shall not be deemed a party thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the subservicer or its officers, directors or employees, except as set forth in Section 4.1(b).

SECTION 4.2 Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (a) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices, (c) the Servicer shall determine prudently to be in the best interest of Trustee, and (d) is consistent with any related PMI Policy or PPMI Policy. Foreclosure or comparable proceedings shall be initiated within 120 days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments unless prevented by statutory limitations or states whose bankruptcy laws prohibit such actions within such timeframe. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (x) that such preservation, restoration and/or foreclosure will increase the net proceeds of liquidation of the Mortgage Loan to Trustee after reimbursement for such expenses and (y) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.6) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Trustee. Upon completion of the inspection or review, the Servicer shall promptly provide the Trustee with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Trustee shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Trustee directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds and/or Insurance Proceeds, or if the Liquidation Proceeds and/or Insurance Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.6 hereof. In the event the Trustee directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.6 hereof.

SECTION 4.3 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or the Mortgage Loans have been fully liquidated (with respect to Mortgage Loans that remain subject to this Agreement, in accordance with this Agreement and Accepted Servicing Practices, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Consistent with the foregoing, the Servicer may in its discretion (a) waive any late payment charge with respect to a Mortgage Loan it services and (b) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the related Cut-off Date. In the event of any such arrangement, the Servicer shall make Monthly Advances on the related Mortgage Loan in accordance with the provisions of Section 7.3 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

SECTION 4.4 Establishment of and Deposits to Custodial Account.

(a) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Custodial Account of [-], as Servicer for the benefit of the Trustee of Mortgage Loans.” The Custodial Account shall be established with as Eligible Account. Upon request of the Trustee and within ten days thereof, the Servicer shall provide the Trustee with written confirmation of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.6.

(b) The Servicer shall deposit in the Custodial Account within two Business Days of Servicer’s receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Servicer prior to the related Cut-off Date but allocable to a period subsequent thereto:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by the Mortgagor or the Servicer pursuant to Section 4.22);

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15), Section 4.12 and Section 4.16;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15;

(vi) any amounts required to be deposited in the Custodial Account pursuant to Sections 4.1, 4.2 or 4.3 herein or Section 7.3;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.5 all amounts required to be deposited by the Servicer in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.5;

(viii) with respect to each Principal Prepayment and the Prepayment Interest Shortfall, the Compensating Interest Payment (to be paid by the Servicer out of its own funds); provided, however, that in no event shall the aggregate of deposits made by the Servicer pursuant to this clause (viii) exceed the aggregate amount of the Servicing Fee for the related calendar month, whether or not received from the Mortgagor;

(ix) any amounts required to be deposited by the Servicer pursuant to Section 4.12 in connection with the deductible clause in any blanket hazard insurance policy; and

(x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.17.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees and other ancillary income (other than Prepayment Premiums), to the extent permitted by Section 5.1, need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.6. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 4.4. All funds required to be deposited in the Custodial Account shall be held in trust for the Trustee until withdrawn in accordance with Section 4.6.

SECTION 4.5 Investment of Funds in the Custodial Account.

The depository institution at which the Custodial Account has been established may at the direction of the Servicer, invest the funds in the Custodial Account only in Eligible Investments, which shall mature not later than the Business Day prior to the Servicer Remittance Date next following the date of such investment. Unless otherwise stated in the Trade Confirmation, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as such losses are realized.

SECTION 4.6 Permitted Withdrawals From Custodial Account.

The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a) to make remittances to the Master Servicer in the amounts and in the manner provided for in Section 7.1;

(b) to reimburse itself for Monthly Advances of the Servicer’s funds made pursuant to Section 7.3, the Servicer’s right to reimburse itself pursuant to this subclause (b) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of Trustee, except that, where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 3.5 or Section 5.2, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Trustee of the Repurchase Amount pursuant to such Sections and all other amounts required to be paid to the Trustee with respect to such Mortgage Loan;

(c) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of Trustee, except that where the Servicer is required to repurchase a Mortgage Loan pursuant to Section 3.5 or

Section 5.2 herein, in which case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Trustee of the Repurchase Amount pursuant to such Sections and all other amounts required to be paid to the Trustee with respect to such Mortgage Loan;

(d) to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account if such interest amount was previously credited;

(e) to pay any amount required to be paid pursuant to Section 4.17 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(f) to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(g) to pay the premiums with respect to any PPMI Policy;

(h) to remove funds inadvertently placed in the Custodial Account by the Servicer;

(i) to clear and terminate the Custodial Account upon the termination of this Agreement;

(j) to transfer funds to another Eligible Account; and

(k) to invest funds only in Eligible Investments.

In the event that the Custodial Account is interest bearing, on each Servicer Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 7.1, the Servicer is not obligated to remit on such Servicer Remittance Date. The Servicer may use such withdrawn funds only for the purposes described in this Section 4.6. The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.

SECTION 4.7 Establishment of and Deposits to Escrow Account.

(a) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Escrow of [—], as Servicer for the benefit of Trustees of Mortgage Loans, and various Mortgagors.” The Escrow Accounts shall be established as an Eligible Account, in a manner which shall provide maximum available insurance thereunder. Upon request of the Trustee and within ten days thereof, the Servicer shall provide the Trustee with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.8.

(b) The Servicer shall deposit in the Escrow Account or Accounts within two Business Days of Servicer’s receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.8. Unless otherwise stated in the Trade Confirmation, the Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

SECTION 4.8 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(b) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 4.9 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(d) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(e) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.15;

(f) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(g) to remove funds inadvertently placed in the Escrow Account by the Servicer; and

(h) to clear and terminate the Escrow Account on the termination of this Agreement.

SECTION 4.9 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same of the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided that the Servicer shall be required to so advance only to the extent that the Servicer, in its good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use its reasonable efforts in accordance with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor at the time they first become due. The Servicer shall make advances from its own funds to effect such delinquent payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

SECTION 4.10 Transfer of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time; provided that the Servicer shall give notice to the Trustee of any proposed change of the location of either Account not later than ten Business Days prior to any change thereof.

SECTION 4.11 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the Trustee and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.12 hereof.

If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the FEMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf. Any out-of-pocket expenses or advance made by the Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that the Trustee or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either an insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.4, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 4.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6.

SECTION 4.12 Maintenance of Blanket Hazard Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (a) names the Servicer as loss payee, (b) provides coverage in an amount equal to the amount required pursuant to Section 4.11 without coinsurance and (c) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.11. The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with prudent servicing practices. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of any such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trustee.

SECTION 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trustee.

SECTION 4.14 Inspections.

If any Mortgage Loan is more than 60 days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by any primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

SECTION 4.15 Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c) the Servicer shall verify that the Mortgage Loan is not in default; and

(d) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

SECTION 4.16 Maintenance of PMI Policy; Claims.

With respect to each Mortgage Loan with an LTV in excess of 80%, the Servicer shall, without any cost to the Trustee maintain in full force and effect a PMI Policy insuring the portion over 78% until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Trustee and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer will maintain or cause to be maintained in full force and effect any PPMI Policy issued by a mortgage insurer with respect to each Mortgage Loan for which such coverage is in existence or is obtained. The Trustee shall notify the Servicer of any Mortgage Loan covered under an PPMI Policy. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy or PPMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 5.1, the Servicer shall promptly notify the insurer under the related PMI Policy or PPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy or PPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy or PPMI Policy. If such PMI Policy or PPMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy or PPMI Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the insurer under any PMI Policy or PPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or PPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or PPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.4, any amounts collected by the Servicer under any PMI Policy or PPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.6.

SECTION 4.17 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Trustee shall have the option to manage and operate the REO Property provided the Trustee gives written notice of its intention to do so within 60 days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure and reimburses the Servicer for any unreimbursed Servicing Advances with respect to such REO Property incurred prior to transferring such management responsibilities to the Trustee. The election by the Trustee to manage the REO Property shall not constitute a termination of any rights of the Servicer.

If the Trustee does not elect to manage and operate the REO Property, the Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property consistent with Accepted Servicing Practices. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) the Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (x) the Servicer shall report monthly to the Trustee as to the progress being made in selling such REO Property and (y) if, with the written consent of the Trustee, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Trustee shall be entered into with respect to such purchase money mortgage.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trustee. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 7.3. On the Servicer Remittance Date immediately following the Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Trustee.

The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.11. The Servicer shall make monthly distributions on each Servicer Remittance Date to the Trustee of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

SECTION 4.18 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 7.2, the Servicer shall furnish to the Trustee on or before the Servicer Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Trustee shall reasonably request.

SECTION 4.19 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Trustee a liquidation report with respect to such Mortgaged Property.

SECTION 4.20 Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

SECTION 4.21 Notification of Adjustments.

With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. Upon the discovery by the Servicer or the receipt of notice from the Trustee that the Servicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Trustee thereby.

SECTION 4.22 Prepayment Premiums.

(a) To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) such waiver is required under state or federal law. The Servicer shall not waive any Prepayment Premium unless it is waived in accordance with this Section 4.22(a).

(b) The Servicer shall pay the amount of any Prepayment Premium (to the extent not collected and remitted to the Trustee) to the Trustee or its assignees if (i) the representation in Schedule V is breached and such breach materially and adversely affects the interests of the Trustee or its assigns, (ii) the Servicer waives any Prepayment Premium other than as permitted under Section 4.22(a) or (iii) such Prepayment Premium is not collectable as a result of its enforceability being found to be limited or prohibited by applicable law. The Servicer shall pay the amount of such Prepayment Premium, for the benefit of the Trustee or any assignee of the Trustee, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

SECTION 4.23 Credit Reporting; Gramm Leach Bliley Act.

(a) The Servicer agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to EquiFacsimile, Experian, and Trans Union Credit Information Servicer (three of the credit repositories), on a monthly basis.

(b) The Servicer agrees to transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, the Servicer shall report one of the following statuses each month: new origination; current; delinquent (30-, 60-, 90-days, etc.); foreclosed or charged-off.

(c) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.

ARTICLE V

GENERAL SERVICING PROCEDURES OF THE SERVICER

SECTION 5.1 Transfers of Mortgaged Property.

The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (a) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (b) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the Trustee of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the Trustee of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Trustee’s consent.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans by the Seller of the same type as the Mortgage Loans. If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

SECTION 5.2 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall request the release of any Mortgage Loan Documents.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Servicer otherwise prejudice any rights the Trustee may have under the mortgage instruments, upon written demand of the Trustee, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Amount by deposit thereof in the Custodial Account within two Business Days of receipt of such demand by the Trustee. The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.13 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

SECTION 5.3 Servicing Compensation.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Trustee to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Compensating Interest Payment for the related Prepayment Period.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 5.1, late payment charges and other ancillary income (other than Prepayment Premiums) shall be retained by the Servicer to the extent not required to be deposited in the

Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

SECTION 5.4 Annual Statement as to Compliance.

The Servicer shall deliver to the Trustee, on or before February 28th of each year, commencing in [-], an Officer’s Certificate, stating that (a) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement or similar agreements has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

SECTION 5.5 Annual Independent Public Accountants’ Servicing Report.

On or before February 28th of each year, commencing in [-], the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the effect that such firm has examined certain documents and records relating to the servicing of the residential mortgage loans by the Servicer during such fiscal year and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. By providing the Trustee a copy of a Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, the Servicer shall be considered to have fulfilled its obligations under this Section 5.5.

SECTION 5.6 Sarbanes-Oxley Related Certifications.

(a) On or before February 28th of each year, commencing with February 28, [-], or at any other time upon 30 days written request from the Trustee, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Trustee, signed by the President, Managing Director or a Vice President in charge of servicing operations of the Servicer for the benefit of the Trustee and its officers, directors and affiliates, certifying as to the following matters:

(i) Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii) The servicing information required to be provided to the Trustee by the Servicer under this Agreement has been provided to the Trustee;

(iii) I am responsible for reviewing the activities performed by the Servicer under this Agreement and based upon the review required by this Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Servicer has, as of the date of this certification fulfilled its obligations under this Agreement; and

(iv) I have disclosed to the Trustee all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in this Agreement.

(b) The Servicer shall indemnify and hold harmless the Trustee and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.6 or the negligence or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Trustee, then the Servicer agrees that it shall contribute to the amount paid or payable by the Trustee as a result of the losses, claims, damages or liabilities of the Trustee in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.6 or the Servicer’s negligence or willful misconduct in connection therewith.

SECTION 5.7 Right to Examine Servicer Records.

The Trustee, or its designee, shall have the right to examine and audit any and all of the related books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Trustee shall pay its own travel expenses associated with such examination.

SECTION 5.8 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (a) endanger the status of the REMIC as a REMIC or (b) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860 (a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

SECTION 5.9 Servicer Events of Default.

Each of the following shall constitute an Servicer Event of Default on the part of the Servicer (each a “Servicer Event of Default”):

(a) any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement;

(b) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, including, but not limited to, breach by the Servicer of any one or more of the representations, warranties and covenants of the Servicer as set forth in Schedule V, or in the Custodial Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Custodian;

(c) failure by the Servicer to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its assets; or

(f) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days;

(g) the Servicer ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac; or

(h) the Servicer attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 5.11.

If the Servicer obtains knowledge of an Servicer Event of Default, the Servicer shall promptly notify the Trustee and the Master Servicer. In each and every such case, so long as an Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee or the Master Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.22. Upon written request from the Trustee or the Master Servicer, the Servicer shall, at its expense, prepare, execute and deliver to the successor entity designated by the Trustee or the Master Servicer any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Trustee or the Master Servicer and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 5.10 Waiver of Defaults.

By a written notice, the Trustee or the Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 5.11 Limitation on Resignation and Assignment by Servicer.

The Trustee has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Trustee, which consent shall not be unreasonably withheld.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Trustee or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee which Opinion of

Counsel shall be in form and substance acceptable to the Trustee. No such resignation shall become effective until a successor acceptable to the Trustee shall have assumed the Servicer’s responsibilities and obligations hereunder.

Without in any way limiting the generality of this Section 5.11, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Trustee, then the Trustee shall have the right to terminate this Agreement upon notice given as set forth in Section 5.9, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

ARTICLE VI

ADMINISTRATION AND SERVICING

OF MORTGAGE LOANS BY THE MASTER SERVICER

SECTION 6.1 Duties of the Master Servicer; Enforcement of Servicer’s Obligations.

(a) For and on behalf of the Trustee and the Securityholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Article VI.

(b) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the Servicer is not required to take under this Agreement and (ii) cause the Servicer to take any action or refrain from taking any action if this Agreement does not require the Servicer to take such action or refrain from taking such action.

(c) The Master Servicer, for the benefit of the Trustee and the Securityholders, shall enforce the obligations of the Servicer hereunder, and shall, in the event that the Servicer fails to perform its obligations in accordance herewith, terminate the rights and obligations of the Servicer hereunder and either act as servicer of the related Mortgage Loans or cause other parties hereto to either assume the obligations of the Servicer under this Agreement (or agree to execute and deliver a successor servicing or sub-servicing agreement with a successor servicer). Such enforcement, including, without limitation, the legal prosecution of claims, termination of servicing or sub-servicing rights and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

(d) Neither the Depositor nor the Trustee shall consent to the assignment by any Servicer of such Servicer’s rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

SECTION 6.2 Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

(a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by master servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without 30 days’ prior written notice to the Trustee. The Master Servicer shall provide the Depositor and the Trustee, upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require the Servicer to maintain an errors and omissions insurance policy and a fidelity bond in accordance with Section 4.13, (ii) cause the Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon request.

(b) The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer’s Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish either such party on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Collection Account. Any amounts relating to the Mortgage Loans collected by the Servicer under any such bond or policy shall be remitted to the Master Servicer.

SECTION 6.3 Master Servicer’s Financial Statements and Related Information.

For each year this Agreement is in effect, the Master Servicer shall deliver to the Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to [ - ] of each year, beginning [ - ]. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid-in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

SECTION 6.4 Power to Act; Procedures.

(a) The Master Servicer shall master service the Mortgage Loans, provided that the Master Servicer shall not take, or knowingly permit the Servicer to take, any action that is inconsistent with or prejudices the interests of the Trustee or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trustee and the Certificateholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer in its own name, and the Servicer, to the extent such authority is delegated to such Servicer under this Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or such Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

The Trustee shall furnish the Master Servicer, upon request, with any powers of attorney empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder, and to allow the Servicer to service the Mortgage Loans in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer).

(b) In no event shall the Master Servicer, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Master Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

(c) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit the Servicer to, in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause the

Servicer to make Advances on the related Mortgage Loan in accordance with the provisions of this Agreement on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension.

SECTION 6.5 Termination of Servicer; Successor Servicers.

(a) The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer, as applicable, upon the occurrence of a Servicer Event of Default; provided, however, that in the event of termination of the Servicer by the Master Servicer, the Master Servicer shall provide for the servicing of the Mortgage Loans by a successor servicer as provided in this Section 6.5.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor servicer. The Master Servicer shall be entitled to be reimbursed by the Servicer, as applicable (or by the Trust Fund, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing, including without limitation, any costs or expenses associated with the complete transfer or all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b) If the Master Servicer acts as a successor Servicer, it shall not assume liability for the representations and warranties of the Servicer that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer and in the event of any such assumption by the successor servicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c) If the Master Servicer acts as a successor Servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance would constitute a Non-recoverable Advance.

SECTION 6.6 Master Servicer Liable for Enforcement.

The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the applicable provisions of this Agreement for the benefit of the Securityholders. The Master Servicer shall be entitled to enter into any agreement with any Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of either the Servicer in the performance by such Servicer of its obligations.

SECTION 6.7 Release of Mortgage Files.

(a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer will, or will cause the Servicer to, promptly notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 7.5 have been or will be so deposited) of a Servicing Officer and shall request the Trustee to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Servicer and the Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by the Servicer, as applicable, (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee shall, upon request of the Master Servicer or of the Servicer, as applicable, and delivery to the Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File held in its possession or control to the Master Servicer (or the Servicer, as applicable). Such trust receipt shall obligate the Master Servicer or the Servicer, as applicable, to return the Mortgage File to the Trustee when the need therefor by the Master Servicer or the Servicer, as applicable, no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Master Servicer or the Servicer, as applicable.

SECTION 6.8 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit, or cause the Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or the Servicer from time to time as are required by the terms hereof to be delivered to the Trustee. Any funds received by the Master Servicer or by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw amounts provided in this Agreement and to the right of the Servicer to retain its Servicing Fee and other amounts as provided herein. The Master Servicer shall, and shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of the OTS or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer or by the Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Master Servicer and the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or the Servicer under this Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement.

(c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Servicer to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer or the Master Servicer that are collected by the Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer or the Master Servicer is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or the Servicer shall be held by the Master Servicer or the Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d) The Master Servicer agrees that it shall not, and shall not authorize the Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

SECTION 6.9 Alternative Index.

In the event that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Master Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Master Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

SECTION 6.10 Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Trustee and the Servicer one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

SECTION 6.11 Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts paid in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause the Servicer to deliver to the Trustee, upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or the Servicer from time to time.

SECTION 6.12 Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid by the Trust Fund, and may either retain or withdraw from the Collection Account, (a) its Master Servicing Fee with respect to each Distribution Date, (b) amounts necessary to reimburse itself for any previously unreimbursed Advances in accordance with the definition of “Available Distribution Amount” and (c) amounts representing assumption fees, late payment charges or other ancillary income not included in the definition of “Available Distribution Amount” and which are not required to be remitted by the Servicer to the Master Servicer or deposited by the Master Servicer into the Collection Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

SECTION 6.13 Reports to the Trustee.

(a) Not later than 30 days after each Payment Date, the Master Servicer shall, upon request, forward to the Trustee a statement, deemed to have been certified by a officer of the Master Servicer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Payment Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention: [ - ] and any Certificateholders (or by the Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b) Not later than two Business Days following each Payment Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicer’s or by the Depositor.

(c) All information, reports and statements prepared by the Master Servicer under this Agreement shall be based on information supplied to the Master Servicer by the Servicer without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

SECTION 6.14 Annual Officer’s Certificate as to Compliance.

(a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 15 of each year, commencing on March 15, [ - ] an Officer’s Certificate signed by an officer of the Master Servicer, certifying that with respect to the period ending December 31 of the prior year: (i) such officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and (iii) nothing has come to the attention of such officer to lead such officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof.

(b) Copies of such Officer’s Certificates shall be provided to any Certificateholder upon request by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

SECTION 6.15 Annual Independent Accountant’s Servicing Report.

If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of Independent certified public accountants to furnish a statement to the Trustee, the Rating

Agencies and the Depositor on or before March 15 of each year, commencing on March 15, [ - ] to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been cured or are susceptible of cure, and if so will take prompt action to cure such exception.

SECTION 6.16 Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $25,000,000.

SECTION 6.17 Resignation of Master Servicer.

Except as otherwise provided in Sections 6.16 and 6.18 hereof, the Master Servicer shall not resign from its obligations and duties hereunder unless such duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Independent Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer to the Depositor and the Trustee.

SECTION 6.18 Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right, with the prior written consent of the Trustee and the

Depositor (which consent shall not be unreasonably withheld), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrading, withdrawal or qualification of the then-current ratings assigned to the Classes of Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

SECTION 6.19 Limitation on Liability of the Master Servicer.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

SECTION 6.20 Indemnification; Third-Party Claims.

The Master Servicer agrees to indemnify the Depositor and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor or the Trustee to indemnification under this Section 6.20, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

SECTION 6.21 Master Servicer to Act as Servicer; Appointment of Successor.

On and after the time any Servicer resigns or is terminated pursuant to the terms of this Agreement, the Master Servicer either shall appoint a successor servicer pursuant to this Agreement or shall assume the obligations of such Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions of this Agreement and applicable law; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the related Collection Account if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Master Servicer has become the successor to a Servicer, the Master Servicer may, if it shall be unwilling to so act, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution as the successor to the Servicer pursuant to this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer thereunder; provided that any successor to any Servicer shall be an institution that is a Fannie Mae-and Freddie Mac-approved servicer in good standing, has a net worth of at least $25,000,000 and is willing to service the Mortgage Loans and shall execute and deliver to the Depositor, the Trustee, and the Master Servicer an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer, with like effect as if originally named as a party to this Agreement; provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation shall not be qualified or reduced as a result of such assignment and delegation. Pending the appointment of a successor to the terminated Servicer, the Master Servicer shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the

Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to this Agreement. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of any Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces.

Any successor to the Servicer shall give notice to the related Mortgagors of such change of servicer and shall, during the term of its service as Servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to this Agreement.

SECTION 6.22 Trustee to Act; Appointment of Successor.

(a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 6.1 and the obligation to deposit amounts in respect of losses pursuant to Section 6.1) by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities during the period following the termination of the Master Servicer reasonably necessary for the Trustee as successor to the Master Servicer hereunder to assume the duties and responsibilities of the Master Servicer or caused by the Master Servicer’s failure to provide information, documents or funds (or any other items reasonably requested by the Trustee in order to succeed to the Master Servicer’s responsibilities, duties and liabilities hereunder) required by Section 6.23 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder and shall not result in any liability to the Trustee. As compensation therefor, the Trustee shall be entitled to the Master Servicing Fee and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 51% of the Voting Interests so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $25,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

(b) The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to indemnify the Trustee pursuant to Section 6.20, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor Master Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All costs and expenses associated with the transfer of the master servicing responsibilities shall be paid by the terminated Master Servicer upon presentation of reasonable documentation of such costs.

(c) No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

SECTION 6.23 Master Servicer Events of Default.

(a) A “Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i) any failure by the Master Servicer to remit to the Trustee for distribution to the Certificateholders any funds required to be remitted by the Master Servicer under the terms of this Agreement; or

(ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 3.2, which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Interests and (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 6.16 hereof; or

(vii) If a representation or warranty set forth in Section 3.2 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or to the Master Servicer, and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Interests; or

(viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Holders of Certificates entitled to at least 25% of the Voting Interests; or

(ix) The Master Servicer has notice or actual knowledge that the Servicer at any time is not either an Fannie Mae- or Freddie Mac- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under this

Agreement and replaced the Servicer with an Fannie Mae- or Freddie Mac- approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x) After receipt of notice from the Trustee, any failure of the Master Servicer to make any Advances required to be made hereunder.

(b) If a Master Servicer Event of Default shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Interests, the Trustee shall, by notice in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. Any such notice to the Master Servicer shall also be given to each Rating Agency and the Depositor. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee (or if another successor Master Servicer shall at such time have already been appointed in accordance with Section 6.22, in such successor Master Servicer) pursuant to and under this Section (subject to Section 6.22), and, without limitation, the Trustee or such other successor Master Servicer is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee or such other successor Master Servicer with all documents and records in the Master Servicer’s possession requested by the Trustee to enable the Trustee (or such other successor Master Servicer to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee or such other successor Master Servicer in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement, including the transfer within one Business Day to the Trustee or such other successor Master Servicer for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer; provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and shall continue to be entitled to the benefits of Section 6.19, notwithstanding any such termination, with respect to events occurring prior to such termination. For purposes of this Section 6.23, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

SECTION 6.24 Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Master Servicer Event of Default, so long as such Master Servicer Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.23, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Securityholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 6.25 Waiver of Defaults.

Securityholders representing 66 2/3% Voting Interests may, on behalf of all Securityholders, waive any default or Master Servicer Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Securities may only be waived with the consent of 100% of the affected Securityholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 6.26 Notification to Certificateholders.

(a) Upon any termination of the Master Servicer pursuant to Section 6.23 above or any appointment of a successor to the Master Servicer pursuant to Section 6.22 above, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default and (ii) five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

SECTION 6.27 Directions by Securityholders and Duties of Trustee During Event of Default.

During the continuance of any Master Servicer Event of Default, Securityholders representing 66 2/3% Voting Interests may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Securityholders, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Securityholders.

SECTION 6.28 Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

(a) In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become a Master Servicer Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer.

ARTICLE VII

ADMINISTRATION OF TRUST FUND

SECTION 7.1 Servicer Remittances.

On each Servicer Remittance Date the Servicer, in accordance with Section 7.2, shall remit by wire transfer of immediately available funds to the Master Servicer the sum of the following (the “Servicer Remittance Amount”):

(a) all amounts deposited in the Custodial Accounts as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.6), plus

(b) all amounts, if any, which the Servicer is obligated to advance pursuant to Section 7.3, minus

(c) any amounts attributable to Principal Prepayments received after the applicable Prepayment Period which amounts shall be remitted on the following Servicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.4; and minus

(d) any amounts attributable to Scheduled Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Servicer Remittance Date, which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Period for such amounts.

On each Servicer Remittance Date, no later than 1:00 p.m. New York City time, the Servicer shall remit the Servicer Remittance Amount by wire transfer of immediately available funds to the Master Servicer.

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

[                    ]

[                    ]

ABA#:             [                    ]

Account Name:             [                    ]

Account Number:         [                    ]

For further credit to:     [                    ]

With respect to any remittance received by the Master Servicer after the Servicer Remittance Date on which such payment was due, the Servicer shall pay to the Purchase interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Servicer Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default by the Servicer.

SECTION 7.2 Reporting To the Master Servicer.

(a) Statements to Master Servicer.

Not later than the Servicer Remittance Date of each month, the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in the format set forth in Schedule X hereto and a monthly defaulted loan report in the format set forth in Schedule XI hereto (or in such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. No later than two Business Days after the end of each Prepayment Period, the Servicer shall furnish to the Master Servicer a monthly report containing such information regarding prepayments of Mortgage Loans during such Prepayment Period and in a format as mutually agreed to between the Servicer and the Master Servicer.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Master Servicer which includes on an aggregate basis for the previous calendar month (i) the amount of any insurance claims filed, (ii) the amount of any claim payments made and (iii) the amount of claims denied or curtailed.

(b) Information for Tax Preparation.

In addition, not more than 75 days after the end of each calendar year, commencing December 31, [ - ], the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer such information concerning the Mortgage Loans and annual remittances to the Master Servicer therefrom as is necessary for the Master Servicer to prepare the Trust’s federal income tax return and for any investor in the Securities to prepare any required tax return. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer pursuant to any requirements of the Code as from time to time are in force. The Servicer shall also provide to the Master Servicer such information as may be requested by it and required for the completion of any tax reporting responsibility of the Master Servicer within such reasonable time frame as shall enable the Master Servicer to timely file each applicable tax report or return required to be filed by it.

SECTION 7.3 Monthly Advances by Servicer.

No later than the close of business on the Determination Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Scheduled Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than payments to the Master Servicer required to be made on such Servicer Remittance Date. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Scheduled Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (a) the last Servicer Remittance Date prior to the Servicer Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (b) the Servicer Remittance Date prior to the date the Mortgage Loan is converted to REO Property; provided, however, that any such obligation under this Section 7.3 shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Master Servicer with a certificate signed by two officers of the Company evidencing such determination.

SECTION 7.4 Collection Account.

(a) The Master Servicer shall establish and maintain an account entitled “Collection Account of [ - ], as Master Servicer for the benefit of the Holders of the FBRSI Trust 200_ - _, Asset-Backed Pass-Through Certificates, Series 200_ - _.” The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date and each Subsequent Sale Date, any amounts received with respect to the Mortgage Loans representing Scheduled Monthly Payments on the Mortgage Loans due after the applicable Cut-off Date and Scheduled Monthly Payments received after the applicable Cut-off Date and on or before the Closing Date and each Subsequent Sale Date. Thereafter, the Master Servicer shall, promptly upon receipt from the Servicer on each Servicer Remittance Date, deposit into the Collection Account and retain on deposit until one Business Day prior to the next Distribution Date the following amounts:

(i) the aggregate of collections with respect to the Mortgage Loans remitted by the Servicer from the Custodial Account and the amount of any Advances and Compensating Interest Payments remitted by the Servicer with respect to the Mortgage Loans;

(ii) any amounts required to be deposited in the Collection Account by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Advances or Compensating Interest Payments to be made by it hereunder with respect to the Mortgage Loans; and

(iii) any other amounts so required to be deposited in the Collection Account for the related Due Period and Prepayment Period pursuant to this Agreement.

(b) On the Business Day prior to the next Distribution Date, the Master Servicer shall withdraw funds on deposit in the Collection Account pursuant to Section 7.7 in an amount equal to the Available Distribution Amount and shall remit such funds to the Trustee for deposit into the Payment Account.

(c) In the event the Master Servicer or a Servicer has remitted in error to the Collection Account any amount not required to be remitted in accordance with this Agreement, the Master Servicer may at any time withdraw such amount from the Collection Account for repayment to the Master Servicer or the Servicer, as applicable.

(d) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

(e) Funds in the Collection Account may be invested only in Eligible Investments selected by the Master Servicer that shall mature not later one Business Day prior to the next Distribution Date (or on the Distribution Date with respect to any Eligible Investment of the Master Servicer or any other fund managed or advised by it or any Affiliate), and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time and shall not constitute part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The Trustee has no duty with respect to and shall not be held liable by reason of any insufficiency in the Collection Account resulting from any investment loss on any investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(f) The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the Servicer as additional servicing compensation.

SECTION 7.5 Payment Account.

(a) The Trustee shall establish and maintain an account entitled “Payment Account of [ - ], as Trustee for the benefit of the Holders of the FBRSI Trust 200_-_, Asset-Backed Pass-Through Certificates, Series 200_-_.” The Trustee shall, promptly upon receipt of funds from the Master Servicer, deposit such funds into the Payment Account and retain such funds on deposit until the related Distribution Date.

(b) On each Distribution Date, the Trustee shall withdraw funds on deposit in the Payment Account pursuant to Section 7.7 and distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 8.1. The Trustee may from time to time withdraw from the Payment Account and pay the Master Servicer, the Trustee or any Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Payment Account pursuant to the clauses (i) through (iv) of the definition of Available Distribution Amount, to the extent that any such amount has not previously been retained by or paid to such person.

(c) The Payment Account shall be an Eligible Account. If an existing Payment Account ceases to be an Eligible Account, the Trustee shall establish a new Payment Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Payment Account into such new Payment Account.

(d) Funds in the Payment Account may be invested only in Eligible Investments selected by and at the written direction of the Trustee that shall mature not later than Distribution Date, and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not constitute part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Payment Account by the Trustee out of its own funds, without any right of reimbursement therefor, immediately as realized.

SECTION 7.6 Permitted Withdrawals from the Collection Account and the Payment Account.

(a) The Master Servicer shall, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i) to withdraw funds deposited in error in the Collection Account;

(ii) to pay to itself income earned, net of losses incurred, on the investment of funds deposited in the Collection Account;

(iii) to reimburse itself or any Servicer for previously unreimbursed Advances made by it or by such Servicer and otherwise reimbursable pursuant to the terms of this Agreement; it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be limited to collections on the Mortgage Loans to which such Advances relate and shall be prior to the rights of the Certificateholders;

(iv) to reimburse itself or any Servicer, from the related Liquidation Proceeds following a final liquidation of a Mortgage Loan, for any amounts that represent Non-recoverable Advances with respect to such Mortgage Loan; it being understood, in the case of any such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(v) in the event it has elected not to pay itself the Master Servicing Fee out of any Mortgagor payment on account of interest or other recovery with respect to a particular Mortgage Loan prior to the deposit of such Mortgagor payment or recovery in the Collection Account, to pay to itself the Master Servicing Fee for each Distribution Date and any unpaid Master Servicing Fees from prior Distribution Dates from any Mortgagor payment as to interest or such other recovery with respect to that Mortgage Loan, as is permitted by this Agreement;

(vi) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or such Servicer pursuant to any provision of this Agreement, to the extent expressly permitted hereunder or thereunder;

(vii) to reimburse a successor Master Servicer (solely in its capacity as successor Master Servicer) or the Trustee, for any fee, expense or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor Master Servicer appointed by the Trustee pursuant to Section 6.22, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the successor Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders;

(viii) to make payment to itself and others pursuant to any provision of this Agreement, to the extent expressly provided hereunder;

(ix) to pay to itself, the Servicer, the Seller, the Depositor or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 3.5 or 12.2, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Principal Balance or Repurchase Price is determined;

(x) one Business Day prior to the next Distribution Date, to make payment of the Available Distribution Amount for the related Distribution Date to the Trustee for deposit into the Payment Account; and

(xi) to clear and terminate the Collection Account pursuant to Section 12.2.

(b) The Trustee shall withdraw funds from the Payment Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn the amount of any taxes that it is authorized to withhold hereunder). In addition, the Trustee may from time to time make withdrawals from the Payment Account for the following purposes:

(i) to pay to the Trustee the Trustee Fee for such Distribution Date and to reimburse the Trustee for expenses, disbursements and indemnities (if any) reimbursable pursuant to any provision of this Agreement;

(ii) to withdraw and return to the Master Servicer or any Servicer any amount deposited in the Payment Account and not required to be deposited therein;

(iii) on each Distribution Date, to distribute the Available Distribution Amount for the related Distribution Date to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 8.1; and

(iv) to clear and terminate the Payment Account upon termination of the Agreement pursuant to Section 12.2.

SECTION 7.7 Monthly Advances by Master Servicer.

If any Servicer fails to remit any Monthly Advance required to be made under this Agreement, the Master Servicer shall itself make, or shall cause the Servicer to make, such Monthly Advance. If the Master Servicer determines that a Monthly Advance is required, it shall on the Business Day preceding the Distribution Date immediately following such Determination Date, from its own funds (or funds advanced by the applicable Servicer) deposit in the Collection Account immediately available funds in an amount equal to such Monthly Advance. Each of the Master Servicer and the Servicer shall be entitled to be reimbursed for all Monthly Advances made by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that a Monthly Advance is a Non-recoverable Advance, the Master Servicer shall be under no obligation to make such Monthly Advance. If the Master Servicer determines that a Monthly Advance is a Non-recoverable Advance, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Trustee to such effect; provided, that with respect to any Mortgage Loan for which the

Servicer provided an Officer’s Certificate that any Monthly Advance would constitute a Non-recoverable Advance, such Officer’s Certificate shall fulfill the Master Servicer’s obligations under this Section 7.7.

SECTION 7.8 Compensating Interest Payments.

The amount of the aggregate Master Servicing Fees payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent of any Prepayment Interest Shortfalls relating to such Distribution Date that are required to be paid, but are not actually paid, by the Servicer. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

SECTION 7.9 Pre-Funding Account.

(a) The Trustee shall establish and maintain an account entitled “Pre-Funding Account of [ - ], as Trustee, for the benefit of Holders of the FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_.” On the Closing Date, the Depositor will cause to be deposited to the Pre-Funding Account the Pre-Funded Amount. The Pre-Funding Account shall not be an asset of any REMIC created under this Agreement.

(b) The Pre-Funding Account shall be an Eligible Account. If an existing Pre-Funding Account ceases to be an Eligible Account, the Trustee shall establish a new Pre-Funding Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Pre-Funding Account into such new Pre-Funding Account.

(c) Amounts on deposit in the Pre-Funding Account (exclusive of investment earnings thereon) shall solely be applied to acquire Subsequent Mortgage Loans. On any Subsequent Sale Date, provided that the conditions set forth in Section 2.5 have been fully satisfied, the Depositor shall instruct the Trustee, in writing, to withdraw funds (exclusive of investment earnings) from the Pre-Funding Account (specifying the applicable sub-account, if applicable) in an amount equal to the price for the Subsequent Mortgage Loans to be acquired on such Subsequent Sale Date, and to pay such amount to the order of the Depositor. In no event shall the Trustee withdraw from the Pre-Funding Account an amount in excess of the Pre-Funded Amount (or portion thereof) deposited to such Account on the Closing Date.

(d) During the Pre-Funding Period, amounts on deposit in the Pre-Funding Account may be invested only in Eligible Investments by the Trustee at the direction of the Depositor, or in absence of direction from the Depositor, in money market funds described in the definition of Eligible Investments set forth in Article I. All such Eligible Investments shall be made in the name of the Trustee (in it capacity as such) or its nominee. The amount of any losses incurred in respect of any such investments shall be paid by the Depositor by a deposit in the applicable Pre-Funding Account out of its own funds, without any right of reimbursement therefor, immediately as realized.

(e) On the last day of the Pre-Funding Period, the Trustee shall transfer any remaining Pre-Funded Amount on deposit in the Pre-Funding Account to the Payment Account, which will be held uninvested, and will be included in the Available Distribution Amount for distribution to the Certificateholders as an additional prepayment of principal on the immediately following Distribution Date in accordance with the priorities set forth in Section 8.1 and terminate such Account.

(f) The Trustee, on behalf of the Trust, shall be the legal owner of the Pre-Funding Account. All amounts earned on deposits in the Pre-Funding Account shall be taxable to the Depositor. The Trustee shall release to the Depositor all investment earnings in the Pre-Funding Account on the Business Day immediately following the end of the Pre-Funding Period.

(g) Withdrawals pursuant to this Section 7.9 shall be treated as contributions of cash to the Pooling REMIC on the date of withdrawal.

(h) Each Subsequent Mortgage Loan acquired with funds from the Pre-Funding Account shall be acquired pursuant to a fixed price contract within the meaning of Internal Revenue Code § 860G(a)(3)(A)(ii).

SECTION 7.10 The Capitalized Interest Account.

(a) The Trustee shall establish and maintain in its name, an account entitled “Capitalized Interest Account of [ - ], as Trustee, for the benefit of the Holders of FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_.” On the Closing Date, the Depositor shall deposit in the Capitalized Interest Account the Original Capitalized Interest Amount.

(b) The Capitalized Interest Account shall be an Eligible Account. If an existing Capitalized Interest Account ceases to be an Eligible Account, the Trustee shall establish a new Capitalized Interest Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Capitalized Interest Account into such new Capitalized Interest Account.

(c) On the Business Day preceding any Distribution Date occurring during the Pre-Funding Period, the Trustee shall withdraw from the Capitalized Interest Account an amount equal to the Capitalized Interest Requirement for deposit into the Payment Account for distribution to Certificateholders in accordance with Section 8.1 on such Distribution Date.

(d) Amounts on deposit in the Capitalized Interest Account may be invested by the Trustee only in Eligible Investments at the written direction of the Depositor. All investment income and other gain on such investments shall be for the benefit of the Depositor and shall be subject to withdrawal on order of the Depositor from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Depositor by a deposit into the Capitalized Interest Account of its own funds, without right of reimbursement therefor, immediately as realized. In the event the Depositor does not provide written direction to the Trustee pursuant to this Section, all funds on deposit in the Capitalized Interest Account shall be invested in money market funds as described in paragraph (viii) of the definition of Eligible Investments set forth in Article I.

(e) On the last day of the Pre-Funding Period, the Trustee shall transfer any remaining amounts on deposit in the Capitalized Interest Account to the Payment Account, which will be held uninvested, and will be included in the Available Distribution Amount for distribution to the Certificateholders as an additional prepayment of principal on the immediately following Distribution Date in accordance with the priorities set forth in Section 8.1 and terminate such Account.

SECTION 7.11 Collateral Account.

(a) The Trustee shall establish and maintain in its name an account, entitled “Collateral Account of [ - ], as Trustee, for the benefit of the Holders of the FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates Series 200_-_ .” On the Closing Date, the Depositor shall cause to be deposited in the Collateral Account the Collateral Securities identified on Schedule II and any other financial assets of Trust Fund.

(b) The Collateral Account shall be an Eligible Account. If an existing Collateral Account ceases to be an Eligible Account, the Trustee shall establish a new Collateral Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collateral Account into such new Collateral Account.

(c) The Depositor, the Issuer and the Trustee hereby appoint [ - ] as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) (the “Securities Intermediary”) with respect to the Collateral Account, and the Issuer has, pursuant to the Indenture, granted to the Trustee, for the benefit of the Securityholders, a security interest to secure all amounts due Securityholders hereunder in and to the Collateral Account and the Security Entitlements to all Financial Assets credited to the Collateral Account, including without limitation all amounts, securities, investments, Collateral Securities investment property and other property from time to time deposited in or credited to the Collateral Account and all proceeds thereof. Amounts held from time to time in the Collateral Account will continue to be held by the Securities Intermediary for the benefit of the Trustee, as collateral agent, for the benefit of the Securityholders. Upon the termination of the Issuer or the discharge of the Indenture, the Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Securities or interests therein, the Securityholders shall be deemed to have appointed [ - ] as Securities Intermediary. [ - ] hereby accepts such appointment as Securities Intermediary.

(d) With respect to the assets credited to the Collateral Account, the Securities Intermediary agrees that:

(i) with respect to any assets that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(ii) the sole assets permitted in the Collateral Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

(iii) any such assets that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining the Collateral Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

(e) The Securities Intermediary hereby confirms that (i) the Collateral Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Collateral Account, (ii) all the assets on deposit in the Collateral Account will be promptly credited by the Securities Intermediary to such account, and (iii) all securities or other property underlying any Financial Assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Collateral Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the Issuer, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

(f) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to the Collateral Account shall be treated as a Financial Asset;

(g) If at any time the Securities Intermediary shall receive an Entitlement Order from the Trustee directing transfer or redemption of any Financial Asset relating to the Collateral Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuer or any other Person. If at any time the Trustee or the Trust Administrator notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Owner Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to the Collateral Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Trustee or any other Person;

(h) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Collateral Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee. The Financial Assets credited to the Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Trustee (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Account and (ii) the face amount of any checks which have been credited to the Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds);

(i) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to the Collateral Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(j) The rights and powers granted under the Indenture and herein to the Trustee have been granted in order to perfect its security interest in the Collateral Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Trustee in the Collateral Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

(k) Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Collateral Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows:

(i) it will comply with Entitlement Orders related to the Collateral Account issued by the Trustee, as collateral agent, without further consent by the Depositor or the Issuer, without further consent by the Depositor;

(ii) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Trustee, as collateral agent; and

(iii) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to the applicable account.

(l) Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trustee, the Trust Administrator and the Master Servicer to make withdrawals and distributions from the Collateral Account for the purpose of permitting the Master Servicer, the Trust Administrator or the Owner Trustee to carry out its respective duties hereunder or permitting the Trustee to carry out its duties under the Indenture.

(m) Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

(i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer’s and the Trustee’s security interest in the assets on deposit in the Collateral Account; and

(ii) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following:

(A) any change in its corporate name or any trade name or its jurisdiction of organization;

(B) any change in the location of its chief executive office or principal place of business; and

(C) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Trustee of any such filings.

(iii) Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its transferee, including the Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its transferees, including the Trustee, in the assets on deposit in the Collateral Account. In connection with the transactions contemplated by the Operative Agreements relating to the assets on deposit in the Collateral Account, each of the Depositor and the Issuer authorizes its immediate or mediate transferee, including the Trustee, to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section.

None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Trustee or the Securityholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Trustee or the Securityholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

SECTION 7.12 Calculation of LIBOR.

LIBOR shall be calculated in accordance with Schedule IV.

SECTION 7.13 Statements to Certificateholders.

(a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Certificateholder, the Master Servicer, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

(i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii) the amount thereof allocable to interest, any accrued and unpaid Interest Distribution Shortfall Amounts from prior Distribution Dates that are included in such distribution and any remaining unpaid Interest Distribution Shortfall Amount after giving effect to such distribution;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv) the Class Principal Amount of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v) the Pool Scheduled Principal Balance for the following Distribution Date;

(vi) the Senior Percentage and Subordinate Percentage for the following Distribution Date;

(vii) the amount of the Servicing Fees paid to or retained by the Servicer with respect to such Distribution Date, and the amount of Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

(viii) the Pass-Through Rate for each Class of Certificates with respect to such Distribution Date;

(ix) the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Distribution Date;

(x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

(xiii) the Senior Prepayment Percentage for the following Distribution Date;

(xiv) the aggregate amount of Realized Losses incurred during the calendar month preceding such Distribution Date;

(xv) the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount as of the related Determination Date;

(xvi) the aggregate principal balance of any Subsequent Mortgage Loans acquired by the Trust Fund in the related Due Period, the amount of funds remaining in each Pre-Funding Account (after taking into account any such acquisitions) and the amount of funds remaining in the Capitalized Interest Account (after giving effect to distributions on such Distribution Date); and

(xvii) any other information required to be provided to the Certificateholders by the REMIC Provisions.

The Trustee will make the Distribution Date statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee’s internet website. The Trustee’s internet web site shall initially be located at “[ - ].” Assistance in using the website can be obtained by calling the Trustee’s customer service desk at [ - ]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

(b) The Trustee’s responsibility for disseminating the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicer and the Master Servicer, and the Trustee shall be entitled to rely on such information and shall not be obligated to recalculate, reconcile or verify any such information.

(c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 7.13 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 7.14 Reports to the Securities and Exchange Commission.

(a) The Depositor shall prepare or cause to be prepared an initial current report on Form 8-K. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”) a Form 8-K with a copy of the statement to be furnished by the Trustee to the Certificateholders for such Distribution Date as an exhibit thereto. [Prior to January 30, [ - ], the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 31, [ - ], and unless and until a Form 15 Suspension Notice shall have been filed, prior to March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Prior to March 15, [ - ], and unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Trustee with:

(i) A written certification covering servicing of the Mortgage Loans and signed by an officer of the Master Servicer that complies with (a) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (b) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15a-14, as in effect from time to time; provided that if, after the Closing Date (i) the Sarbanes-Oxley Act of 2002 is amended, (ii) the Statement referred to in clause (b) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (iii) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Depositor and the Trustee following a negotiation in good faith to determine how to comply with any such requirements.

(ii) a copy of the annual statement of compliance of the Servicer and the annual independent accountant’s servicing report, in each case, required to be delivered pursuant to Sections 5.4 and 5.5; and

(iii) if applicable, the annual statement of compliance and the annual independent accountant’s servicing report to be delivered by the Master Servicer pursuant to Sections 6.14 and 6.15.

(b) Such Form 10-K shall include, to the extent available, as exhibits, a copy of each of the foregoing certifications, reports and statements, in each case to the extent timely delivered, if applicable, to the Master Servicer. If item (i) in the preceding sentence are not timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each Form 8-K and Form 10-K on behalf of the Trust Fund. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor.]

(c) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee’s obligations under this Section 7.14 or the Trustee’s negligence, bad faith or willful misconduct in connection therewith. Fees and expenses incurred by the Trustee in connection with this Section 7.14 shall not be reimbursable from the Trust Fund.

ARTICLE VIII

DISTRIBUTIONS AND LOSS ALLOCATION

SECTION 8.1 Priorities of Distribution.

(a) On each Distribution Date, the Trustee shall withdraw the Available Distribution Amount from funds then on deposit in the Payment Account and apply such funds to distributions on the Certificates (other than the Class P Certificates) in the following order and priority and, in each case, to the extent of Available Distribution Amount remaining:

(i) concurrently, to each class of the Class A Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(ii) to the Class M-1 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(iii) to the Class M-2 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(iv) to the Class B-1 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(v) to the Class B-2 Certificates, their Interest Distribution Amount for that Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amount from previous Distribution Dates;

(vi) concurrently, to each Class of the Class A Certificates (other than the Class A-IO Certificates), any Senior Principal Distribution Amounts remaining unpaid from previous Distribution Dates, to be allocated among the Class A Certificates pro rata based on their respective unpaid Senior Principal Distribution Amounts;

(vii) to the Class A Certificates (other than the Class A-IO Certificates), the Senior Principal Distribution Amount, allocated in the following sequential order:

(A) first, to the Class A-1 Certificates in reduction of their Certificate Principal Amount, until reduced to zero; and

(B) second, to the Class A-2 Certificates in reduction of their Certificate Principal Amount, until reduced to zero;

provided, however, that on any distribution date on which the Pool Scheduled Principal Balance is less than the aggregate Certificate Principal Amount of the Class A Certificates immediately prior to the related Distribution Date, the Senior Principal Distribution Amount shall be allocated among the Class A Certificates (other than the Class A-IO Certificates) pro rata based upon their respective Certificate Principal Amounts;

(viii) to the Class M-1 Certificates, interest on any Applied Loss Amount allocated to the Class M-1 Certificates on or before the Distribution Date at the Pass-Through Rate for the Class M-1 Certificates, any Class M-1 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class M-1 Principal Distribution Amount until the Class M-1 Certificate Principal Amount is reduced to zero;

(ix) to the Class M-2 Certificates, interest on any Applied Loss Amount allocated to the Class M-2 Certificates on or before the Distribution Date at the Pass-Through Rate for the Class M-2 Certificates, any Class M-2 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class M-2 Principal Distribution Amount until the Class M-2 Certificate Principal Amount is reduced to zero;

(x) to the Class B-1 Certificates, interest on any Applied Loss Amount allocated to the Class B-1 Certificates on or before the Distribution Date at the Pass-Through Rate for the Class B-1 Certificates, any Class B-1 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class B-1 Principal Distribution Amount until the Class B-1 Certificate Principal Amount is reduced to zero;

(xi) to the Class B-2 Certificates, interest on any Applied Loss Amount allocated to the Class B-2 Certificates on or before the Distribution Date at the Pass-Through Rate for the Class B-2 Certificates, any Class B-2 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class B-2 Principal Distribution Amount until the Class B-2 Certificate Principal Amount is reduced to zero;

(xii) sequentially (A) to each class of Class A Certificates (other than the Class A-IO Certificates) in the manner provided in Subparagraph (vii) above, (B) to the Class M-1 Certificates, (C) to the Class M-2 Certificates, (D) to the Class B-1 Certificates and (E) to the Class B-2 Certificates, in that order, the Overcollateralization Build Amount for such Distribution Date, in reduction of the Certificate Principal Amount of each Class until it has been reduced to zero;

(xiii) to the Class X Certificates, in the following sequential order:

(A) the Class X Strip Amount for such Distribution Date; and

(B) any Class X Strip Amounts from previous Distribution Dates remaining unpaid; and

(xiv) finally, any remainder to the Class R Certificates.

(b) Notwithstanding the priority and allocation contained in Section 8.1(a), if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentage of such Class and the aggregate of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments shall be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayments otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class pro rata based on their respective Class Principal Amounts immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Sections 8.1(a)(iv), (a)(v) and (a)(viii) - (a)(xi) above.

(c) On each Distribution Date, the Trustee shall pay to the Class P Certificates, to the extent of funds in the Payment Account available therefor, the Class P Distribution Amount.

(d) Amounts distributed to the Residual Certificates pursuant to subparagraph(a)(xiv) of this Section 8.1 above on any Distribution Date shall be allocated among the REMIC Residual Interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the Regular Interests in such REMIC on such Distribution Date.

SECTION 8.2 Allocation of Realized Losses.

(a) On or prior to each Determination Date, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date based upon information aggregated by the Master Servicer from the Servicer. Realized Losses with respect to any Distribution Date shall be allocated as follows (each allocation, an “Applied Loss Amount”):

(i) any Realized Loss (other than an Excess Loss) shall be allocated (A) first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Amount of each such Class is reduced to zero, and (B) second, to the Senior Certificates (other than the Class A-IO Certificates), pro rata on the basis of their respective Class Principal Amounts, in each case immediately prior to the related Distribution Date, until the respective Class Principal Amount of each such Class is reduced to zero; and

(ii) any Excess Losses shall be allocated to the Senior Certificates and the Subordinate Certificates then outstanding, pro rata, on the basis of their respective Class Principal Amounts, in each case immediately prior to the related Distribution Date.

(b) The Class Principal Amount of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Amounts of all Outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Pool Scheduled Principal Balance for such Distribution Date.

(c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Amount of a Class of Certificates pursuant to Section 8.2(a) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Amounts.

(d) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Amount of a Certificate pursuant to Section 8.2(a) above shall be accomplished by reducing the Certificate Principal Amount thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of Certificate Principal Amount.

ARTICLE IX

THE CERTIFICATES

SECTION 9.1 The Certificates.

(a) The Certificates shall be substantially in the forms attached hereto as Exhibits A through D. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

(b) Subject to Section 12.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (i) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five Business Days prior to the related Record Date or

(ii) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

(c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor or any Affiliate thereof.

SECTION 9.2 Certificate Register; Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 9.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b) No transfer of a Certificate other than an Offered Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said

Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect the transfer of a Class [ - ] Certificate and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit G (the “Transferor Certificate”) and (i) deliver a letter substantially in the form of either Exhibit H (the “Investment Letter”) or Exhibit I (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received a Benefit Plan Affidavit in the form of Exhibit K including (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA Restricted Certificate that has been the subject of an underwriting that meets the requirements of V(h) of PTCE 95-60 (defined below), if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase and holding of such ERISA Restricted Certificate will not result in the assets of the Trust Fund being deemed to be “plan assets” and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Master Servicer, any Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, in the event the Benefit Plan Affidavit is not so furnished, the representations referred to in the preceding sentence shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquiror’s) acceptance of the ERISA Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

To the extent permitted under applicable law (including ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 9.2(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c) The preparation and delivery of all certificates and opinions referred to above in this Section 9.2 in connection with transfer shall be at the expense of the parties to such transfers, and not an expense of the Trustee or the Trust Fund.

(d) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:

(i) registration of the Certificates may not be transferred by the Trustee except to another Depository;

(ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates;

(iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;

(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

(v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and

(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (i) (A) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Trustee or the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system, or at the direction of Certificate Owners representing at least 51% of the Certificate Principal Amount advises the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(e) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit L representing and warranting, among other things, that such transferee is a Permitted Transferee. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Trustee, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is a Permitted Transferee. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. Neither the Depositor nor the Trustee shall be under any liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Trustee making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 9.2(e), unless the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith. Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 9.2(e), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 9.2(e), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 9.2(e), or for the Trustee making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 9.2(e).

(f) Each Holder of an ERISA Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

SECTION 9.3 Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 9.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 9.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 9.4 Persons Deemed Owners.

The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by any notice to the contrary.

SECTION 9.5 Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 9.6 Maintenance of Office or Agency.

The Trustee shall maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its office at [ - ] for such purposes. The Trustee shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

SECTION 9.7 Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee, Master Servicer or any Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Master Servicer Event of Default and of the continuance thereof, and unless also the Holders of Certificates evidencing not less than 51% of the Percentage Interests of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such 60-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 9.7, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 9.8 Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Depository, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where expressly required herein, to the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Master Servicer, if made in the manner provided in this Section 9.8. Each of the Trustee and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Master Servicer, or the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE X

THE DEPOSITOR

SECTION 10.1 Liabilities of the Depositor.

The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

SECTION 10.2 Merger or Consolidation of the Depositor.

(a) The Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

(b) Any Person into which the Depositor may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 10.3 Limitation on Liability of the Depositor and Others.

None of the Depositor or any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of representations or warranties made by it herein or protect the Depositor or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Depositor shall be entitled to be reimbursed therefor out of the Payment Account on any Distribution Date.

ARTICLE XI

CONCERNING THE TRUSTEE

SECTION 11.1 Duties of Trustee.

(a) The Trustee, except during the continuance of a Master Servicer Event of Default, undertake to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If a Master Servicer Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are on their face in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement in a material manner the Trustee shall notify the Person providing such resolutions, certificates, statements, opinions, reports or other documents of the non-conformity, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

(c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in this Agreement;

(ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Master Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement;

(iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except as provided in Section 6.22; and

(iv) The Trustee shall not be responsible for any act or omission of the Master Servicer or the Depositor and the Trustee shall not be responsible for any act or omission of the other.

(d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee and makes reference to this series of Certificate or this Agreement, (ii) of which a Responsible Officer of the Trustee has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any Certificateholder of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25%, as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

(f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g) The Trustee shall not be held liable by reason of any insufficiency in the Payment Account resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h) Except as otherwise provided herein, the Trustee shall not have any duty (i) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance, and (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Payment Account, the Pre-Funding Account, or the Capitalized Interest Account, as applicable. Except as otherwise provided herein, the Trustee shall not have any duty to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(i) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

SECTION 11.2 Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 11.1:

(i) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv) Unless a Master Servicer Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of a Majority in Interest of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders, as applicable, as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein; provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

(vi) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

SECTION 11.3 Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (a) applicable bankruptcy and insolvency laws and other laws affecting the enforcement of the rights of creditors generally, and (b) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Payment Account, the Pre-Funding Account, the Capitalized Interest Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 11.4 Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee, in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not the Trustee or such Affiliate or agent.

SECTION 11.5 Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.6.

SECTION 11.6 Resignation and Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, as applicable, one copy to the successor trustee and one copy to the Master Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.5 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) the Trustee shall fail to observe or perform in any material respect any of the covenants or agreements of the Trustee contained in this Agreement (iv) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (v) the continued use of the Trustee would result in a downgrading, withdrawal or qualification of the rating by any Rating Agency of any Class of Certificates with a rating, then the Depositor or the Master Servicer shall remove the Trustee and the Depositor shall appoint a successor trustee acceptable to the Master Servicer by written instrument, one copy of which instrument shall be delivered to the Trustee one copy to the successor trustee and one copy to the Master Servicer.

(c) The Holders of a Majority in Interest of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee and one copy to the Master Servicer. The Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor and the Master Servicer.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.7.

SECTION 11.7 Successor Trustee.

(a) Any successor trustee appointed as provided in Section 11.6 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. A predecessor trustee shall deliver to the successor trustee, all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 11.5.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee.

SECTION 11.8 Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person shall be eligible under the provisions of Section 11.5.

SECTION 11.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or a Holder of a Majority in Interest of each Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Trustee or the Certificateholders evidencing a majority of the Voting Interests may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.5 and no notice to Certificateholders of the appointment shall be required under Section 11.7.

(f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g) The Trustee shall pay the reasonable compensation of the co-trustees requested by the Trustee to be so appointed (which compensation shall not reduce any compensation payable to the Trustee) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 11.12.

SECTION 11.10 Authenticating Agents.

(a) The Trustee may appoint one or more authenticating agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $25,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

(b) Any Person into which any authenticating agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any Person succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

(c) Any authenticating agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 11.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 11.10. No authenticating agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any authenticating agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 11.12.

SECTION 11.11 Indemnification of Trustee.

The Trustee and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder, including any applicable fees and expenses payable pursuant to Section 11.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer, the Servicer and the Holders written notice thereof promptly after a Responsible Officer of the Trustee shall have knowledge thereof provided that the failure to provide such prompt written notice shall not affect the Trustee’s right to indemnification hereunder;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor and the Master Servicer in preparing such defense; and

(iii) notwithstanding anything to the contrary in this Section 11.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor and the Master Servicer, which consent shall not be unreasonably withheld.

The provisions of this Section 11.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

SECTION 11.12 Fees and Expenses of Trustee.

The Trustee shall be entitled to a Trustee Fee, and the Trustee shall be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 12.1 to which such party is entitled as provided therein), except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties hereunder and any such expenses arising from its negligence, bad faith or willful misconduct.

ARTICLE XII

TERMINATION

SECTION 12.1 Termination upon Liquidation or Purchase of all Mortgage Loans.

Subject to Section 12.3, the obligations and responsibilities of the Depositor, the Master Servicer, the Seller, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans and REO Properties remaining in the Trust Fund (any such event, an “Optional Termination”) at the price equal to the sum of (i) 100% of the Scheduled Principal Balance of each Mortgage Loan plus one month’s accrued interest thereon at the applicable Net Mortgage Rate up to and including the first day of the month in which the Termination Price is paid plus (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two Independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Scheduled Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate up to and including the first day of the month in which the Termination Price is paid, plus (iii) unreimbursed Advances and any unpaid Master Servicing Fees and Servicing Fees allocable to such Mortgage Loans and REO Properties, plus (iv) all amounts, if any, then due and owing to the Trustee and the Master Servicer under this Agreement (the “Termination Price”), and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Final Scheduled Distribution Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Pool Scheduled Principal Balance, at the time of any such repurchase, aggregating less than ten percent of the aggregate Cut-off Date Balance of the Mortgage Loans. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) above, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the Termination Price.

SECTION 12.2 Final Distribution on the Certificates.

If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Payment Account, the Master Servicer shall notify the Trustee, which shall promptly send a final distribution notice to each Certificateholder.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day of the month immediately preceding the month of such final distribution and no later than the tenth day of the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates shall be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders. The Master Servicer shall, no later than the Business Day prior to the Distribution Date on which the final distribution is to be made, remit the Termination Price to the Trustee for deposit in the Payment Account.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in each case on the final Distribution Date and in the order set forth in Section 8.1, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to the Certificate Principal Amount thereof plus accrued interest thereon.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

SECTION 12.3 Additional Termination Requirements.

(a) In the event the Master Servicer exercises the Optional Termination as provided in Section 12.1, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 12.3 shall not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Master Servicer under Section 12.2, at the expense of the Servicer, the Trustee shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall be an expense of the Servicer), meets the requirements of a qualified liquidation;

(ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash in accordance with Section 12.1;

(iii) On the date specified for final payment of the Certificates, the Trustee shall cause to be made final distributions of principal and interest on the Certificates in accordance with Section 12.2 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

(iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b) The Trustee as agent for any REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 12.3(a)(i) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

(c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.

ARTICLE XIII

REMIC ADMINISTRATION

SECTION 13.1 REMIC Administration.

(a) The REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return prepared by the Master Servicer and signed by the Trustee for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement. Following the Closing Date, the Master Servicer shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Final Scheduled Distribution Date.

(c) The Master Servicer shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Master Servicer shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder (including its duties as tax return preparer).

(d) The Master Servicer shall prepare, and the Trustee shall sign and file, as instructed by the Master Servicer, each REMIC’s federal and state tax and information returns as such REMIC’s direct representative. The expenses of preparing and filing such returns shall be borne by the Master Servicer.

(e) The Master Servicer or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Master Servicer shall provide, upon receipt of additional reasonable compensation, (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) To the extent within their control, the Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action reasonably necessary to maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee, the Master Servicer or the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Master Servicer shall have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Payment Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h) The Master Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k) The Class R-[ - ] Holder shall act as “tax matters person” with respect to the [ - ] REMIC and shall act as agent for the Class              Certificateholder as “tax matters person” with respect to the [ - ] REMIC. The Master Servicer shall act as agent for the Class R-[ - ] Holder in such roles, unless and until another party is so designated by the Class R-[ - ] Holder.

SECTION 13.2 Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall (a) sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article XII, or (iv) a substitution or a repurchase of Mortgage Loans pursuant to Article II or (b) acquire any assets for any REMIC, or (c) sell or dispose of any investments in the Payment Account for gain, or accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (i) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (ii) affect the distribution of interest or principal on the Certificates, (iii) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (iv) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

SECTION 13.3 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee, Master Servicer, Servicer or a subservicer, as applicable, of its duties and obligations set forth herein, the Trustee, Master Servicer, Servicer or a subservicer, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that such party shall not be liable for any such Losses attributable to the action or inaction of the another party to this Agreement of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which such party has relied. Notwithstanding the foregoing, however, in no event shall the Trustee, Master Servicer, Servicer or a subservicer, as applicable, have any liability (a) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (b) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the another party to this Agreement of its duties and obligations set forth herein, and (c) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

ARTICLE XIV

MISCELLANEOUS PROVISIONS

SECTION 14.1 Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 14.2 Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

SECTION 14.3 Amendment.

(a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Seller, the Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller the Servicer or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any such amendment shall not, as evidenced by an Opinion of Counsel, which Opinion of Counsel shall be expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading, withdrawal or qualification of the respective ratings then assigned to the Certificate. The Trustee, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, maintain such qualification, avoid or minimize the risk of the imposition of such a tax or comply with any such requirements of the Code.

(b) This Agreement also may be amended from time to time by the Depositor, the Master Servicer, the Seller, the Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment shall not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are Outstanding.

(d) Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

(e) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(f) Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, which Opinion shall not be an expense of the Trustee or the Trust Fund, satisfactory to the Trustee that such amendment is permitted by this Agreement and that all requirements for amending this Agreement have been complied with.

SECTION 14.4 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

SECTION 14.5 Provision of Information.

(a) For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Master Servicer in providing such information shall be reimbursed by the Depositor.

(b) The Trustee shall provide to any Person to whom a Prospectus Supplement was delivered, upon the request of such person specifying the document or documents requested, a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Commission pursuant to Section 7.14. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

SECTION 14.6 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 14.7 Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by (i) the Seller to the Depositor and (ii) the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i)

this Agreement shall be deemed to be a security agreement (within the meaning of the UCC of the State of New York) with respect to all such assets and security interests and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant pursuant to the terms of this Agreement (i) by the Seller to the Depositor or (ii) by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, and shall cause the Seller, to the extent consistent with this Agreement, to take such actions as may be necessary to ensure that if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any UCC financing statements and continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

SECTION 14.8 Notices.

(a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Master Servicer Event of Default that has not been cured;

(iii) the resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

(iv) the repurchase or substitution of Mortgage Loans pursuant to the terms of this Agreement; and

(v) the final payment to Certificateholders.

(b) The Trustee shall promptly furnish to each Rating Agency copies of the following:

(i) each report to Certificateholders described in Section 7.13;

(ii) each annual statement as to compliance that it receives from any Servicer and/or the Master Servicer; and

(iii) each annual independent public accountants’ servicing report that it receives from any Servicer and/or the Master Servicer.

(c) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, by courier or by facsimile transmission to:

(i) in the case of the Depositor, FBR Securitization, Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, facsimile number: [ - ], Attention: [ - ] or such other address as the Depositor may hereafter furnish to the Master Servicer or the Trustee;

(ii) in the case of the Trustee, the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor or the Master Servicer;

(iii) in the case of the Seller or Servicer, [ - ], facsimile: [ - ], Attention: [ - ] or such other address as the Seller or the Servicer may hereafter furnish to the Master Servicer and the Trustee;

(iv) in the case of the Master Servicer, [ - ], facsimile number: [ - ], Attention: [ - ], or such other address as the Master Servicer may hereafter furnish to the Depositor or the Trustee; and

(v) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency.

Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 14.9 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 14.10 No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 14.11 Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

SECTION 14.12 No Petitions.

The Trustee and the Master Servicer, by entering into this Agreement, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

SECTION 14.13 Certificates Fully Paid and Nonassessable.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 14.14 Protection of Assets.

(a) Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust Fund created by this Agreement is not authorized and has no power to:

(i) borrow money or issue debt;

(ii) merge with another entity, reorganize, liquidate or sell assets; or

(iii) engage in any business or activities.

(b) Each of the Trustee, the Master Servicer and the Depositor agrees that it shall not file an involuntary bankruptcy petition against the Servicer or the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid in full.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

FBR SECURITIZATION, INC., as Depositor

By:
Name:
Title:

[ - ], as Master Servicer

By:
Name:
Title:

[ - ], as Seller

By:
Name:
Title:

[ - ], as Servicer

By:
Name:
Title:

[ - ], as Trustee

By:
Name:
Title:

[POOLING & SERVICING AGREEMENT]

SCHEDULE I

Mortgage Loan Schedule

S-I-1

SCHEDULE II

Collateral Securities Schedule

S-II-1

SCHEDULE III

Form of Monthly Statements to Certificateholders

S-III-1

SCHEDULE IV

LIBOR Calculation

(a) With respect to the first Accrual Period, the per annum rate of 1.10%. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Calculation Agent:

(1) LIBOR for any Accrual Period shall equal the offered rate, as determined by the Calculation Agent, for U.S. dollar deposits of one-month maturity that appears on the Dow Jones Telerate Page 3750 (or such other page as may replace Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date.

(2) If, on any LIBOR Determination Date, such rate does not appear on Page 3750 (or such other page as may replace such Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for U.S. dollar deposits of one month (except that in the case where such Accrual Period shall commence on a day that is not a LIBOR Business Day, for a term of one month commencing on the next following LIBOR Business Day), by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean. If, on any LIBOR Determination Date, fewer than two Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Calculation Agent (after consultation with the Depositor) are quoting on the relevant LIBOR Determination Date for U.S. dollar deposits for the term of such Accrual Period (except that in the case where such Accrual Period shall commence on a day that is not a LIBOR Business Day, for a term of one month commencing on the next following LIBOR Business Day), to the principal London offices of leading banks in the London interbank market.

(3) If the Calculation Agent is required but is unable to determine a rate in accordance with either of the procedures described in clauses (1) or (2) above, LIBOR with respect to such Accrual Period shall be the arithmetic mean of the offered quotations of the Reference Dealers as of 10:00 a.m. (New York time) on the first day of such Accrual Period for negotiable U.S. dollar certificates of deposit of major U.S. money market banks having a remaining maturity closest to one month.

(4) If the Calculation Agent is required but is unable to determine a rate in accordance with any of the procedures described in clauses (1), (2) or (3) above, the Calculation Agent shall designate an alternative index that has performed, or that the Calculation Agent expects to perform, in a manner substantially similar to LIBOR as determined above. The Calculation Agent shall select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the expense of the Trust Fund) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

S-IV-1

(b) For purposes of Sections (a)(1) and (3) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point. For the purposes of Section (a)(2) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty-second of a percentage point.

(c) The establishment of LIBOR (or an alternative index) by the Calculation Agent for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

S-IV-2

SCHEDULE V

Representations and Warranties of Seller

S-V-1

SCHEDULE VI

Subsequent Mortgage Loan Criteria

The obligation of the Trust to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

•	such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date;

•	such Subsequent Mortgage Loan may not have a final maturity date later than [ - ];

•	the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

•	such Subsequent Mortgage Loan will have a Mortgage Rate not less than [ - ]% per annum;

•	such Subsequent Mortgage Loan will not have an Original Loan-to-Value Ratio greater than [ - ]%;

•	such Subsequent Mortgage Loan will have a principal balance not greater than $[ - ];

•	such Subsequent Mortgage Loan will be secured by a first lien on a mortgaged property; and

•	such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies.

Following the purchase of such Subsequent Mortgage Loans by the Trust, the Trust Fund will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the initial Cut-off Date and (b) Subsequent Mortgage Loans as of the date such subsequent mortgage loans are transferred to the Trust:

Mortgage Pool

•	a weighted average current Mortgage Rate of at least [ - ]% per annum;

•	a weighted average remaining term to stated maturity of less than 360 months;

•	a weighted average Original Loan-to-Value Ratio of not more than [ - ]%;

•	a weighted average Credit Score of at least [ - ];

•	no more than [ - ]% of the Mortgage Loans by Pool Scheduled Principal Balance at the end of the Pre-Funding Period will be used for cash-out refinances;

S-VI-1

•	no more than [ - ]% of the Mortgage Loans by Pool Scheduled Principal Balance at the end of the Pre-Funding Period were originated pursuant to a stated income documentation program;

•	no more than [ - ]% of the Mortgage Loans by Pool Scheduled Principal Balance at the end of the Pre-Funding Period will be an interest-only loan;

S-VI-2

SCHEDULE VII

Mortgage Loan Schedule Reporting Criteria

With respect to each Mortgage Loan:

(a) the Company’s Mortgage Loan number;

(b) the full street address, city, state and zip code of the Mortgaged Property;

(c) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD or Condominium;

(d) the current Mortgage Rate;

(e) the current Mortgage Loan Remittance Rate;

(f) the current Scheduled Monthly Payment;

(g) the original term to maturity;

(h) the scheduled maturity date;

(i) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

(j) the Loan-to-Value Ratio;

(k) a code indicating the FICO score of the Mortgagor at the time of origination;

(l) the FICO score source;

(m) other applicable third party credit scores;

(n) the source of applicable third party credit scores;

(o) a code indicating the credit grade and specific loan/underwriting program of each Mortgage Loan as assigned by the Company;

(p) a code indicating the name of the issuer of the PMI Policy or PPMI Policy, if any, and the certificate number and percentage coverage, if applicable;

(q) the Appraised Value;

S-VII-1

(r) the date on which the first Scheduled Monthly Payment was due and the applicable Due Date;

(s) the last payment date on which a payment was applied;

(t) the documentation level (full, alternative, limited);

(u) loan purpose (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(v) a code indicating whether the Mortgaged Property is owner-occupied or investor property;

(w) a code indicating the product type (e.g., 2/28, 3/27, 15 year fixed, etc.);

(x) a code indicating whether the Mortgage Loan is subject to a Prepayment Premium;

(y) the term of any Prepayment Premium;

(z) the type and amount of any Prepayment Premium;

(aa) a code indicating whether any Prepayment Premium is enforceable under applicable federal, state and local laws;

(bb) the Mortgagor’s debt to income ratio;

(cc) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(dd) with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

(ee) with respect to each Adjustable Rate Mortgage Loan, the lifetime maximum Mortgage Rate;

(ff) with respect to each Adjustable Rate Mortgage Loan, the lifetime minimum Mortgage Rate;

(gg) with respect to each Adjustable Rate Mortgage Loan, the periodic Mortgage Rate cap;

(hh) with respect to each Adjustable Rate Mortgage Loan, the Index;

(ii) a code indicating whether the Mortgage Loan is convertible;

(jj) the applicable Servicing Fee Rate;

S-VII-2

(kk) a code indicating whether the Mortgage Loan is an adjustable rate or fixed rate mortgage loan;

(ll) a code indicating whether the Mortgage Loan is a balloon loan;

(mm) a code indicating whether the Mortgage Loan is secured by a ground lease;

(nn) a code indicating whether the Mortgage Loan is a “high cost” (or similarly classified) loan under applicable federal, state and local laws; and

(oo) the name of the Originator or broker of the Mortgage Loan.

With respect to the Mortgage Loans in the aggregate in the Trust Fund, the respective Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:

(pp) the number of Mortgage Loans;

(qq) the current aggregate outstanding principal balance of the Mortgage Loans;

(rr) the current weighted average Mortgage Rate of the Mortgage Loans; and

(ss) the weighted average months to maturity of the Mortgage Loans.

S-VII-3

SCHEDULE VIII

Contents of Mortgage Loan File

S-VIII-1

SCHEDULE IX

Class A-IO Notional Principal Amount Schedule

S-IX-1

SCHEDULE X

Form of Monthly Remittance Advice from Servicer

S-X-1

SCHEDULE XI

Servicer of Monthly Defaulted Loan Report from Servicer

S-XI-1

EXHIBIT A

FORM OF SENIOR CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FBRSI TRUST 200_-_

ASSET-BACKED PASS-THROUGH CERTIFICATES

SERIES 200_-_

CLASS A-[_] CERTIFICATE

THIS CLASS A-[_] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE PRINCIPAL OF THIS CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT (OR NOTIONAL PRINCIPAL AMOUNT) OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW, AND MAY BE ZERO. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL AMOUNT (OR NOTIONAL PRINCIPAL AMOUNT) BY INQUIRY OF THE TRUSTEE.

PASS-THROUGH RATE: [•]	[CERTIFICATE PRINCIPAL AMOUNT] [NOTIONAL PRINCIPAL AMOUNT] OF THE CLASS A-[_] CERTIFICATES AS OF THE CLOSING DATE: $[•]

DENOMINATION: $[•]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF [•]	SCHEDULED PRINCIPAL BALANCE OF THE ASSETS (INCLUDING THE PRE-FUNDED AMOUNT) AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE THE CUT-OFF DATE: $[•]

CLOSING DATE: [•]

FIRST DISTRIBUTION DATE: [•]

MASTER SERVICER: [•]

TRUSTEE: [•]

CUSIP NO.: [•]

NO. 1

FBRSI TRUST 200_-_

ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 200_-_

CLASS A-[_] CERTIFICATE

evidencing a beneficial ownership interest in a Trust that consists primarily of a pool of Mortgage Loans and proceeds relating thereto (collectively, the “Assets”) formed and sold by

FBR SECURITIZATION, INC.

THIS CERTIFICATE DOES NOT REPRESENT INTERESTS IN OR OBLIGATIONS FRIEDMAN, BILLINGS, RAMSEY & CO., INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. UNLESS EXPRESSLY PROVIDED IN THE PROSPECTUS SUPPLEMENT, THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY ANY PERSON.

THIS CERTIFIES THAT:

Cede & Co.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class A-[ - ] Certificates issued by FBRSI Trust 200_-_ (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of [ - ] (the “Pooling and Servicing Agreement”) among FBR Securitization, Inc. (the “Depositor”), the Master Servicer, the Trustee, [ - ], as seller, and [ - ], as servicer, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the [ - ] day of each month commencing in [ - ] or, if such [ - ] day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution, (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Pass-Through Rate on the Class A-[_] Certificates for any Distribution Date will be equal to [ • ]. Principal and interest will be distributed on this Certificate on any Distribution Date in the manner specified in the Pooling and Servicing Agreement. Distributions allocated to the Class A-[_] Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the FBRSI Trust 200_-_ Asset-Backed Pass Through Certificates, Series 200_-_ (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the initial aggregate Certificate Principal Amount of the Class A-[_] Certificates. The Certificates are issued in [ • ] classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

Certain Realized Losses on and certain other shortfalls in respect of the Assets will be allocated on any Distribution Date to Holders of Subordinate Certificates by allocation to the related Certificates of an Applied Loss Amount in the manner set forth in the Pooling and Servicing Agreement. Applied Loss Amounts will be allocated on each Distribution Date first to the Class [B-2] Certificates, next to the Class [B-1] Certificates, next to the Class [M-2] Certificates and finally to the Class [M-1] Certificates, in each case to reduce the Class Principal Amount of such Class until it has been reduced to zero. All Applied Loss Amounts allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class in proportion with their respective Percentage Interests.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Assets, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Distribution Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made by the Master Servicer or the related servicer, or certain expenses incurred, with respect to the Assets and administration of the Trust.

So long as this Certificate is registered in the name of a Depository or its nominee, the Trustee shall make distributions on this Certificate by wire transfer of immediately available funds to the Depository or its nominee. Otherwise, all distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Trustee on each Distribution Date to the Holder of such Certificate as of the related Record Date either (i) by wire transfer of immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or (ii) by check mailed by first class mail to such Holder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Rights as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by the Depository or its nominee and certain limitations set forth in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by the Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $[ • ] and integral multiples of $1 in excess thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Trustee. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Seller and the Servicer and any agent of the Depositor, the Master Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Seller of all Mortgage Loans (and REO Properties) pursuant to the terms and conditions of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Seller may make an Optional Termination or cause an Optional Termination to be made at such time as the Pool Scheduled Principal Balance aggregates to less than ten percent of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual or facsimile signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: [ • ]	[ • ], NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE

BY:
AUTHORIZED OFFICER

ATTEST:

AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-[ • ] CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

[ • ], AS TRUSTEE

By:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT—as tenants by the	(Cus) (Minor)
entireties	Under Uniform Gifts to Minors
JT TEN—as joint tenants with rights of survivor- ship and not as Tenants (State) in Common	Act

Additional abbreviations may also be used though not

in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint

(Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust,

with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution: **

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                                                                                                                                                 , for the account of                                                                                                           , account number                                                          , or, if mailed by check, to                                                                                                                       . Applicable reports and statements should be mailed to                                                                                                                                          . This information is provided by                                                                                                                                                                             , the assignee named above, or                                                                              , as its agent.

EXHIBIT B

FORM OF SUBORDINATED CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BECAUSE THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES ARE SUBORDINATED SECURITIES, THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS MAY NOT BE SATISFIED. AS A RESULT, THE PURCHASE OR HOLDING OF ANY OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES UNDER ERISA OR THE CODE. ACCORDINGLY, NONE OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES ARE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS UNLESS AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST. EACH PURCHASER OF A CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.

THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES ARE SUBORDINATED TO THE CLASS A-[_][,] [AND] CLASS [A-IO] [CLASS M-1] [CLASS M-2] [CLASS B-1] CERTIFICATES ISSUED BY THE TRUST DESCRIBED HEREIN TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

FBRSI TRUST 200_-_

ASSET-BACKED PASS-THROUGH CERTIFICATES

SERIES 200_-_

CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE

THIS CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE PRINCIPAL OF THIS CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW, AND MAY BE ZERO. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

PASS-THROUGH RATE: [ • ]	CERTIFICATE PRINCIPAL AMOUNT OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES AS OF THE CLOSING DATE: $[ • ]
DENOMINATION: $[ • ]

DATE OF POOLING AND SERVICING AGREEMENT: AS OF [ • ]	SCHEDULED PRINCIPAL BALANCE OF THE ASSETS (INCLUDING THE PRE-FUNDED AMOUNT) AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE THE CUT-OFF DATE: $[ • ]
CLOSING DATE: [ • ]

FIRST DISTRIBUTION DATE: [ • ]	MASTER SERVICER: [ • ]

TRUSTEE: [ • ]

CUSIP NO.: [ • ]

NO. 1

FBRSI TRUST 200_-_

ASSET-BACKED PASS-THROUGH CERTIFICATES

SERIES 200_-_

CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATE

evidencing a beneficial ownership interest in a Trust, which Trust consists primarily of a pool of Mortgage Loans (collectively, the “Assets”) formed and sold by

FBR SECURITIZATION, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FRIEDMAN, BILLINGS, RAMSEY & CO., INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING ASSETS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (EXCEPT TO THE EXTENT THAT ONE OR MORE OF THE ASSETS ARE INSURED BY THE FEDERAL HOUSING ADMINISTRATION).

NO CERTIFICATEHOLDER HAS ANY RIGHT AGAINST FHA OR HUD WITH RESPECT TO FHA INSURANCE POLICIES ON THE FHA-INSURED ASSETS. BY ITS ACCEPTANCE OF THIS CERTIFICATE, EACH CERTIFICATEHOLDER IS DEEMED TO HAVE AGREED TO THE FOREGOING.

THIS CERTIFIES THAT:

Cede & Co.

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class [M-1] [M-2] [B-1] [B-2] Certificates issued by FBRSI Trust 200_-_ (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of [ • ] (the “Pooling and Servicing Agreement”) among FBR Securitization, Inc. (the “Depositor”), the Master Servicer, the Trustee, the Seller and the Servicer, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions of principal of and interest on this Certificate (including the final distribution on this Certificate) will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the [ - ] day of each month commencing in [ • ] or, if such [ - ] day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution, (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Pass-Through Rate on the Class [M-1] [M-2] [B-1] [B-2] Certificates for any Distribution Date will be equal to [ • ]. Principal and interest will be distributed on this Certificate on any Distribution Date in the manner specified in the Pooling and Servicing Agreement. Distributions allocated to the Class [M-1] [M-2] [B-1] [B-2] Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the FBRSI Trust 200_-_ Asset-Backed Pass Through Certificates, Series 200_-_ (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the quotient, expressed as a percentage, obtained by dividing the denomination of this Certificate specified on the face hereof by the initial aggregate Certificate Principal Amount of the [M-1] [M-2] [B-1] [B-2] Certificates. The Certificates are issued in [ • ] classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

The Class [M-1] [M-2] [B-1] [B-2] Certificates will be subordinated to the Class A-[_] [,][and] Class A-IO [M-1] [M-2] [B-1] Certificates, and the Class [M-2] [B-1] [B-2], Class X and Class R Certificates will be subordinated to the Class [M-1] [M-2] [B-1] [B-2] Certificates, in each case to the extent provided in the Pooling and Servicing Agreement.

Certain Realized Losses on and certain other shortfalls in respect of the Assets will be allocated on any Distribution Date to Holders of Subordinated Certificates by allocation to the related Certificates of a Writedown Amount in the manner set forth in the Pooling and Servicing Agreement. Writedown Amounts will be allocated on each Distribution Date first to the Class [B-2] Certificates, next to the Class [B-1] Certificates, next to the Class [M-2] Certificates and finally to the Class [M-1] Certificates, in each case to reduce the Adjusted Certificate Principal Balance of such Class until it has been reduced to zero. All Writedown Amounts allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class in proportion with their respective Percentage Interests.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Assets, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to

Holders, such purposes including reimbursement of Advances made by the Servicer, or certain expenses incurred, with respect to the Assets and administration of the Trust.

So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Trustee will make payments of principal and interest on this Certificate by wire transfers of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Trustee on each Distribution Date to the Holder of such Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Certificates of this Class with aggregate initial denominations of at least $1,000,000, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Rights as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Pooling and Servicing Agreement and below, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by the Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $[ • ] and integral multiples of $1 in excess thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Trustee. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of all or any portion of the Class [M-1] [M-2] [B-1] [B-2] Certificates may be made to a proposed transferee that is a Plan Investor unless an exemption from the prohibited transaction rules of ERISA and the Code applies to the acquisition, holding, and resale of such Certificate. Each Beneficial Owner of this Certificate will be deemed to have represented to the Trustee and the Master Servicer, by virtue of its acquisition of a beneficial interest in this Certificate, either that it is not a Plan Investor or that an exemption from the prohibited transaction rules of ERISA and the Code applies to the acquisition, holding and resale of such certificates and transactions in connection with the servicing, management and operation of the Trust.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Seller of all Mortgage Loans (and REO Properties) pursuant to the terms and conditions of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Seller may make an Optional Termination or cause an Optional Termination to be made at such time as the Pool Scheduled Principal Balance aggregates to less than ten percent of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: [ • ]	[ • ], NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE

BY:
AUTHORIZED OFFICER

ATTEST:

AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS [M-1] [M-2] [B-1] [B-2] CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

[ • ], AS CERTIFICATE REGISTRAR

BY:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT—_____Custodian__________
TEN ENT—as tenants by the entireties	(Cus) (Minor)
Under Uniform Gifts to Minors
JT TEN—as joint tenants with rights of survivor-ship and not as Tenants in Common
Act _______________________
(State)

Additional abbreviations may also be used though not

in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

___________________________________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ____________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                                          (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated: __________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                         , for the account of                                 , account number                         , or, if mailed by check, to                             . Applicable reports and statements should be mailed to                                     . This information is provided by                                     , the assignee named above, or                             , as its agent.

EXHIBIT C

FORM OF CLASS X CERTIFICATES

THE CLASS X CERTIFICATES ARE SUBORDINATED TO THE OTHER CLASSES OF THE CERTIFICATES ISSUED BY THE TRUST DESCRIBED HEREIN (OTHER THAN THE CLASS R CERTIFICATES) TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION FROM SUCH REGISTRATION. THE TRUSTEE SHALL REQUIRE A CERTIFICATE FROM ANY TRANSFEROR AND TRANSFEREE HEREOF DEMONSTRATING COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND, UNDER CERTAIN CIRCUMSTANCES, THE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO SUCH REGISTRATION OR QUALIFICATION. ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE TRUSTEE, THE DEPOSITOR AND THE MASTER SERVICER A TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS AND AN AFFIDAVIT OF THE TRANSFEREE AS TO VARIOUS ERISA MATTERS (AND AN OPINION OF COUNSEL AS TO ERISA MATTERS IF REQUIRED UNDER SUCH AFFIDAVIT). RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.

BECAUSE THE CLASS X CERTIFICATES ARE SUBORDINATED SECURITIES, THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS MAY NOT BE SATISFIED. AS A RESULT, THE PURCHASE OR HOLDING OF ANY OF THE CLASS X CERTIFICATES BY A PLAN INVESTOR MAY CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION OR RESULT IN THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES UNDER ERISA OR THE CODE. ACCORDINGLY, NONE OF THE CLASS X CERTIFICATES ARE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS UNLESS AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING, AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST. EACH PURCHASER OF A CLASS X CERTIFICATE, OTHER THAN THE INITIAL PURCHASER OF THE CLASS X CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED EITHER THAT IT IS NOT A PLAN INVESTOR OR THAT AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES OF ERISA AND THE CODE APPLIES TO THE ACQUISITION, HOLDING,

AND RESALE OF SUCH CERTIFICATE AND TRANSACTIONS IN CONNECTION WITH THE SERVICING, MANAGEMENT AND OPERATION OF THE TRUST.

THE HOLDER OF THIS CLASS X CERTIFICATE IS NOT ENTITLED TO SCHEDULED DISTRIBUTIONS OF PRINCIPAL.

FBRSI TRUST 200  -

ASSET-BACKED PASS-THROUGH CERTIFICATES

SERIES 200  -

CLASS X CERTIFICATE

THIS CLASS X CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

PERCENTAGE INTEREST: 100%	SCHEDULED PRINCIPAL BALANCE OF THE ASSETS (INCLUDING THE PRE-FUNDED AMOUNT) AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE THE CUT-OFF DATE: $[ • ]
DATE OF POOLING AND SERVICING AGREEMENT: AS OF [ • ]

CLOSING DATE: [ • ]	MASTER SERVICER: [ • ]

FIRST DISTRIBUTION DATE: [ • ]	TRUSTEE: [ • ]

NO. 1	CUSIP NO.: [ • ]

FBRSI TRUST 200  -

ASSET-BACKED PASS-THROUGH CERTIFICATES

SERIES 200  -

CLASS X CERTIFICATE

evidencing a beneficial ownership interest in a Trust, which Trust consists primarily of a pool of Mortgage Loans (collectively, the “Assets”) formed and sold by

FBR SECURITIZATION, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FRIEDMAN, BILLINGS, RAMSEY & CO., INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING ASSETS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (EXCEPT TO THE EXTENT THAT ONE OR MORE OF THE ASSETS ARE INSURED BY THE FEDERAL HOUSING ADMINISTRATION).

NO CERTIFICATEHOLDER HAS ANY RIGHT AGAINST FHA OR HUD WITH RESPECT TO FHA INSURANCE POLICIES ON THE FHA-INSURED ASSETS. BY ITS ACCEPTANCE OF THIS CERTIFICATE, EACH CERTIFICATEHOLDER IS DEEMED TO HAVE AGREED TO THE FOREGOING.

THIS CERTIFIES THAT:

[ • ]

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class X Certificates issued by FBRSI Trust 200_-_ (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of [ • ] (the “Pooling and Servicing Agreement”) among FBR Securitization, Inc. (the “Depositor”), the Master Servicer, and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

The Holder of this Certificate will not be entitled to any schedule distributions of principal. Distributions on this Certificate, if any (including the final distribution on this Certificate), will be made out on the [ - ] day of each month commencing in [ • ] or, if such [ - ] day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution, (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

As described in the Pooling and Servicing Agreement, the Holders of the Class X Certificates are entitled to receive on each Distribution Date the applicable Class X Strip Amount. Distributions allocated to the Class X Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the FBRSI Trust 200  -   Asset-Backed Pass Through Certificates, Series 200  -  , Class X Certificates (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof. The Certificates are issued in [ • ] classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

The Class X Certificates will be subordinated to the Certificates of all other classes (other than the Class R Certificates) to the extent provided in the Pooling and Servicing Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Assets, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made by the Servicer, or certain expenses incurred, with respect to the Assets and administration of the Trust.

All distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Trustee on each Distribution Date to the Holder of such Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Certificates of this Class evidencing Percentage Interest of 50% or greater, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer, with the consent of the Holders of a Majority of Interest of each Class of Certificates (and in certain circumstances a higher percentage of such Voting Rights as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

Subject to the terms of the Pooling and Servicing Agreement, the Certificates of this Class will be registered as one or more certificates held by the Depository or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $[ • ] and integral multiples of $1 in excess thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, at the option of the Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon the surrender of the Certificates to be exchanged at the office or agency of the Trustee. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Certificates of this Class are issuable in fully-registered, certificated form without coupons in minimum Percentage Interests of 10% and integral multiples thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of any Class X Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification under the Act and applicable state securities laws, the Trustee shall not register such transfer unless and until the prospective transferee provides the Trustee with a Transferee Agreement or a Rule 144A Agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer. Forms of Transferee Agreements and Rule 144A Agreements are attached to the Pooling and Servicing Agreement. In addition, if the proposed transferee delivers a Rule 144A Agreement that does not certify to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, (i) the Master Servicer, the Trustee, the Seller and the Servicer shall require that the transferor and transferee certify as to the factual basis for the registration or qualification exemption relied upon and (ii) if such transfer is made within three years after the acquisition thereof by a non-Affiliate of the Depositor, the Master Servicer or the Trustee may also require an Opinion of Counsel that such transfer may be made without registration or qualification under the Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Depositor, the Trustee or the Master Servicer. None of the Depositor, the Trustee or the Master Servicer is obligated to register or qualify any of the Class X Certificates under the Act or any other securities law or to take any action not otherwise required under the Pooling and Servicing Agreement to permit the transfer of such Certificates without such registration or qualification. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Servicer against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state securities laws or is not made in accordance with such federal and state laws.

Further, no transfer of a Class X Certificate shall be made unless and until the prospective transferee provides the Servicer and the Trustee with a properly executed and completed Benefit Plan Affidavit (and a Benefit Plan Opinion, if required pursuant to the Benefit Plan Affidavit), which Affidavit (and Opinion, if required) shall not be obtained at the expense of the Trustee, the Depositor or the Master Servicer. Notwithstanding anything herein to the contrary, any purported transfer of a Class X Certificate to or on behalf of a Plan Investor without delivery of a Benefit Plan Affidavit and, if required, a Benefit Plan Opinion, shall be null and void.

The Depositor, the Trustee, the Master Servicer and the Certificate Registrar and any agent of the Depositor, the Trustee, the Master Servicer or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Master Servicer the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Seller of all Mortgage Loans (and REO Properties) pursuant to the terms and conditions of the Pooling and Servicing

Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Seller may make an Optional Termination or cause an Optional Termination to be made at such time as the Pool Scheduled Principal Balance aggregates to less than ten percent of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

This Class X Certificate is a security governed by Article 8 of the Uniform Commercial Code.

The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: [ • ]	[ • ], NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE

By:
AUTHORIZED OFFICER

ATTEST:

AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

[ • ], AS CERTIFICATE REGISTRAR

By:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT—as tenants by the	(Cus) (Minor)
entireties	Under Uniform Gifts to Minors
JT TEN—as joint tenants with
rights of survivor-	Act
ship and not as Tenants	(State)
in Common

Additional abbreviations may also be used though not

in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

_____________

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint                      (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to                                                                                      , for the account of                                              , account number                             , or, if mailed by check, to                                              . Applicable reports and statements should be mailed to                                                                  . This information is provided by                                              , the assignee named above, or                                                      , as its agent.

EXHIBIT D

FORM OF RESIDUAL CERTIFICATE

THE CLASS R CERTIFICATES ARE SUBORDINATED TO THE OTHER CLASSES OF THE CERTIFICATES ISSUED BY THE TRUST DESCRIBED HEREIN TO THE EXTENT DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SUCH LAWS OR QUALIFICATION FOR AN EXEMPTION FROM SUCH REGISTRATION. THE TRUSTEE SHALL REQUIRE A CERTIFICATE FROM ANY TRANSFEROR AND TRANSFEREE HEREOF DEMONSTRATING COMPLIANCE WITH APPLICABLE SECURITIES LAWS AND, UNDER CERTAIN CIRCUMSTANCES, THE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL WITH RESPECT TO SUCH REGISTRATION OR QUALIFICATION. ANY TRANSFEREE OF THIS CERTIFICATE MUST DELIVER TO THE TRUSTEE, THE DEPOSITOR AND THE MASTER SERVICER A TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS. THE SERVICER MUST GIVE ITS WRITTEN CONSENT TO ANY TRANSFER OF THIS CLASS R CERTIFICATE. AS A CONDITION TO THIS CONSENT, A TRANSFEREE MUST PROVIDE THE MASTER SERVICER WITH A RESIDUAL TRANSFEREE AGREEMENT CONTAINING CERTAIN REPRESENTATIONS AND COVENANTS, AN AFFIDAVIT RELATING TO VARIOUS TAX MATTERS, AND AN AFFIDAVIT RELATING TO VARIOUS ERISA MATTERS (AND AN OPINION OF COUNSEL AS TO ERISA MATTERS IF REQUIRED UNDER SUCH AFFIDAVIT), ALL AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. NO TRANSFER OF A CLASS R CERTIFICATE SHALL BE PERMITTED TO BE MADE TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS R CERTIFICATE. NOTWITHSTANDING THE FULFILLMENT OF THE PREREQUISITES DESCRIBED ABOVE, THE MASTER SERVICER MAY WITHHOLD ITS CONSENT TO A TRANSFER TO THE EXTENT NECESSARY TO AVOID A RISK OF (1) DISQUALIFICATION OF ANY REMIC AS A REMIC OR (2) THE IMPOSITION OF A TAX UPON ANY REMIC. THE SERVICER SHALL NOT GIVE ITS CONSENT TO THE TRANSFER OF LESS THAN AN ENTIRE INTEREST IN A CLASS R CERTIFICATE UNLESS (1) THE INTEREST TRANSFERRED IS AN UNDIVIDED INTEREST OR (2) THE TRANSFEROR OR THE TRANSFEREE HAS PROVIDED THE MASTER SERVICER (WITH A COPY TO THE TRUSTEE) WITH AN OPINION THAT THE TRANSFER WILL NOT JEOPARDIZE THE REMIC

STATUS OF ANY REMIC. RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE ARE DESCRIBED MORE FULLY HEREIN.

THE HOLDER OF THIS RESIDUAL CERTIFICATE IS NOT ENTITLED TO SCHEDULED DISTRIBUTIONS OF PRINCIPAL OR INTEREST.

FBRSI TRUST 200  -

ASSET-BACKED PASS-THROUGH CERTIFICATES

SERIES 200  -

CLASS R CERTIFICATE

THIS CLASS R CERTIFICATE REPRESENTS BENEFICIAL OWNERSHIP OF A REMIC RESIDUAL INTEREST IN [A REMIC] [EACH OF [ • ] REMICS] UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

PERCENTAGE INTEREST: 100% DATE OF POOLING AND SERVICING AGREEMENT: AS OF [ • ]	AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE ASSETS (INCLUDING THE PRE-FUNDED AMOUNT) AFTER DEDUCTING PAYMENTS DUE ON OR BEFORE AND PREPAYMENTS RECEIVED BEFORE [ • ]: $[ • ]

CLOSING DATE: [ • ]

TRUSTEE: [ • ]

NO. 1	MASTER SERVICER: [ • ]

FBRSI TRUST 200  -

ASSET-BACKED PASS-THROUGH CERTIFICATES

SERIES 200  -

CLASS R PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust that consists primarily of a pool of Mortgage Loans (collectively, the “Assets”) formed and sold by

FBR SECURITIZATION, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FRIEDMAN, BILLINGS, RAMSEY & CO., INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING ASSETS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES (EXCEPT TO THE EXTENT THAT ONE OR MORE OF THE ASSETS ARE INSURED BY THE FEDERAL HOUSING ADMINISTRATION).

NO CERTIFICATEHOLDER HAS ANY RIGHT AGAINST FHA OR HUD WITH RESPECT TO FHA INSURANCE POLICIES ON THE FHA-INSURED ASSETS. BY ITS ACCEPTANCE OF THIS CERTIFICATE, EACH CERTIFICATEHOLDER IS DEEMED TO HAVE AGREED TO THE FOREGOING.

THIS CERTIFIES THAT:

[ • ]

is the registered owner of the Percentage Interest evidenced by this Certificate in the Class R Certificates issued by FBRSI Trust 200  -   (the “Trust”), which was created pursuant to a Pooling and Servicing Agreement, dated as of [ • ] (the “Pooling and Servicing Agreement”), FBR Securitization, Inc. (the “Depositor”), the Master Servicer, the Trustee, [ - ], as seller, and [ - ], as servicer, a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

The Holder of this Certificate will not be entitled to any scheduled distributions of principal or interest. Distributions on this Certificate, if any (including the final distribution on this Certificate), will be made on the [25]th day of each month commencing in [ • ] or, if such [25]th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the related “Record Date”). All sums distributed on this Certificate are payable in the coin or currency of the

United States of America as at the time of payment is legal tender for the payment of public and private debts.

Distributions, if any, will be made to the Holders of the Class R Certificates as described in the Pooling and Servicing Agreement. Distributions allocated to the Class R Certificates will be allocated among the Certificates of such Class pro rata based upon their respective Percentage Interests, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as the FBRSI Trust 200  -   Asset-Backed Pass Through Certificates, Series 200  -   (herein called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof. The Certificates are issued in [ • ] classes as specifically set forth in the Pooling and Servicing Agreement. The Class R Certificates are sometimes referred to as the “Residual Certificates.” The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

The Class R Certificates will be subordinated to the Certificates of all other Classes to the extent provided in the Pooling and Servicing Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Assets, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made by the Servicer, or certain expenses incurred, with respect to the Assets and administration of the Trust.

All distributions made on any Certificate pursuant to the Pooling and Servicing Agreement will be made by or on behalf of the Trustee on each Distribution Date to the Holder of such Certificate as of the related Record Date (i) by check mailed to such Holder at its address reflected in the Certificate Register as of the related Record Date or (ii) if such Holder is the Holder of Certificates of this Class evidencing Percentage Interests of 50% or greater, by wire transfer of immediately available funds to the account of such Holder, upon receipt by the Trustee of a written request of such Holder accompanied by the appropriate wiring instructions at or before the Closing Date or, in the case of any wire instructions delivered after the Closing Date, at least five Business Days prior to the related Record Date. A fee may be charged by the Trustee to a Holder of Certificates for any distribution made to such Holder by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

An election will be made to treat certain of the assets assigned to the Trust as three separate real estate mortgage investment conduits (“REMICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the elections are made properly and that certain qualification requirements concerning the Assets and the Certificates are met, the Holder of this Certificate will be treated for federal income tax purposes as the beneficial owner of a “residual interest” in each of the REMICs. Accordingly, the Holder of this Class R Certificate will be taxed on its pro rata share of each REMIC’s taxable income or net loss. The requirement that the Holder of this Class R Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

Pursuant to (and subject to the limitations set forth in) the Pooling and Servicing Agreement, the Servicer or one of its affiliates, as agent of the REMIC (the “Tax Matters Person” or “TMP”), will provide each Holder of a Class R Certificate with information sufficient to enable such Holder to prepare (i) its federal income tax and information returns and (ii) any reports required by the Code regarding the Certificates, except where such information is provided to each such Holder by the Trustee pursuant to the Pooling and Servicing Agreement. As the Holder of a residual interest in the REMICs, the Holder of a Class R Certificate will have continuing administrative rights and obligations generally similar to those of a partner with respect to its partnership. Such rights and obligations principally concern the REMICs’ federal income tax and information returns and the representation of the REMICs in administrative or judicial proceedings involving the Internal Revenue Service. The TMP, however, will act on behalf of the Holders of the Class R Certificates as the REMICs’ representative for such proceedings. The REMICs’ federal tax and information returns will be prepared by the TMP, and signed and filed by the Trustee. Pursuant to the Pooling and Servicing Agreement, if the TMP is unable for any reason to fulfill its duties as TMP, then the Holder of the largest Percentage Interest of the Residual Certificates, without compensation, shall become the successor TMP for the REMICs; provided, however, that in no event shall the Trustee be required to act as TMP (regardless of whether the Trustee is acting as successor Servicer).

By accepting this Certificate, the Holder of this Certificate agrees to be bound by all of the provisions of the Pooling and Servicing Agreement, and, in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of each REMIC and (ii) refrain from taking any action that could endanger such status.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer and the rights of the Holders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer, with the consent of the Holders of Certificates evidencing at least a majority of the Voting Rights of each Class affected by the proposed amendment (and in certain circumstances a higher percentage of such Voting Rights as specified in the Pooling and Servicing Agreement). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer or exchange hereof or in lieu herefor, regardless of whether notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling and Servicing Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Trustee or such other offices or agencies appointed by the Trustee for that purpose or such other locations, if any, provided in the Pooling and Servicing Agreement, duly endorsed by, or accompanied by an assignment in the form attached hereto or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

The Certificates of this Class are issuable in fully-registered, certificated form without coupons in minimum Percentage Interests of 10% and integral multiples thereof.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

Upon the request of any registered Holder of this Class R Certificate, the Trustee shall issue to such Holder three separately transferable, certificated and fully registered Certificates (a Class R-1 Certificate, a Class R-2 Certificate and a Class R-3 Certificate), in substantially the forms of Exhibit R-[•], Exhibit R-[•] and Exhibit R-[•] attached to the Pooling and Servicing Agreement. In the event that this Class R Certificate is exchanged for separately transferable Class R-1, Class R-2 and Class R-3 Certificates: (1) the Class R-1 Certificates will be designated as the residual interest in the Issuing REMIC, (2) the Class R-2 Certificates will be designated as the residual interest in the Intermediate REMIC, (3) the Class R-3 Certificates will be designated as the residual interest in the Pooling REMIC, and (4) the restrictions on the transfer of a Residual Certificate provided herein and in the Standard Terms will apply to each of the Class R-1, the R-2 and the Class R-3 Certificates.

No transfer of any Class R Certificates shall be made unless that transfer is made pursuant to an effective registration statement under the Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that a transfer is to be made without registration or qualification under the Act and applicable state securities laws, the Trustee shall not register such transfer unless and until the prospective transferee provides the Trustee with a Transferee Agreement or a Rule 144A Agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer. Forms of Transferee Agreements and Rule 144A Agreements are attached to the Pooling and Servicing Agreement. In addition, if the proposed transferee delivers a Rule 144A Agreement that does not certify to facts that, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, (i) the Servicer

and the Trustee shall require that the transferor and transferee certify as to the factual basis for the registration or qualification exemption relied upon and (ii) if such transfer is made within three years after the acquisition thereof by a non-Affiliate of the Depositor, then the Depositor, the Master Servicer or the Trustee may also require an Opinion of Counsel that such transfer may be made without registration or qualification under the Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Depositor, the Trustee or the Master Servicer. None of the Depositor, the Master Servicer or the Trustee is obligated to register or qualify any of the Class R Certificates under the Act or any other securities law or to take any action not otherwise required under the Pooling and Servicing Agreement to permit the transfer of such Certificates without such registration or qualification. Any such Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer, the Trustee, the Seller and the Servicer against any liability that may result if the transfer is not exempt from registration under the Act and all applicable state securities laws or is not made in accordance with such federal and state laws.

Further, no transfer of a Class R Certificate shall be made unless and until the prospective transferee provides the Servicer and the Trustee with a properly executed and completed Benefit Plan Affidavit (and a Benefit Plan Opinion, if required pursuant to the Benefit Plan Affidavit), which Affidavit (and Opinion, if required) shall not be obtained at the expense of the Trustee, the Depositor or the Master Servicer. Notwithstanding anything herein to the contrary, any purported transfer of a Class R Certificate to or on behalf of a Plan Investor without delivery of a Benefit Plan Opinion shall be null and void.

In addition, the Trustee shall not register any transfer of a Class R Certificate (including any beneficial interest therein) without first obtaining the written consent of the Servicer. The Servicer will not give such consent to any proposed transfer or sale to any investor that the Servicer knows to be a Disqualified Organization. As prerequisites to the Servicer’s consent to any transfer of a Class R Certificate (or any beneficial interest therein), the proposed transferee thereof must provide the Servicer with (i) a Residual Transferee Agreement and (ii) (A) if the proposed transferee is a Non-U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit [•] to Exhibit [•] to the Standard Terms and a certificate of the transferor stating whether the Class R Certificate has “tax avoidance potential” as defined in Treasury Regulations Section 1.860G-3(a)(2) or (B) if the proposed transferee is a U.S. Person, an affidavit of the proposed transferee in substantially the form attached as Exhibit [•] to Exhibit [•] to the Standard Terms. Notwithstanding the fulfillment of the prerequisites described above, the Servicer may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of (i) disqualification of any REMIC as a REMIC or (ii) the imposition of a tax upon any REMIC. In addition, the Servicer shall not give its consent to the transfer of less than an entire interest in a Class R Certificate unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Servicer with an Opinion of Counsel obtained at its own expense that the transfer will not jeopardize the REMIC status of any REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

If a tax or a reporting cost is borne by any REMIC as a result of the transfer of a Class R Certificate (or any beneficial interest therein) in violation of the restrictions set forth herein and in the Pooling and Servicing Agreement, the Trustee (or the Paying Agent), upon notification from the Master Servicer, shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of the Class R Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Depositor, the Trustee (or the Paying Agent), the Master Servicer, the Trust, any REMIC or any other Holders, and none of such parties shall have any liability for payment of any such tax or reporting cost.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Pooling and Servicing Agreement and the Trust created thereby shall terminate upon the earlier of (a) the purchase by the Seller of all Mortgage Loans (and REO Properties) pursuant to the terms and conditions of the Pooling and Servicing Agreement and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts to be distributed to them. In no event shall the Trust continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of the St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. Pursuant to the terms of the Pooling and Servicing Agreement, the Seller may make an Optional Termination or cause an Optional Termination to be made at such time as the Pool Scheduled Principal Balance aggregates to less than ten percent of the sum of the aggregate Cut-off Date Balance of the Mortgage Loans.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not represent entitlement to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

This Class R Certificate is a security governed by Article 8 of the Uniform Commercial Code.

The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Pooling and Servicing Agreement and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: [ • ]	[ • ], NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE

By:
AUTHORIZED OFFICER

ATTEST:

AUTHORIZED OFFICER

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

[ • ], AS CERTIFICATE REGISTRAR

By:
AUTHORIZED OFFICER

ABBREVIATIONS

The following abbreviations, when used in this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common        UNIF GIFT MIN ACT—        Custodian

TEN ENT—as tenants by the(Cus) (Minor)

entireties Under Uniform Gifts to Minors

JT TEN—as joint tenants with

rights of survivor- Act

ship and not as Tenants            (State)

in Common

Additional abbreviations may also be used though not

in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

___________________________________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE _______________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint ________________

(Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust,

with full power of substitution in the premises.

Dated:	______________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED: The signature

must be guaranteed by a commercial bank

or trust company or by a member firm

of the New York Stock Exchange or another

national securities exchange. Notarized or

witnessed signatures are not acceptable.

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available

funds, to                                                                                                                                   , for the account of                                                      , account number                                              , or, if mailed by check, to                                              . Applicable reports and statements should be mailed to                                                                                  . This information is provided by                                                                                                           , the assignee named above, or                                                                                                       , as its agent.

EXHIBIT E

FORM OF INITIAL CERTIFICATION

FBR Securitization, Inc., as Depositor

1001 Nineteenth Street North

Arlington, Virginia 22209

Attention: [                            ]

[ • ], as Master Servicer

[Address]

Attention: [                            ]

Re: Pooling and Servicing Agreement, dated as of [ - ],

among FBR Securitization, Inc., as Depositor,

[ • ], as Master Servicer, [ • ], as Trustee, [ • ], as Seller, and [ • ], as Seller

FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_

Gentlemen:

In accordance with Section 2.2 of the Pooling and Servicing Agreement, the undersigned as Trustee, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, it has received a Mortgage File that contains a Mortgage Note corresponding to such Mortgage File with respect to each Asset listed on the Mortgage Loan Schedule.

The Trustee further certifies as to each Mortgage Note that:

ARTICLE XV EXCEPT FOR THE ENDORSEMENT REQUIRED PURSUANT TO

SECTION 2.1(B)(III), THE MORTGAGE NOTE, ON THE FACE OR THE REVERSE

SIDE(S) THEREOF, DOES NOT CONTAIN EVIDENCE OF ANY UNSATISFIED

CLAIMS, LIENS, SECURITY INTERESTS, ENCUMBRANCES OR RESTRICTIONS

OF TRANSFER, AND

ARTICLE XVI THE MORTGAGE NOTE BEARS AN ENDORSEMENT (WHICH

APPEARS TO BE AN ORIGINAL) IN BLANK OR TO THE TRUSTEE, AS SET FORTH

IN SECTION 2.1(B)(I) OF THE POOLING AND SERVICING AGREEMENT.

Except as described herein, the Trustee has not made an independent examination of any documents contained in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”).

[TRUSTEE]

By:
Name:
Title:

2

FORM OF INTERIM CERTIFICATION

FBR Securitization, Inc., as Depositor

1001 Nineteenth Street North

Arlington, Virginia 22209

Attention: [                            ]

[ • ], as Master Servicer

[Address]

Attention: [                            ]

Re: Pooling and Servicing Agreement, dated as of [ - ],

among FBR Securitization, Inc., as Depositor,

[ • ], as Master Servicer, [ • ], as Trustee, [ • ], as Seller, and [ • ], as Seller

FBRSI Trust 200_-_ Asset-Backed Pass-Through Certificates, Series 200_-_

Gentlemen:

In accordance with Section 2.2 of the Pooling and Servicing Agreement, the undersigned as Trustee, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, it has received a Mortgage File that contains a Mortgage Note corresponding to such Mortgage File with respect to each Asset listed on the Mortgage Loan Schedule.

The Trustee further certifies as to each Mortgage Note that:

(1) EXCEPT FOR THE ENDORSEMENT REQUIRED PURSUANT TO SECTION

2.1(B)(III), THE MORTGAGE NOTE, ON THE FACE OR THE REVERSE SIDE(S)

THEREOF, DOES NOT CONTAIN EVIDENCE OF ANY UNSATISFIED CLAIMS,

LIENS, SECURITY INTERESTS, ENCUMBRANCES OR RESTRICTIONS OF

TRANSFER, AND

ARTICLE XVII THE MORTGAGE NOTE BEARS AN ENDORSEMENT (WHICH

APPEARS TO BE AN ORIGINAL) IN BLANK OR TO THE TRUSTEE, AS SET FORTH

IN SECTION 2.1(B)(I) OF THE POOLING AND SERVICING AGREEMENT.

Except as described herein, the Trustee has not made an independent examination of any documents contained in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”).

[TRUSTEE]

By:
Name:
Title:

3

EXHIBIT F

FORM OF FINAL CERTIFICATION

FBR Securitization, Inc., as Depositor

1001 Nineteenth Street North

Arlington, Virginia 22209

Attention: [                                ]

[ • ], as Master Servicer

[Address]

Attention: [                                ]

Re: Pooling and Servicing Agreement, dated as of [ - ]

among FBR Securitization, Inc., as Depositor,

[ • ], as Master Servicer, [ • ], as Trustee, [ • ], as Seller, and [ • ], as Seller

FBRSI Trust 200  -   Asset-Backed Pass-Through Certificates, Series 200_-_

Gentlemen:

In accordance with Section 2.2 of the Pooling and Servicing Agreement, the undersigned as Trustee, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed in the Mortgage Loan Schedule to the Pooling and Servicing Agreement (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage Loan File which includes each of the documents required to be included in the Mortgage Loan File as set forth in Section 2.1 of the Pooling and Servicing Agreement.

The Trustee has not made an independent examination of any documents contained in any Mortgage File beyond the review specifically required in the above captioned Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Mortgage File or any of the Mortgage Loans listed on the Mortgage Loan Schedule, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”).

[TRUSTEE]

By:
Name:
Title:

1

EXHIBIT G

FORM OF TRANSFEROR CERTIFICATE

Date

Re:	FBRSI Trust 200_-_
ASSET-BACKED PASS-THROUGH CERTIFICATES Series 200_-_

                                              (the “Transferor”) has reviewed the attached affidavit of                                                   (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained therein is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:
Title:

1

EXHIBIT H

FORM OF INVESTMENT LETTER (NON-RULE 144A)

FBRSI TRUST 200_-_

ASSET-BACKED PASS-THROUGH CERTIFICATES,

SERIES 200_-_ CLASS [    ] CERTIFICATES

_______________

(DATE)

FBR Securitization, Inc., as Depositor

1001 Nineteenth Street North

Arlington, Virginia 22209

Attention: [                        ]

[                            ], as Master Servicer

[Address]

Attention: [                        ]

[                            ], as Trustee

[Address]

Attention: [                        ]

Ladies and Gentlemen:

In connection with the purchase on the date hereof of the captioned securities (the “Purchased Securities”), the undersigned (the “Transferee”) hereby certifies and covenants to the transferor, the Depositor, the Master Servicer, the Trustee and the Trust as follows:

1

(1) REPRESENTATIONS AND WARRANTIES.

The Transferee Represents and Warrants:

(a) The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Transferee is organized, is authorized to invest in the Purchased Securities and to enter into this Agreement, and has duly executed and delivered this Agreement.

(b) The Transferee is acquiring the Purchased Securities for its own account as principal and not with a view to the distribution of the Purchased Securities, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the “Act”).

(c) The Transferee is an “Accredited Investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act.

(d) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased Securities; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risk of an investment in the Purchased Securities and can afford a complete loss of such investment;

(e) The Transferee confirms that the Depositor has made available to the Transferee the opportunity to ask questions of, and receive answers from, the Depositor concerning the Depositor, the Trust, the purchase by the Transferee of the Purchased Securities and all matters relating thereto, and to obtain additional information relating thereto that the Depositor possesses or can acquire without unreasonable effort or expense.

(2) COVENANTS.

The Transferee Covenants:

(a) The Transferee will not make a public offering of the Purchased Securities, and will not reoffer or resell the Purchased Securities in a manner that would render the issuance and sale of the Purchased Securities, whether considered together with the resale or otherwise, a violation of the Act, or any state securities or “Blue Sky” laws or require registration pursuant thereto;

(b) The Transferee agrees that, in its capacity as holder of the Purchased Securities, it will assert no claim or interest in the Mortgage Assets by reason of owning the Purchased Securities other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Pooling and Master Servicing Agreement and the securities; and

(c) If applicable, the Transferee will comply in all material respects with respect to the Purchased Securities with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

2

(3) TRANSFER RESTRICTIONS.

(a) The Transferee understands that the Purchased Securities have not been registered under the Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Securities are registered under the Act and under applicable state law or unless an exemption from such registration is available. If so requested by the Master Servicer or the Trustee, the Transferee and the transferor shall certify to the Depositor, the Master Servicer and the Trustee as to the factual basis for the registration or qualification exemption relied upon. The Transferee further understands that neither the Depositor, the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Securities or make an exemption from such registration available.

(b) In the event that the transfer is to be made within three years of the date the Purchased Securities were acquired by a non-Affiliate of the Depositor from the Depositor or an Affiliate of the Depositor, the Master Servicer or the Trustee may require an Opinion of Counsel (which shall not be an expense of the Depositor, the Master Servicer or the Trustee) that such transfer is not required to be registered under the Act or state securities laws.

(c) Any Securityholder desiring to effect a transfer shall, and does hereby agree to, indemnify the Depositor, the Master Servicer and the Trustee against any liability that may result if the transfer is not exempt under federal or applicable state securities laws.

(d) The transfer of the Securities may be subject to additional restrictions, as set forth in Section 9.2 of the Pooling and Servicing Agreement.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of [ - ], among FBR Securitization, Inc., the Master Servicer, the Trustee, [ - ], as seller, and [ - ], as servicer, pursuant to which the Purchased Securities were issued.

IN WITNESS WHEREOF, the undersigned has caused this Investment Letter to be executed by its duly authorized representative as of the day and year first above written.

[TRANSFEREE]

By:
Name:
Title:

3

EXHIBIT I

Form of Investment Letter (Rule 144A)

RULE 144A LETTER

FBRSI TRUST 200_-_ ASSET-BACKED PASS-THROUGH CERTIFICATES

SERIES 200_-_ CLASS [    ] CERTIFICATES

_______________

(DATE)

FBR Securitization, Inc., as Depositor

1001 Nineteenth Street North

Arlington, Virginia 22209

[                        ], as Master Servicer

[Address]

Attention: [                        ]

[                        ], as Trustee

[Address]

Attention: [                        ]

Ladies and Gentlemen:

In connection with the purchase on the date hereof of the captioned securities (the “Purchased Certificates”), the undersigned (the “Transferee”) hereby certifies and covenants to the transferor, FBR Securitization, Inc., the Master Servicer, the Trustee and the Trust as follows:

1. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and has completed the form of certification to that effect attached hereto as Annex A1 (if the Transferee is not a registered investment company) or Annex A2 (if the Transferee is a registered investment company). The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

2. The Transferee understands that the Purchased Certificates have not been registered under the 1933 Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the 1933 Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither FBR Securitization, Inc., the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

3. The Transferee is acquiring the Purchased Certificates for its own account or for the account of a “qualified institutional buyer” (as defined in Rule 144A, a “QIB”), and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in

1

reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act and under applicable state securities laws. In addition, such transfer may be subject to additional restrictions, as set forth in Section 9.2 of the Pooling and Servicing Agreement. By its execution of this agreement, the Transferee agrees that it will not resell, pledge or transfer any of the Purchased Certificates to anyone otherwise than in strict compliance with Rule 144A, or pursuant to another exemption from registration under the 1933 Act and all applicable state securities laws, and in strict compliance with the transfer restrictions set forth in Section 9.2 of the Pooling and Servicing Agreement. The Transferee will not attempt to transfer any or all of the Purchased Certificates pursuant to Rule 144A unless the Transferee offers and sells such Certificates only to QIBs or to offerees or purchasers that the Transferee and any person acting on behalf of the Transferee reasonably believe (as described in paragraph (d)(l) of Rule 144A) is a QIB.

4. The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and (b) the Pooling and Servicing Agreement referred to below.

5. If applicable, the Transferee has complied, will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of [ - ], among FBR Securitization, Inc., [ - ], a master servicer, [ - ], as trustee, [ - ], as seller, and [ - ], as servicer, pursuant to which the Purchased Certificates were issued.

IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Letter to be executed by its duly authorized representative as of the day and year first above written.

[TRANSFEREE]

By:
Name:

Title:

2

Annex A1 to Exhibit I

TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Transferee.

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because (a) the Transferee owned and/or invested on a discretionary basis at least $                         in securities [Note to reviewer—the amount in the previous blank must be at least $100,000,000 unless the Transferee is a dealer, in which case the amount filled in the previous blank must be at least $10,000,000.] (except for the excluded securities referred to in paragraph 3 below) as of                                  [specify a date on or since the end of the Transferee’s most recently ended fiscal year] (such amount being calculated in accordance with Rule 144A) and (b) the Transferee meets the criteria listed in the category marked below.

☐ Corporation, etc. The Transferee is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation (other than a bank as defined in Section 3(a)(2) of the 1933 Act or a savings and loan association or other similar institution referenced in Section 3(a)(5)(A) of the Act), a partnership, or a Massachusetts or similar business trust.

☐ Bank. The Transferee (a) is a national bank or banking institution as defined in Section 3(a)(2) of the 1933 Act and is organized under the laws of a state, territory or the District of Columbia. The business of the Transferee is substantially confined to banking and is supervised by the appropriate state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements is attached hereto.

☐ Savings and Loan. The Transferee is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in Section 3(a)(5)(A) of the 1933 Act. The Transferee is supervised and examined by a state or federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. savings and loan association or similar institution, and not more than 18 months preceding the date of this certification in the case of a foreign savings and loan association or equivalent institution, a copy of which financial statements is attached hereto.

☐ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Certificates Exchange Act of 1934, as amended (the “1934 Act”).

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☐ Insurance Company. The Transferee is an insurance company as defined in Section 2(13) of the 1933 Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, territory or the District of Columbia.

☐ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

☐ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Certificate Act of 1974, as amended.

☐ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

☐ Other. The Transferee qualifies as a “qualified institutional buyer” as defined in Rule 144A on the basis of facts other than those listed in any of the entries above. If this response is marked, the Transferee must certify on additional pages, to be attached to this certification, to facts that satisfy the Servicer that the Transferee is a “qualified institutional buyer” as defined in Rule 144A.

3. The term “securities” as used herein does not include (a) securities of issuers that are affiliated with the Transferee, (b) securities constituting the whole or part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements, (f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the 1934 Act.

5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Purchased Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be made in reliance on Rule 144A.

6. Will the Transferee be purchasing	_____ ____
the Purchased Certificates only	YES NO
for the Transferee’s own account?

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If the answer to the foregoing question is “NO”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Purchased Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this              day of                             ,                 .

Print Name of Transferee

By:
Name:
Title:
Date:

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Annex A2 to Exhibit I

REGISTERED INVESTMENT COMPANIES

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Purchased Certificates (the “Transferee”) or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the “Adviser”).

2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), because (a) the Transferee is an investment company (a “Registered Investment Company”) registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and (b) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $                             [Note to reviewer - the amount in the previous blank must be at least $100,000,000] in securities (other than the excluded securities referred to in paragraph 4 below) as of                                          [specify a date on or since the end of the Transferee’s most recently ended fiscal year]. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities to the Transferee or the Transferee’s Family of Investment Companies was used.

☐ The Transferee owned $                                 in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

☐ The Transferee is part of a Family of Investment Companies which owned in the aggregate $                                 in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a “series company,” as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

4. The term “securities” as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d)

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repurchase agreements, (e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this              of                             ,                     .

[Print Name of Transferee or Adviser]

By:
Name:
Title:

IF AN ADVISER:

[Print Name of Transferee]

Date:

5

EXHIBIT J

FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

TO:	[Name and Address of Trustee]

RE:	Pooling and Servicing Agreement, dated as of [ - ], among FBR Securitization, Inc., [ - ], as Master Servicer, and [ - ], as Trustee, [ - ], as Seller, and [ - ], as Servicer, (the “Pooling and Servicing Agreement”)

In connection with the administration of the Mortgage Loans held by you as the Trustee, we request the release and acknowledge receipt, of the Mortgage File [specify documents if only a partial Mortgage File is being released]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name and Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

☐ 1.	Mortgage Loan Paid in Full. (The Master Servicer hereby certifies that all amounts received in connection therewith have been deposited into the Distribution Account as provided in the Pooling and Servicing Agreement.)

☐ 2.	Mortgage Loan Liquidated by . (The Master Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received.)

☐ 3.	Mortgage Loan in Foreclosure.

☐ 4.	Other (explain).

If item 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If item 3 or 4 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

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Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

[ • ]
as Master Servicer

By:
Name:
Title:
Date:

Acknowledgment of Documents returned to the Trustee:

[NAME OF TRUSTEE]

By:
Name:
Title:
Date:

EXHIBIT K

FORM OF BENEFIT PLAN AFFIDAVIT

Re:	[FBRSI TRUST 200 -
ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 200 - ]
ERISA-RESTRICTED CERTIFICATES

STATE OF [ ]	)
)ss:
COUNTY/CITY OF [ ]	)

Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

(a) 1. That I am a duly authorized officer of [Organization], a [State] corporation (the “Purchaser”), whose taxpayer identification number is [____________], and on behalf of which I have the authority to make this affidavit.

(b) 2. That the Purchaser is acquiring any of the Private Certificates, each representing an interest in the Trust Fund, for certain assets of which one or more real estate mortgage investment conduit (“REMIC”) elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) 3. The Purchaser either:

(i) is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer;

(ii) is an insurance company and (A) the Purchaser is acquiring the ERISA Restricted Certificates with funds held in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), as published in 60 Fed. Reg. 35925 (July 12, 1995)) and (B) and all of the requirements of PTCE 95-60 are met, including the requirement that an ERISA Qualifying Underwriting applies, to exempt the acquisition and holding of the Certificates and the transactions in connection with the servicing, management and operation of the Trust Fund from the prohibited transaction rules of ERISA and the Code; or

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(iii) has provided an Opinion of Counsel obtained at the Transferee’s expense, satisfactory to [_______________]. An Opinion of Counsel with respect to this Benefit Plan Affidavit is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Fund to be regarded as Plan Assets, (b) give rise to a fiduciary duty under ERISA, on the part of [________], the Servicer, or the Trustee, or (c) be treated as, or result in, a prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as of [ - ], among FBR Securitization, Inc., as Depositor, [ - ], as Master Servicer, and [ - ], as Trustee, [ - ], as Seller, and [ - ], as Servicer.

[SIGNATURE PAGE FOLLOWS]

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EXHIBIT L

FORM OF RESIDUAL TRANSFER AFFIDAVIT

Re:	[Company]
FBRSI TRUST 200 - (the “Trust”)
ASSET-BACKED PASS-THROUGH CERTIFICATES, Class R

STATE OF	)
) ss.:
COUNTY OF	)

Under penalties of perjury, I, the undersigned declare that, to the best of my knowledge and belief, the following representations are true, correct and complete:

(d) 1. I am a duly authorized officer of _________, a ________ corporation (the “Transferee”), on behalf of which I have the authority to make this affidavit.

(e) 2. The Transferee is acquiring all or a portion of the securities (the “Residual Certificates”), which represent the residual interests in              real estate mortgage investment conduits (each, a “REMIC”) for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

3. The Transferee is a (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation for federal income tax purposes (iii) a partnership (unless Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a partnership for federal income tax purposes, none of the interests in which are owned, directly or indirectly through one or more intermediate entities, by a person that is a Non-U.S. Person, (iv) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust (or to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to be treated as United States persons), or (vi) a foreign person who would be subject to United States taxation on a net basis on income derived from a Certificate.

4. The Transferee is a not a “Disqualified Organization” (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of,

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or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer’s cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in § 1381(a)(2)(C) of the Code; (iv) any foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person; or (v) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

5. The Transferee agrees to consent to any amendment of the Pooling and Servicing Agreement (as defined below) that shall be deemed necessary by              (upon advice of counsel to             ) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of [ - ], among FBR Securitization, Inc., as Depositor, [ - ], as Master Servicer, and [ - ], as Trustee, [ - ], as Seller, and [ - ], as Servicer (collectively, the “Pooling and Servicing Agreement”).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Transferee has caused this instrument to be duly executed on its behalf by its duly authorized officer this                     .

[NAME]

By:
Name:
Its:

Personally appeared before me                     , known or proved to me to be the same person who executed the foregoing instrument and to be a                      of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

Subscribed and sworn before me this      day of                     .

Notary Public

My commission expires the     day of                     , 20    .

EXHIBIT M

FORM OF RESIDUAL TRANSFEREE AGREEMENT

FBRSI TRUST 200  -

ASSET-BACKED PASS-THROUGH CERTIFICATES

SERIES 200    -

CLASS R

Date, 200

FBR Securitization, Inc., as Depositor

1001 Nineteenth Street North

Arlington, Virginia 22209

[                    ], as Master Servicer

[Address]

Attention: [                    ]

[                    ], as Trustee

[Address]

Attention: [            ]

Re:	FBRSI TRUST 200_-_ ASSET-BACKED PASS-THROUGH CERTIFICATES
SERIES 200_-_, Class R, representing a _________Percentage Interest

Ladies and Gentlemen:

The undersigned (the “Transferee”) proposes to purchase all or some of the captioned Certificates (together with any Class R-1 Certificate, Class R-2 Certificate and/or Class R-3 Certificate for which any such Certificates may be exchanged, the “Residual Certificates”), issued by the Trust Fund established pursuant to a pooling and servicing agreement dated as of [ - ] (the “Agreement”), among FBR Securitization, Inc., as Depositor, [ - ], as Master Servicer, and [ - ], as Trustee, [ - ], as Seller, and [ - ], as Servicer. In doing so the Transferee hereby acknowledges and agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Agreement or in the Residual Transfer Affidavit.

Section 2. Representations and Warranties of the Transferee. In connection with the proposed transfer of the Residual Certificates, the Transferee represents and warrants to                     , the Servicer, the Trustee and the Trust Fund as follows:

(a) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Residual Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision; and the Transferee is able to bear the economic risk of an investment in the Residual Certificates and can afford a complete loss of such investment.

(b) The Transferee represents that (i) it understands that the Residual Certificates represent for federal income tax purposes the “residual interest” in each of three real estate mortgage investment conduits (“REMICs”) and that, as the holder of the Residual Certificates, it will be required to take into account, in determining its taxable income, its pro rata share of the taxable income of each such REMIC, (ii) it understands that it may incur federal income tax liabilities with respect to the Residual Certificates in excess of any cash flows generated by the Residual Certificates and (iii) it has historically paid its debts as they became due and has the financial wherewithal and intends to continue to pay its debts as they come due in the future, including any tax imposed on the income that it derives from the Residual Certificates as such taxes become due.

(c) The Transferee confirms that              has made available to the Transferee the opportunity to ask questions of, and receive answers from,              concerning             , the Trust Fund, the purchase by the Transferee of the Residual Certificates and all matters relating thereto, and to obtain additional information relating thereto that              possesses or can acquire unreasonable effort or expense.

Section 3. Covenants. The Transferee covenants:

(a) The Transferee agrees that, in its capacity as a holder of the Residual Certificates, it will assert no claim or interest in the Mortgage Loans by reason of owning the Residual Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Agreement and the Certificates.

(b) If applicable, the Transferee will comply with respect to the Residual Certificates in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

(c) Upon notice thereof, the Transferee agrees to any future amendment to the provisions of the Agreement relating to the transfer of the Residual Certificates (or any interest therein) that counsel to             , the Servicer or the Trust Fund may deem necessary to ensure that any such transfer will not result in the imposition of any tax on the Trust Fund.

(d) The Transferee hereby designates the Securities Administrator or an affiliate thereof, as its agent, to be and perform the functions of each REMIC’s tax matters person (“TMP”).

(e) The Transferee hereby agrees that the parties designated in the Agreement or an affiliate thereof will (i) supervise or engage in any action necessary or advisable to preserve the status of each REMIC as a REMIC and (ii) employ on a reasonable basis counsel, accountants, and professional assistance to aid in the preparation of tax returns or the performance of the above.

(f) The Transferee hereby agrees to cooperate with the TMP to take any action required of it by the REMIC Provisions in order to create or maintain the REMIC status of each REMIC.

(g) The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of each related REMIC or result in the imposition of tax on such REMIC unless counsel for, or acceptable to, the TMP has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

(h) The Transferee hereby agrees that it will take no action to question or invalidate the interest of the Trust Fund in the Mortgage Loans or seek or maintain any claim or interest in the Mortgage Loans having a priority over the interest of the Trust Fund in the Mortgage Loans.

(i) The Transferee understands that U.S. Department of the Treasury (“Treasury”) regulations, or other administrative guidance issued by the Treasury, may effectively prohibit the transfer of the Residual Certificates to foreign persons.

(j) The Transferee hereby agrees that it shall pay any tax or reporting costs borne by any REMIC as a result of its purchase of a Residual Certificate or any beneficial interest therein in violation of the restrictions on transfer contained in the Agreement to the extent such tax or reporting costs are not paid by the transferor or by the Trustee out of amounts that otherwise would have been paid to the Transferee.

(k) The Transferee hereby agrees to indemnify and hold harmless             , the Servicer, the Trustee, the Trust Fund and each other holder of a Residual Certificate from and against any tax liabilities or reporting costs arising from its violation of the restrictions on transfer contained in the Agreement or its breach of any of its representations, warranties, or covenants contained herein.

Section 4. Additional Transfer Restrictions.

(a) No transfer of the Residual Certificates shall be made unless the Trustee and              has consented in writing to such transfer. No Residual Certificate may be transferred to a Disqualified Organization. The Trustee and              will not consent to any proposed transfer (i) to any investor that it knows is a Disqualified Organization, or (ii) if the transfer involves less than an entire interest in a Residual Certificate, unless (A) the interest transferred is an undivided interest or (B) the transferor or the transferee provides the Trustee and the              with an Opinion of Counsel obtained at its own expense to the effect that the transfer will not jeopardize the REMIC status of any REMIC. The Trustee’s and the             ’s consent to any transfer is further conditioned upon the             ’s receipt from the proposed transferee of (x) this Residual Transferee Agreement, (y) a Benefit Plan Affidavit, and (z) a Residual Transfer Affidavit and a certificate of the transferor stating whether the Class R Certificate has “tax avoidance potential” as defined in Treasury Regulations Section 1.860G-3(a)(2) if the Transferee is a Non-U.S. Person. Notwithstanding the fulfillment of the prerequisites described above, the Trustee may withhold its consent to, or the Trustee may refuse to recognize, a transfer of a Residual Certificate, but only to the extent necessary to avoid a risk of disqualification of any REMIC as a REMIC or the imposition of a tax upon any

REMIC. Any attempted transfer in violation of the foregoing restrictions shall be null and void and shall not be recognized by the Trustee.

(b) The Transferee acknowledges that, if a tax or a reporting cost is borne by any REMIC as a result of the transfer of the Residual Certificates or any beneficial interest therein in violation of the restrictions referenced herein, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Trustee, upon notification from the Servicer, shall pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of such Residual Certificates. In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from             , the Servicer, the Trustee, the Trust Fund, any REMIC or the Holders of any other Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost. In the event that a Residual Certificate is transferred to a Disqualified Organization, the Servicer shall make available, or cause to be made available, the information necessary for the computation of the excise tax imposed under section 860E(e) of the Code.

Section 5. Acknowledgments.

(a) The Transferee acknowledges that if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 and 1442 of the Code and the regulations thereunder (the “Withholding Agent”) may (i) withhold an amount equal to the taxes due upon disposition of the Certificate from future distributions made with respect to the Certificate to the transferee (after giving effect to the withholding of taxes imposed on such transferee), and (ii) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Withholding Agent. Moreover, the Withholding Agent may (x) hold distributions on a Certificate, without interest, pending determination of amounts to be withheld, (y) withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Certificate it holds, and (z) pay to the Internal Revenue Service all such amounts withheld.

(b) The Transferee acknowledges that the transfer of all or part of the Residual Certificates that have “tax avoidance potential” (as defined in Treasury regulations section 1.860G-3(a)(2) or any successor provision) to a Non-U.S. Person will be disregarded for all federal income tax purposes.

(c) The Transferee acknowledges that the transfer of the Residual Certificates to a U.S. Person will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of the taxes and expenses associated with the security within the meaning of Treasury regulation section 1.860E-1(c)(1).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Residual Transferee Agreement be validly executed by its duly authorized representative as of the day and year first above written.

By:
Name:
Title:

EXHIBIT N

Form of Subsequent Transfer Agreement